Exhibit 10.4

AMENDED AND RESTATED
NOTE AND EQUITY PURCHASE AGREEMENT
by and among
GLOBAL DOSIMETRY SOLUTIONS, INC.
and
AMERICAN CAPITAL FINANCIAL SERVICES, INC.,
AS AGENT
and
PURCHASERS IDENTIFIED ON
ANNEX A HERETO
November 10, 2004

i

TABLE OF CONTENTS
(continued)

TABLE OF CONTENTS
(continued)

ANNEXES

Annex A	Purchaser and Payment Information

Annex B	Allocation of Notes, Warrants and Preferred Stock
SCHEDULES

Organizational Schedule	(Schedule 5.1(a))
Litigation Schedule	(Schedule 5.1(j))
Environmental Schedule	(Schedule 5.1(l))
Properties Schedule	(Schedule 5.1(q))
Intellectual Property Schedule	(Schedule 5.1(r))
Liabilities Schedule	(Schedule 5.1(w))
Permitted Encumbrances Schedule	(Schedule 7.2(b))
EXHIBITS

EXHIBIT A	Amended and Restated Certificate of Incorporation of the Company
EXHIBIT B-1	Form of Senior Term B Note
EXHIBIT B-2	Form of Senior Term C Note
EXHIBIT C-1	Form of Senior Subordinated Note-1
EXHIBIT C-2	Form of Senior Subordinated Note-2
EXHIBIT D-1	Form of Tranche A Junior Subordinated Note
EXHIBIT D-2	Form of Tranche B Junior Subordinated Note
EXHIBIT E	Form of Warrant
EXHIBIT F	Form of Security Agreement
EXHIBIT G	Form of Collateral Assignment
EXHIBIT H	Form of Stockholders Agreement
EXHIBIT I	Form of Investment Banking Agreement
EXHIBIT J	Form of Compliance Certificate

AMENDED AND RESTATED
NOTE AND EQUITY PURCHASE AGREEMENT
$10,000,000 Senior Term Loan B
Due September 30, 2008
$4,000,000 Senior Term Loan C
Due November 10, 2011
$8,600,000 Aggregate Principal Amount of
Senior Subordinated Notes
Due September 30, 2009
$4,300,000 Aggregate Principal Amount of Tranche A
Junior Subordinated Notes
Due September 30, 2010
$4,300,000 Aggregate Principal Amount of Tranche B
Junior Subordinated Notes
Due September 30, 2010
20,000 Shares of Series A PIK Redeemable Preferred Stock
17,500 Shares of Common Stock
Warrants to Purchase 88,560 Shares
of Common Stock of Global Dosimetry Solutions, Inc.
     THIS AMENDED AND RESTATED NOTE AND EQUITY PURCHASE AGREEMENT (this “Agreement”), dated as of November 10, 2004, is made by and among Global Dosimetry Solutions, Inc., a Delaware corporation (the “Company”), the securities purchasers that are now and hereafter at any time parties hereto and are listed in Annex A (or any amendment or supplement thereto) attached hereto (each a “Purchaser” and collectively, “Purchasers”), and AMERICAN CAPITAL FINANCIAL SERVICES, INC., a Delaware corporation (“ACFS”), as administrative agent for Purchasers (in such capacity “Agent”). Capitalized terms used and not defined elsewhere in this Agreement are defined in Article 1 hereof.
RECITALS
     A. The parties hereto were party to a Note and Equity Purchase Agreement, dated as of September 30, 2003 (the “Existing Purchase Agreement”), pursuant to which the Company obtained financing from Purchasers by selling to Purchasers Senior Term B Notes, due September 30, 2008, for an aggregate amount of $10,000,000, Senior Subordinated Notes, due September 30, 2009, for an aggregate amount of $8,600,000, Tranche A Junior Subordinated Notes, due September 30, 2010, for an aggregate amount of $4,300,000, and Tranche B Junior Subordinated

Notes, due September 30, 2010, for an aggregate amount of $4,300,000 (collectively the “Original Notes”).
     B. Purchasers have sold or contributed certain of such Notes to ACS FUNDING TRUST I, a Delaware statutory trust, and ACAS BUSINESS LOAN TRUST 2003-2, a Delaware statutory trust.
     C. Pursuant to an Asset Purchase Agreement (the “Acquisition Agreement”), dated September 15, 2003, by and between ICN Pharmaceuticals, Inc., ICN Biomedicals, Inc. (collectively the “ICN Sellers”) and the Company, the Company acquired by purchase from the ICN Sellers certain assets, properties and rights comprising the Personnel Radiation Dosimetry Service division of ICN Sellers (the “Acquisition”).
     D. The Company sold the Original Notes in the aggregate amount of $27,200,000 to Purchasers in order to finance the Acquisition.
     E. The Company has sold to Purchasers 20,000 shares of Series A PIK Redeemable Preferred Stock of the Company, par value $0.001 per share, for an aggregate price of $20,000,000, and 17,500 shares of Common Stock of the Company, par value $0.001 per share, for an aggregate price of $1,750,000.
     F. In order to induce Purchasers to purchase the Original Notes, Preferred Stock and Common Stock, the Company has, among other things, issued and sold to Purchasers, in connection with the purchase of such Original Notes, Preferred Stock and Common Stock, the Warrants, subject to the terms and conditions set forth in this Agreement.
     G. Pursuant to an Asset Purchase Agreement (the “Proxtronics Acquisition Agreement”), dated of even date herewith, by and between the Company, Proxtronics Dosimetry, L.L.C., (“Proxtronics”), and certain members of Proxtronics, the Company has, concurrent herewith, acquired by purchase certain assets of Proxtronics (the “Proxtronics Acquisition”).
     H. The Company, Purchasers and the Agent have agreed to amend and restate the Existing Purchase Agreement for the purchase and sale of Senior Term C Notes (as defined herein) for the purpose of financing the Proxtronics Acquisition and to amend certain other terms of the Existing Purchase Agreement.
     I. It is the intent of the parties hereto that this Agreement not constitute a novation of the obligations and liabilities existing under the Existing Purchase Agreement or evidence payment of any such obligations and liabilities, that this Agreement amends and restates in its entirety the Existing Purchase Agreement, and that from and after the date hereof the Existing Purchase Agreement shall be of no further force or effect.
     NOW, THEREFORE, the parties hereto, in consideration of the foregoing premises and their mutual covenants and agreements herein set forth and intending to be legally bound hereby, covenant and agree as follows:

ARTICLE 1
DEFINITIONS
     1.1 Certain Definitions. In addition to other words and terms defined elsewhere in this Agreement, the following words and terms shall have the meanings set forth below (and such meanings shall be equally applicable to both the singular and plural form of the terms defined, as the context may require):
     “ACAS” shall mean American Capital Strategies, Ltd.
     “ACFS” shall have the meaning assigned to such term in the preamble hereto.
     “Additional Closing” shall mean the closing of the purchase and sale of the Additional Securities pursuant to this Agreement.
     “Additional Closing Date” shall have the meaning assigned to such term in Section 2.8(b) hereof.
     “Additional Securities” shall mean the Senior Term C Notes.
     “Affiliate” shall mean with respect to any Person, any other Person that is directly or indirectly controlling, controlled by or under common control with such Person or entity or any of its Subsidiaries, and the term “control” (including the terms “controlled by” and “under common control with”) means having, directly or indirectly, the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or by contract or otherwise. Without limiting the foregoing, the ownership of ten percent (10%) or more of the voting securities of a Person shall be deemed to constitute control. Notwithstanding anything to the contrary herein, neither Purchasers nor any of their respective Affiliates shall be deemed to be Affiliates of the Company by virtue of the transactions contemplated in this Agreement.
     “Agent” shall have the meaning assigned to such term in the preamble hereto and any successor agent provided for hereunder.
     “Agreement” shall mean this Amended and Restated Note, Warrant, Preferred Stock and Common Stock Purchase Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.
     “Appraised Value” shall mean the fair market value of a security without adjustment for control premium or limitations on voting rights, minority interests, illiquidity or restrictions on transfer, as determined by an appraisal performed at the expense of the Company by any of (x) Matrix Capital Markets Group, (y) Duff & Phelps or (z) Willamette Management Associates, or any successor to such firms, as the Company shall elect; provided that such appraiser shall be directed to determine the value of such securities as soon as practicable, but in no event later than thirty (30) days from the date of its selection and for such purposes all rights, options and warrants to subscribe for or purchase, and other securities convertible into or exchangeable for Common Stock of the Company shall be deemed to be exercised, exchanged or converted, and the underlying shares of Common Stock of the Company shall be deemed outstanding.
     “Acquisition” shall have the meaning assigned to such term in the Recitals hereto.

     “Acquisition Agreement” shall mean that certain Asset Purchase Agreement, dated September 15, 2003, by and among ICN Pharmaceuticals, Inc., ICN Biomedicals, Inc. and the Company.
     “Business” shall mean the principal business of the Company as set forth in Section 5.1(b) herein and as such shall continue to be conducted following the purchase and sale of the Securities.
     “Business Day” shall mean any day other than a Saturday, Sunday or other day on which banking institutions in the State of Maryland are authorized or required by law to close.
     “By-laws” shall mean the by-laws governing the operations of the Company, including all amendments and supplements thereto.
     “Capital Expenditures” means, without duplication, all expenditures (including deposits) for, or contracts for expenditures (excluding Facility Move Capital Expenditures of up to $2,000,000) with respect to any fixed assets or improvements, or for replacements, substitutions or additions thereto, which have a useful life of more than one year, including the direct or indirect acquisition of such assets by way of increased product or service charges, offset items or otherwise.
     “Capital Lease” means any lease of any property (whether real, personal or mixed) that, in conformity with GAAP, should be accounted for as a capital lease.
     “Cash Flow” for any period shall mean the sum of Operating Cash Flow minus Fixed Charges for such period.
     “CERCLA” shall mean the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601, et seq.), as amended, and all rules, standards and regulations promulgated pursuant thereto.
     “Change of Control” shall mean the occurrence of any of the following:
     (a) any transaction or series of related transactions resulting in the sale or issuance of securities or any rights to securities of the Company by the Company representing in the aggregate more than 50% of its issued and outstanding voting securities, on a fully diluted basis, or any transaction or series of related transactions resulting in the sale, transfer, assignment or other conveyance or disposition of any securities or any rights to securities of the Company by any holder or holders thereof representing in the aggregate more than 50% of the issued and outstanding voting securities of the Company on a fully diluted basis and the receipt of any consideration in connection therewith;
     (b) a merger, consolidation, reorganization, recapitalization or share exchange in which the stockholders of the Company immediately prior to such transaction receive, in exchange for securities of the Company owned by them, cash, property or securities of the resulting or surviving entity and as a result thereof Persons who were holders of voting securities of the Company and Underlying Common Stock hold less than 50% of the capital stock, calculated on a fully diluted basis, of the resulting corporation entitled to vote in the election of directors;

     (c) a sale, transfer or other disposition of 30% or more of the assets of the Company;
     (d) any sale or issuance or series of sales or issuances of the Common Stock or any other voting security (or security convertible into, exchangeable for, or exercisable for any other voting security) of the Company within a 12-month period that results in a transfer of more than 50% of the issued and outstanding shares of voting stock of the Company or a transfer of more than 50% of the voting power of the Company; and
     (e) the initial public offer of securities by the Company other than an offering of securities for an employee benefit plan on SEC Form S-8 or a successor form.
     “Charges” shall mean all taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation and property taxes, custom duties, fees, assessments, liens, claims and charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts, imposed by any taxing or other authority, domestic or foreign (including, without limitation, the PBGC or any environmental agency or superfund), upon the Collateral (as defined in the Security Agreement), the Company or any of its Affiliates.
     “Charter” shall mean the Amended and Restated Certificate of Incorporation of the Company, including all amendments and supplements thereto.
     “Closing” shall mean the closing of the purchase and sale of the Securities pursuant to this Agreement.
     “Closing Date” shall mean September 30, 2003, the date and time of delivery and payment of the Original Securities pursuant to Section 2.8 hereof.
     “Code” shall mean the Internal Revenue Code of 1986, as amended.
     “Collateral Assignment” shall have the meaning assigned to such term in Section 4.1(c) hereof.
     “Company” shall have the meaning assigned to such term in the preamble.
     “Company on a Consolidated Basis” shall mean the consolidation in accordance with GAAP of the accounts or other items of the Company, and when and if applicable, it’s Subsidiaries.
     “Common Stock” shall mean the common stock, $0.001 par value, of the Company.
     “Condition” shall mean any environmental condition that results in or otherwise relates to any Environmental Liability.
     “Controlled Group” shall mean the “controlled group of corporations” as that term is defined in Section 1563 of the Internal Revenue Code of 1986, as amended, of which the Company is a part from time to time.

     “Covenant Default” shall mean the occurrence of an event of default under the terms of particular Indebtedness beyond any applicable notice or cure period, other than a Payment Default.
     “Default” shall mean any event or condition that, but for the giving of notice or the lapse of time, or both, would constitute an Event of Default.
     “Demand Registration” shall have the meaning assigned to such term in Section 12.2 hereof.
     “Earnings Before Interest and Taxes” shall mean for any period the sum of (i) net income (or loss) of the Company on a Consolidated Basis for such period (excluding extraordinary gains), plus (ii) all interest expense of the Company on a Consolidated Basis for such period, plus (iii) all Charges against income of the Company on a Consolidated Basis for such period for federal, state and local taxes.
     “EBITDA” shall mean for any period the sum of (i) Earnings Before Interest and Taxes for such period plus (ii) depreciation expenses for such period, plus (iii) amortization expenses for such period, plus (iv) all non-cash compensation expenses, plus (v) all non-recurring non-cash expenses related to the Transactions, plus (vi) all Management Fees, whether paid or accrued, plus (vii) Facility Move Expenses (not to exceed a sum equal to (a) $2,000,000 minus (b) all Facility Move Capital Expenditures).
     “Environmental Laws” shall mean any applicable Laws that address, are related to or otherwise are concerned with environmental, health or safety issues, including, without limitation, any Laws relating to any emissions, Releases or discharges of Pollutants into ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, handling, clean-up or control of Pollutants or any impact on worker health and safety.
     “Environmental Liabilities” shall mean any obligations or liabilities (including, without limitation, any claims, suits or other assertions of obligations or liabilities) that are:
     (a) related to environmental, health or safety issues (including, without limitation, on-site or off-site contamination by Pollutants of surface or subsurface soil or water, and occupational safety and health); and
     (b) based upon or related to (i) any provision of past, present or future United States or foreign Environmental Law (including, without limitation, CERCLA and RCRA and the Environmental Laws of the PRC) or common law, or (ii) any judgment, order, writ, decree, permit or injunction imposed by any court, administrative agency, tribunal or otherwise.
The term “Environmental Liabilities” includes among other things, all: (i) fines, penalties, judgments, awards, settlements, losses, damages, costs, fees (including, without limitation, reasonable attorneys’ and consultants’ fees), but excluding consequential damages, expenses and disbursements; (ii) defense and other responses to any administrative or judicial action (including, without limitation, claims, notice letters, complaints, and other assertions of liability); and (iii) financial responsibility for (1) cleanup costs and injunctive relief, including any Removal,

Remedial or other Response actions, and natural resource damages, and (2) any other compliance or remedial measures.
     “EPA” shall mean the United States Environmental Protection Agency and any governmental body or agency succeeding to the functions thereof.
     “Environmental Permit” shall mean any Permit that is required under any Environmental Law.
     “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may from time to time be amended, and the rules and regulations of any governmental agency or authority, as from time to time may be in effect, promulgated thereunder.
     “Event of Default” shall mean any of the events of default described in Section 8.1 hereof.
     “Existing Purchase Agreement” shall have the meaning assigned to such term in the Recitals hereto.
     “Facility Move” means, the closing of the Company’s operating plant located, as of the Closing Date, in Costa Mesa, California, and the relocation and commencement of operations in a new plant.
     “Facility Move Capital Expenditures” means, without duplication, all expenditures (including deposits) for, or contracts for expenditures with respect to, the Facility Move.
     “Facility Move Expenses” means without duplication, all costs and expenses associated with the Facility Move (to the extent such costs and expenses are not considered Facility Move Capital Expenditures), including costs incurred in connection with commencement of such operations as a stand-alone entity.
     “Fair Market Value” of a security shall mean (i) if determined in connection with a sale of substantially all of the assets of or securities issued by the Company to an unrelated third party, the value to be realized by the holder of the security as a result thereof, (ii) otherwise, if available, the Market Price thereof, and (iii) otherwise, if Market Price is not available, the Appraised Value.
     “Financial Statements” shall have the meaning assigned to such term in Section 5.1(c).
     “Financing Statements” shall have the meaning assigned to such term in Section 4.1(c) hereof.
     “Fiscal Year” or “fiscal year” shall mean each twelve month period ending on December 31 of each year.
     “Fixed Charge Coverage Ratio” shall mean and include, with respect to the twelve month period ending at the end of any fiscal period of any Person, Operating Cash Flow during such period divided by Fixed Charges during such period; provided that, prior to the twelve month period ending September 30, 2004, the measurement period used in determining the Fixed Charge

Coverage Ratio for the Company shall be the period from the Closing to the end of such fiscal period.
     “Fixed Charges” means, for any period, and each calculated for such period (without duplication), (a) interest expense of any Person paid in cash; plus (b) scheduled payments of principal with respect to all Indebtedness of any Person paid in cash; plus (c) cash payments of income or franchise taxes; plus (d) payment of deferred taxes accrued in any prior period; plus (e) cash payments of Management Fees.
     “GAAP” shall have the meaning assigned to such term in Section 1.2 hereof.
     “GMAC” shall mean GMAC Commercial Finance, LLC, a Delaware limited liability company.
     “Governmental Authorities” shall mean any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any nation or any province, territory, state, county, city, or other political subdivision of any nation or any other governmental or quasi-governmental, local, national or international body thereof.
     “Guaranty” shall mean any guaranty of the payment or performance of any Indebtedness or other obligation and any other arrangement whereby credit is extended to one obligor on the basis of any promise of another Person, whether that promise is expressed in terms of an obligation to pay the Indebtedness of such obligor, or to purchase an obligation owed by such obligor, or to purchase goods and services from such obligor pursuant to a take-or-pay contract, or to maintain the capital, working capital, solvency or general financial condition of such obligor, whether or not any such arrangement is reflected on the balance sheet of such other Person, firm or corporation, or referred to in a footnote thereto, but shall not include endorsements of items for collection in the ordinary course of business. For the purpose of all computations made under this Agreement, the amount of a Guaranty in respect of any obligation shall be deemed to be equal to the maximum aggregate amount of such obligation or, if the Guaranty is limited to less than the full amount of such obligation, the maximum aggregate potential liability under the terms of the Guaranty.
     “Holder” shall have the meaning assigned to such term in Section 10.1 hereof.
     “Indebtedness” of a Person at a particular date shall mean all obligations of such Person which in accordance with GAAP would be classified upon a balance sheet as liabilities (except accounts payable and accrued expenses incurred in the ordinary course of business and capital stock and surplus earned or otherwise) and in any event, without limitation by reason of enumeration, shall include (a) all indebtedness, debt and similar monetary obligations of such Person whether direct or guaranteed; (b) all indebtedness for borrowed money; (c) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (d) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (e) any obligation owed for all or any part of the deferred purchase price of property or services if the purchase price is due more than six (6) months from the date the obligation is incurred or is evidenced by a note or similar written instrument (provided that Indebtedness described in clause (e) shall not include Borrower’s deferred liability for performance of prepaid services under customer service contracts); and (f) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person.
     “Intercreditor Agreement” shall mean the Amended and Restated Intercreditor Agreement, dated November 10, 2004, among ACFS, as agent for the Purchasers, the Company and GMAC, as agent for the Senior Lenders, as amended from time to time and in effect.
     “Investment Banking Agreement” shall mean that certain investment banking services agreement between the Company and the Purchasers dated as of the Closing Date.
     “Interest Rate Protection Agreement” shall mean any interest rate swap, interest rate cap, interest rate collar or other interest rate hedging agreement or arrangement.
     “Inventory” shall mean, with respect to any Person now owned or hereafter acquired goods, merchandise and other personal property, wherever located, to be furnished under any contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in such Person’s business or used in selling or furnishing such goods, merchandise and other personal property, and all documents of title or other documents representing them.
     “Investment” as applied to any Person shall mean the amount paid or agreed to be paid or loaned, advanced or contributed to other Persons, and in any event shall include without limitation (i) any direct or indirect purchase or other acquisition of any notes, obligations, instruments, stock, securities or ownership interest (including, without limitation, partnership interests and joint venture interests) and (ii) any capital contribution to any other Person.
     “IRS” shall mean the Internal Revenue Service and any governmental body or agency succeeding to the functions thereof.
     “Junior Cash Interest” shall have the meaning assigned to such term in Section 3.1(c).
     “Junior PIK Interest” shall have the meaning assigned to such term in Section 3.1(c).
     “Junior Subordinated Notes” shall have the meaning assigned to such term in Section 2.4.
     “Laws” shall mean all laws, statutes, treaties, rules, regulations, ordinances, requirements, rules of common law and other pronouncements having the effect of law of any Governmental Authority.
     “LIBOR Business Day” means a business day on which banks in the city of London are generally open for interbank or foreign exchange transactions.
     “LIBOR Period” means each month commencing on the Closing Date, or the Additional Closing Date, in the case of the Senior Term C Notes (or if the Closing Date (or the Additional Closing Date) is not a LIBOR Business Day, the next succeeding LIBOR Business Day) and ending one month thereafter; provided, that the foregoing provision relating to LIBOR Periods is subject to the following:
          (a) if any LIBOR Period would otherwise end on a day that is not a LIBOR Business Day, such LIBOR Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such LIBOR Period into another calendar month in which event such LIBOR Period shall end on the immediately preceding LIBOR Business Day;
          (b) any LIBOR Period that would otherwise extend beyond the maturity date of the Senior Term Notes shall end on such date; and
          (c) any LIBOR Period that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Period) shall end on the last LIBOR Business Day of a calendar month.
     “LIBOR Rate” means for each LIBOR Period, a rate of interest determined by Agent, equal to the rate of interest that under current practice is listed as the one month London Interbank Offered Rate as of the commencement of such LIBOR Period under the heading “Money Rates” in the Eastern Edition of The Wall Street Journal (and should such practice change, such other indication of the prevailing LIBOR Rate as may reasonably be chosen by the Required Purchasers).
     “Lien” shall mean any security interest, pledge, bailment, mortgage, hypothecation, deed of trust, conditional sales and title retention agreement (including any lease in the nature thereof), charge, encumbrance or other similar arrangement or interest in real or personal property, now owned or hereafter acquired, whether such interest is based on common law, statute or contract.
     “Loan B Rate” shall mean a rate per annum equal to the LIBOR Rate + 7.75%.
     “Loan C Rate” shall mean a rate per annum equal to the LIBOR Rate + 8.25%.
     “Loan Origination Fee” shall mean a fee in an amount equal to $1,729,000.
     “Manage” or “Management” shall mean generation, production, handling, distribution, processing, use, storage, treatment, operation, transportation, recycling, reuse and/or disposal, as those terms are defined in CERCLA, RCRA and other Environmental Laws (including as those terms are further defined, construed, or otherwise used in rules, standards and regulations issued pursuant to Environmental Laws).
     “Management Fee” shall have the meaning assigned to such term in Section 7.1(k) hereof.
     “Market Price” of any security shall mean the average of the closing prices of such security’s sales on all securities exchanges on which such security may at the time be listed, or, if there has been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of each day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of thirty (30) days consisting of the day as of which “Market Price” is being determined and the twenty-nine (29) consecutive business days prior to such day. If at any time such security is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the “Market Price” shall be the fair value thereof determined jointly by the Company and the Holders of Warrants representing a majority of the shares of Common Stock of the Company obtainable upon exercise of the Warrants. If such parties are unable to reach agreement within ten (10) days, then the Market Price shall be deemed not to be available.
     “Material Adverse Effect” shall mean a material adverse effect on the business, properties, assets, liabilities or condition (financial or otherwise) of the Company, taken as a whole.
     “Moody’s” shall have the meaning assigned to such term in Section 7.2(g) hereof.
     “Multiemployer Plan” shall mean a multiemployer plan (within the meaning of Section 3(37) of ERISA) that is maintained for the benefit of the employees of the Company or any member of the Controlled Group.
     “Net Cash Flow” of the Company on a Consolidated Basis for any fiscal period shall mean (a) Cash Flow for such period minus (b) Facility Move Capital Expenditures.
     “Net Income” shall mean, for any period, the net income (or loss) of the Company on a Consolidated Basis for such period, after deduction of all expenses, taxes and other proper charges, determined in accordance with GAAP, for such period taken as a single accounting period.
     “Notes” shall mean, collectively, the Original Notes and the Senior Term C Notes.
     “Operating Cash Flow” shall mean for any Person for any period, (i) EBITDA for such period minus (ii) Capital Expenditures made during such period in cash.
     “Option Plan” shall mean the Global Dosimetry Solutions, Inc. 2003 Stock Plan.
     “Options” shall mean the options to purchase shares of Common Stock under the Option Plan and, where the context requires, any shares of restricted stock issued upon exercise thereof.
     “Order” shall mean any writ, judgment, decree, injunction, award, decision, ruling or similar order of any Governmental Authority (in each such case whether preliminary or final).
     “Original Notes” shall mean the Senior Term B Notes, the Senior Subordinated Notes and the Junior Subordinated Notes.
     “Original Securities” shall mean the Original Notes, the Preferred Stock, Common Stock, and the Common Stock issuable upon exercise of the Warrants.
     “Other Subordinated Junior Notes” shall have the meaning assigned to such term in Section 13.5 hereof.
     “Other Subordinated Securities” shall have the meaning assigned to such term in Section 13.5 hereof.

     “Payment Default” shall mean the occurrence of an event of default under the terms of particular Indebtedness as a result of the failure to pay interest or principal on such Indebtedness beyond any applicable cure period.
     “PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA, or any other governmental agency, department or instrumentality succeeding to the functions thereof.
     “Permits” shall mean any permits, licenses, certifications, approvals, registrations, consents and other authorizations.
     “Permitted Liens” shall have the meaning assigned to such term in Section 7.2(b) hereof.
     “Person” shall mean any individual, partnership, limited partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization or governmental entity or department, agency or political subdivision thereof.
     “Plan” shall mean any employee benefit plan (within the meaning of Section 3(3) of ERISA), other than a Multiemployer Plan, established or maintained by the Company or any member of the Controlled Group.
     “Pollutant” shall mean any “hazardous substance” and any “pollutant or contaminant” as those terms are defined in CERCLA; any “hazardous waste” as that term is defined in RCRA; and any “hazardous material” as that term is defined in the Hazardous Materials Transportation Act (49 U.S.C. § 1801 et seq.), as amended (including as those terms are further defined in rules, standards and regulations issued pursuant to said Environmental Laws); and including without limitation any petroleum product or byproduct, solvent, flammable or explosive material, radioactive material, asbestos, polychlorinated biphenyls (PCBs), dioxins, dibenzofurans, heavy metals, and radon gas.
     “Preferred Stock” shall have the meaning assigned to such term in Section 2.1.
     “Properties and Facilities” shall have the meaning assigned to such term in Section 5.1(q).
     “Proprietary Rights” shall mean all patents, trademarks, trade names, service marks, copyrights, inventions, production methods, licenses, formulas, know-how and trade secrets, regardless of whether such are registered with any Governmental Authorities, including applications therefor.
     “Proxtronics” shall have the meaning assigned to such term in the Recitals hereto.
     “Proxtronics Acquisition” shall have the meaning assigned to such term in the Recitals hereto.
     “Proxtronics Acquisition Agreement” shall have the meaning assigned to such term in the Recitals hereto.
     “Purchasers” shall have the meaning assigned to such term in the preamble hereto and in Section 6.2 hereof.

     “Put Option” shall have the meaning assigned to such term in Section 10.1 hereof.
     “Put Option Closing” shall have the meaning assigned to such term in Section 10.5 hereof.
     “Put Price” shall have the meaning assigned to such term in Section 10.2 hereof.
     “Put Shares” shall have the meaning assigned to such term in Section 10.2 hereof.
     “RCRA” shall mean the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), as amended, and all rules, standards and regulations adopted pursuant thereto.
     “Registrable Securities” shall mean any shares of Common Stock of the Company purchased upon the exercise of any Warrant, any shares of Common Stock of the Company purchased pursuant to Article 11 hereof, and any shares of Common Stock of the Company now owned or hereafter acquired by any Purchaser.
     “Release” shall mean any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, placing, discarding, abandonment, or disposing into the environment (including the placing, discarding or abandonment of any barrel, container or other receptacle containing any Pollutant).
     “Removal,” “Remedial” and “Response” actions shall mean the types of removal, remedial and response activities performed pursuant to CERCLA, RCRA, and other comparable Environmental Laws, whether required by a Governmental Authority or by a Person asserting a private right of action under such Environmental Laws.
     “Reportable Event” shall mean any of the events which are reportable under Section 4043 of ERISA and the regulations promulgated thereunder, other than an occurrence for which the thirty (30) day notice contained in 29 C.F.R. § 2615.3(a) is waived.
     “Required Purchasers” shall mean, at any time, Purchasers holding a pro rata percentage of the outstanding principal amount of the Notes aggregating at least 66-2/3% at such time.
     “Revolving Financing” shall mean a secured revolving line of credit facility pursuant to the Lending Agreements in an aggregate principal amount not to exceed $5,500,000, provided, however, that the outstanding amount of Revolving Financing may exceed $5,500,000, but no more than $6,500,000, so long as the advance rates and standards for determining the eligible receivables and eligible inventory for inclusion in the borrowing base under the Revolving Financing are the same as the criteria set forth in the Loan Agreement on the Closing Date, plus an overadvance (not based upon eligible receivables or eligible inventory) in the sum of up to $750,000.
     “Revolving Notes” shall mean those notes issued in connection with the Revolving Financing.
     “SEC” shall mean the Securities and Exchange Commission and any governmental body or agency succeeding to the functions thereof.
     “Securities” shall mean collectively the Original Securities and the Additional Securities.

     “Securities Act” shall mean the Securities Act of 1933, as amended.
     “Securities Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
     “Security Agreement” shall have the meaning assigned to such term in Section 4.1(c) hereof.
     “Security Documents” shall mean the Security Agreement, the Collateral Assignment, the Financing Statements, and all other documents, instruments and other materials necessary to create or perfect the security interests created pursuant to the Security Agreement.
     “Senior Agent” shall mean any agent under the Senior Credit Agreement.
     “Senior Cash Interest” shall have the meaning assigned to such term in Section 3.1(b) hereof.
     “Senior Credit Agreement” shall mean the Loan and Security Agreement, dated as of the Closing Date, by and among GMAC, as administrative and collateral management agent, the lenders party thereto and the Company, as amended by that certain Waiver and Amendment No. 1 to Loan and Security Agreement, dated as of _______, and Waiver and Amendment No. 2 to Loan and Security Agreement, dated as of the Additional Closing Date, and as thereafter further amended, restated, supplemented or otherwise modified from time to time.
     “Senior Debt” shall mean, as of any date, the sum of the outstanding principal balance on such date of the Senior Financing.
     “Senior Financing” shall mean all obligations, liabilities and indebtedness of the Company to Senior Agent and/or the lenders under the Senior Credit Agreement now or hereafter existing, whether principal, interest, fees, expenses, indemnification or otherwise under or in respect of the Revolving Financing and the Term Financing (including all interest, charges, expenses, fees and other sums accruing after commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Company). Senior Financing shall continue to constitute Senior Financing, notwithstanding the fact that such Senior Financing or any claim for such Senior Financing is subordinated, avoided or disallowed under the United States Bankruptcy Code or other applicable law. Senior Financing shall also include any Indebtedness of the Company incurred in connection with a refinancing of the Senior Financing under the Senior Credit Agreement if the principal amount of such refinanced indebtedness does not exceed the sum of the principal amount of the Revolving Financing and the then outstanding principal amount of the Term Financing and if the terms and conditions of the agreements, documents and instruments related to such refinancing, taken as a whole, are not, in the reasonable judgment of Purchasers, materially more onerous to Purchasers than those set forth in the Senior Credit Agreement as in effect on the date hereof.
     “Senior Financing Blocking Notice” shall have the meaning assigned to such term in Section 13.2(b)(i) hereof.
     “Senior Financing Covenant Default” shall mean a Covenant Default on Senior Financing.
     “Senior Financing Payment Default” shall mean a Payment Default on Senior Financing.

     “Senior Lender” shall collectively mean the lenders party to the Senior Credit Agreement.
     “Senior Leverage Ratio” shall mean, for any period, the ratio of (x) Senior Debt as at the end of such period to (y) EBITDA for such period, plus, with respect to the fiscal quarters ending December 31, 2003, March 31, 2004 and June 30, 2004, the respective sums of $6,085,000, $4,276,000 and $2,131,000.
     “Senior PIK Interest” shall have the meaning assigned to such term in Section 3.1(b).
     “Senior Subordinated Notes” shall have the meaning assigned to such term in Section 2.3.
     “Senior Subordinated Notes Blocking Notice” shall have the meaning assigned to such term in Section 13.3(b)(i) hereof.
     “Senior Subordinated Notes Covenant Default” shall mean a Covenant Default on Senior Notes.
     “Senior Subordinated Notes Payment Default” shall mean a Payment Default on Senior Notes.
     “Senior Term Loan B” shall have the meaning assigned to such term in Section 2.3(a).
     “Senior Term Loan C” shall have the meaning assigned to such term in Section 2.3(b).
     “Senior Term Loans” shall have the meaning assigned to such term in Section 2.3(b).
     “Senior Term Loans Blocking Notice” shall have the meaning assigned to such term in Section 13.3(b)(i).
     “Senior Term Loans Covenant Default” shall mean a Covenant Default under the Senior Term Loans.
     “Senior Term Loans Payment Default” shall mean a Payment Default under the Senior Term Loans.
     “Senior Term B Notes” shall have the meaning assigned to such term in Section 2.3(a).
     “Senior Term C Closing Fee” shall mean a fee in an amount equal to $120,000.
     “Senior Term C Notes” shall have the meaning assigned to such term in Section 2.3(b).
     “Senior Term Notes” shall mean the Senior Term B Notes and the Senior Term C Notes.
     “Stockholders Agreement” shall have the meaning assigned to such term in Section 4.1(h) hereof.
     “Structuring Fee” shall mean a fee in an amount equal to $1,450,000 payable by the Company to ACFS in consideration of the structuring of the financing contemplated hereby.

     “Subject Securities” shall mean the Warrants, any shares of Common Stock of the Company purchased upon the exercise of any Warrant, any shares of Common Stock of the Company purchased pursuant to Article 11 hereof and shares of Common Stock purchased pursuant to Section 2.7.
     “Subordinated Debt” shall mean and include
          (a) all obligations, liabilities and indebtedness of the Company now or hereafter existing, whether for principal, prepayment premium, if any, interest, fees, expenses or otherwise, under or arising out of or relating to the Subordinated Notes, and
          (b) any claims arising in respect of any breach of this Agreement (including, without limitation, the breach of any representation or warranty under this Agreement), and any claims in respect of indemnification obligations in respect of or arising out of this Agreement, in each case to the extent related to the Subordinated Notes, it being understood that no obligations, liabilities, indebtedness or claims under, arising out of or relating to the Senior Term Loans or the Senior Term Notes is or shall be considered Subordinated Debt.
     “Subordinated Notes” shall mean the Senior Subordinated Notes and the Junior Subordinated Notes.
     “Subsidiary” shall mean a corporation or other entity of whose shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person.
     “S&P” shall have the meaning assigned to such term in Section 7.2(g) hereof.
     “Term Financing” shall mean the secured term credit facility pursuant to the Senior Credit Agreement in an aggregate principal amount not to exceed $13,800,000, minus scheduled principal payments made thereon after the date hereof.
     “Total Funded Debt” shall mean, for any date, the sum of the outstanding balance on such date of (i) the obligations outstanding hereunder and under the Notes, (ii) the Senior Financing (and all other agreements, instruments and other documents executed in connection therewith and as in effect on the Closing Date) and (iii) Capital Leases.
     “Total Leverage Ratio” shall mean for any Person and for any period, the ratio of (x) Total Funded Debt as at the end of such period to (y) EBITDA for such period, plus, with respect to the fiscal quarters ending December 31, 2003, March 31, 2004 and June 30, 2004, the respective sums of $6,085,000, $4,276,000 and $2,131,000.
     “Tranche A Notes” shall have the meaning assigned to such term in Section 2.5.
     “Tranche A PIK Condition” shall mean that, after giving effect to the suspension of Junior Cash Interest payments on the Tranche B Notes pursuant to Section 3.1(d), either (a) except solely during the period commencing on the Additional Closing Date and continuing through and including January 31, 2005, the Undrawn Availability shall be less than $500,000 or

(b) the Fixed Charge Coverage Ratio shall be less than (i) 1.1 to 1 for each quarter ending prior to the quarter ending March 31, 2005 and (ii) 1.05 to 1 thereafter.
     “Tranche B Notes” shall have the meaning assigned to such term in Section 2.5.
     “Tranche B PIK Condition” shall mean that, after giving effect to the suspension of payments by the Company of Management Fees, either (a) except solely during the period commencing on the Additional Closing Date and continuing through and including January 31, 2005, the Undrawn Availability shall be less than $500,000 or (b) the Fixed Charge Coverage Ratio shall be less than (i) 1.1 to 1 for each quarter ending prior to the quarter ending March 31, 2005 and (ii) 1.05 to 1 thereafter.
     “Transaction Documents” shall mean this Agreement, the Notes, the Warrants and the Security Documents and all other agreements, instruments and documents delivered in connection therewith as any or all of the foregoing may be supplemented or amended from time to time.
     “Transactions” means the transactions contemplated by the Acquisition Agreement, the Senior Credit Agreement the Proxtronics Acquisition Agreement and under this Agreement.
     “Underlying Common Stock” shall mean (i) the Common Stock issued or issuable upon exercise of the Warrants and (ii) any equity securities issued or issuable with respect to the securities referred to in clause (i) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.
     “Undrawn Availability” shall have the meaning assigned to such term in the Senior Credit Agreement as in effect on the date hereof.
     “UST” shall mean an underground storage tank, including as that term is defined, construed and otherwise used in RCRA and in rules, standards and regulations issued pursuant to RCRA and comparable state and local laws.
     “Warrants” shall have the meaning assigned to such term in Section 2.6 hereof.
     “Warrant Shares” shall mean the shares of Common Stock issued or issuable upon exercise of the Warrants.
     1.2 Accounting Principles. Other than with respect to representations and warranties made as of the Closing Date and as of date hereof, the character or amount of any asset, liability, capital account or reserve and of any item of income or expense to be determined, and any consolidation or other accounting computation to be made, and the construction of any definition containing a financial term, pursuant to this Agreement shall be determined or made in accordance with generally accepted accounting principles in the United States of America consistently applied (“GAAP”), unless such principles are inconsistent with the express requirements of this Agreement.
     1.3 Other Definitional Provisions; Construction. Whenever the context so requires, neuter gender includes the masculine and feminine, the singular number includes the plural and vice versa. The words “hereof” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not in any particular provision of this agreement, and references to section, article, annex, schedule, exhibit and like references are references to this Agreement unless otherwise specified. A Default or Event of Default shall “continue” or be “continuing” until such Default or Event of Default has been cured or waived by Agent and Purchasers. References in this Agreement to any Persons shall include such Persons, successors and permitted assigns. Other terms contained in this Agreement (which are not otherwise specifically defined herein) shall have meanings provided in Article 9 of the New York Uniform Commercial Code on the date hereof to the extent the same are used or defined therein.
ARTICLE 2
ISSUE AND SALE OF SECURITIES AND SENIOR
TERM NOTES
     The Company agrees to issue and sell, and the Purchasers agree to purchase, the Securities and the Senior Term Notes, as provided in this Article 2.
     2.1 Authorization of Preferred Stock. The Company has duly authorized the issuance and sale, pursuant to the terms and conditions of this Agreement, of 20,000 shares of Series A PIK Redeemable Preferred Stock, par value $0.001 per share (the “Preferred Stock”), having the rights, preferences, privileges and restrictions set forth in the Charter of the Company attached hereto as Exhibit A.
     2.2 Authorization of Common Stock. The Company has duly authorized the issuance and sale, pursuant to the terms and conditions of this Agreement, of 17,500 shares of Common Stock.
     2.3 Senior Term Loans.
          (a) Subject to the terms and conditions set forth in this Agreement, Purchasers agree to make a loan (“Senior Term Loan B”) to the Company on the Closing Date in the principal amount of $10,000,000. From and after Closing, the Senior Term Loan B shall be evidenced by one or more promissory notes made by the Company in favor of Purchasers in the form attached hereto as Exhibit B-1 (the “Senior Term B Notes”) to be delivered by the Company at the Closing.
          (b) Subject to the terms and conditions set forth in this Agreement, Purchasers agree to make a loan (“Senior Term Loan C” and together with Senior Term Loan B the “Senior Term Loans”) to the Company on the Additional Closing Date in the principal amount of $4,000,000. From and after the Additional Closing, the Senior Term Loan C shall be evidenced by one or more promissory notes made by the Company in favor of Purchasers in the form attached hereto as Exhibit B-2 (the “Senior Term C Notes”, and together with the Senior Term B Notes, the “Senior Term Notes”) to be delivered by the Company at the Additional Closing.
     2.4 Senior Subordinated Notes. The Company has duly authorized the issuance and sale to Purchasers of $8,600,000 in aggregate principal amount of the Company’s Senior Subordinated Notes Due September 30, 2009 (together with any Notes issued in substitution therefor pursuant to Sections 6.3 and 6.4, the “Senior Subordinated Notes”), to be substantially in the form of the Senior Subordinated Notes attached hereto as Exhibit C.

     2.5 Junior Subordinated Notes. The Company has duly authorized the issuance and sale to Purchasers of $8,600,000 in aggregate principal amount of the Company’s Junior Subordinated Notes Due September 30, 2010 (together with any Notes issued in substitution therefor pursuant to Sections 6.3 and 6.4 and Notes issued in exchange for Put Shares pursuant to Section 10.4 or Section 10.5, the “Junior Subordinated Notes”) (the Junior Subordinated Notes together with the Senior Subordinated Notes, the “Subordinated Notes”). The Junior Subordinated Notes are authorized in two tranches: Tranche A Junior Subordinated Notes in the aggregate principle amount of $4,300,000 (“Tranche A Notes”) and Tranche B Junior Subordinated Notes in the aggregate principle amount of $4,300,000 (the “Tranche B Notes”). The Junior Subordinated Notes will be in substantially the forms attached as Exhibits D-1 and D-2.
     2.6 Authorization and Issuance of the Warrants. The Company has duly authorized the issuance and sale to Purchasers of stock purchase warrants substantially in the form of the warrant attached hereto as Exhibit E evidencing Purchasers’ right to acquire an aggregate of 88,560 shares of Common Stock of the Company (the “Warrants”) representing 83.5% of issued and outstanding Common Stock of the Company at the time of Closing (before giving effect to the exercise of all Options issued or reserved for issuance as of the Closing Date).
     2.7 Sale and Purchase. Subject to the terms and conditions and in reliance upon the representations, warranties and agreements set forth herein, (a) the Company shall sell to Purchasers, and Purchasers shall purchase from the Company, in an amount equal to the pro rata portion of the Notes as set forth on Annex B, the Notes in the aggregate principal amount set forth in Section 2.3, Section 2.4 and Section 2.5 hereof for $31,200,000 in the aggregate, (b) the Company shall sell to Purchasers, and Purchasers shall purchase from the Company, in an amount equal to the pro rata portion of the Warrants as set forth on Annex B, the Warrants for $100 in the aggregate and (c) the Company shall sell to Purchasers, and Purchasers shall purchase from the Company, in an amount equal to the pro rata portion of the Preferred Stock as set forth on Annex B, 20,000 shares of Preferred Stock for $20,000,000 in the aggregate and 17,500 shares of Common Stock for $1,750,000 in the aggregate.
     2.8 The Closing.
          (a) The closing of the sale of the Original Securities took place at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, NY 10153, on September 30, 2003 (the “Closing Date”). The Original Securities were issued in such name or names and in such permitted denomination or denominations as set forth in Annex B or as Purchasers requested in writing not less than two (2) Business Days before the Closing Date. Delivery of the Original Securities were made to Purchasers against payment of the purchase price therefor, less the Loan Origination Fee, the Structuring Fee and any other amounts payable pursuant to Section 4.1(i).
          (b) Delivery of and payment for the Additional Securities (the “Additional Closing”) shall be made at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, NY 10153, commencing at 10:00 a.m., local time, on the date hereof or at such place or on such other date as may be mutually agreeable to the Company and Purchasers. The date and time of the Additional Closing as finally determined pursuant to this Section 2.8(b) are referred to herein as the “Additional Closing Date.” Delivery of the Additional Securities shall be made to Purchasers (or their designees) against payment of the purchase price therefor, less any unpaid Senior Term C Closing Fee and any other amounts due and payable pursuant to Section 4.1(i) hereof, by wire transfer of immediately available funds in the manner agreed to by the Company and Purchasers. The Senior Term C Notes shall be issued in such name or names and in such permitted denomination or denominations as set forth in Annex B or as Purchasers may request in writing not less than two (2) Business Days before the Additional Closing Date.
ARTICLE 3
REPAYMENT OF THE SENIOR TERM LOANS,
THE SENIOR SUBORDINATED NOTES
AND THE JUNIOR SUBORDINATED NOTES
     3.1 Interest Rates and Interest Payments.
          (a) Senior Term Loan B. The Company covenants and agrees to make payments to Agent, for the ratable benefit of Purchasers, of accrued interest on the Senior Term Loan B on the first Business Day of each month, commencing November 1, 2003 through the date of repayment in full of the Senior Term Loan B. The Senior Term Loan B shall bear interest on the outstanding principal thereof at the Loan B Rate. Interest shall be computed on the basis of a year of three hundred sixty (360) days, composed of twelve 30-day months, and the actual number of days elapsed.
          (b) Senior Term Loan C. The Company covenants and agrees to make payments to Agent, for the ratable benefit of Purchasers, of accrued interest on the Senior Term Loan C on the first Business Day of each month commencing January 1, 2005 through the date of repayment in full of the Senior Term Loan C. The Senior Term Loan C shall bear interest on the outstanding principal thereof at the Loan C Rate. Interest shall be computed on the basis of a year of three hundred sixty (360) days, composed of twelve 30-day months, and the actual number of days elapsed.
          (c) Senior Subordinated Notes. The Company covenants and agrees to make payments to Agent for the ratable benefit of Purchasers, of accrued interest on the Senior Subordinated Notes on the first Business Day of each month during the term of the Senior Subordinated Notes commencing on November 1, 2003. The Senior Subordinated Notes will bear interest in two components: (i) interest will be payable in cash on the outstanding principal amount thereof (as increased by Senior PIK Interest that is paid-in-kind as described below), at a rate equal to thirteen percent (13.0%) per annum (“Senior Cash Interest”) and (ii) interest will be payable in kind on (and thereby increase) the outstanding principal amount of the Senior Subordinated Notes (as such principal amount is so increased from time to time), at a rate of two percent (2%) per annum (“Senior PIK Interest”); provided, further, that a late fee of two hundred and fifty (250) basis points shall be added on any amounts due hereunder which are not paid when due in accordance with this Section 3.1(b). Senior PIK Interest shall be payable monthly as provided above. Senior PIK Interest shall be payable as an increase in the principal amount of the Senior Subordinated Notes without any further action on the part of Agent or the Company and such increased principal amount of the Senior Subordinated Notes shall be paid in full in connection with the repayment of the Senior Subordinated Notes. Both Senior Cash Interest and Senior PIK Interest will be computed on the basis of a year of 360 days, composed of twelve 30-day months, and the actual number of days elapsed. The Agent’s determination of the amount of Senior Subordinated Notes outstanding at any time shall be conclusive and binding, absent manifest error.

          (d) Junior Subordinated Notes. The Company covenants and agrees to make payments to Agent for the ratable benefit of Purchasers, of accrued interest on the Junior Subordinated Notes on the first Business Day of each month during the term of the Junior Subordinated Notes commencing on November 1, 2003. The Junior Subordinated Notes will bear interest in two components: (i) interest will be payable in cash on the outstanding principal amount thereof (as increased by Junior PIK Interest that is paid-in-kind as described below), at a rate equal to fourteen percent (14.0%) per annum (“Junior Cash Interest”) and (ii) interest will be payable in kind on (and thereby increase) the outstanding principal amount of the Junior Subordinated Notes (as such principal amount is so increased from time to time), at a rate of three percent (3%) per annum (“Junior PIK Interest”); provided, further, that a late fee of two hundred and fifty (250) basis points shall be added on any amounts due hereunder which are not paid when due in accordance with this Section 3.1(c). Junior PIK Interest shall be payable as an increase in the principal amount of the Junior Subordinated Notes without any further action on the part of Agent or the Company and such increased principal amount of the Junior Subordinated Notes shall be paid in full in connection with the repayment of the Junior Subordinated Notes. Both Junior Cash Interest and Junior PIK Interest on the Junior Subordinated Notes will be computed on the basis of a year of 360 days, composed of twelve 30-day months, and the actual number of days elapsed. The Agent’s determination of the amount of Junior Subordinated Notes outstanding at any time shall be conclusive and binding, absent manifest error.
          (e) Further PIK Conditions. From and after the date on which the Senior Agent gives the Agent and the Company notice that either of the Tranche B PIK Conditions exists, notwithstanding the Junior Cash Interest Payment obligations of the Company pursuant to Section 3.1(d), the entire amount of interest payable on the Tranche B Notes shall be payable in the form of Junior PIK Interest at a rate of 17.0% per annum, subject to such other terms with respect to Junior PIK Interest as are provided in Section 3.1(d). From and after the date on which the Senior Agent gives the Agent and the Company notice that either of the Tranche A PIK Conditions exists, notwithstanding the Junior Cash Interest Payment obligations of the Company pursuant to Section 3.1(d), the entire amount of interest payable on the Tranche A Notes shall be payable in the form of Junior PIK Interest at a rate of 17.0% per annum, subject to such other terms with respect to Junior PIK Interest as are provided in Section 3.1(d). The Tranche A Notes shall resume payment of Junior Cash Interest prospectively from and after the date (and so long as) both Tranche A PIK Conditions shall cease to exist and the Tranche B Notes shall resume payment of Junior Cash Interest prospectively from and after the date (and so long as) both Tranche B PIK Conditions shall cease to exist.
          (f) Cash Payments in Lieu of PIK Interest. Notwithstanding Sections 3.1(c), (d) and 3.1(e) hereof, commencing with the first “accrual period” (as defined for purposes of the Code) ending after the fifth anniversary of the Closing Date, the Company shall, in respect to either or both series of Subordinated Notes (including, for all purposes of this Section 3.1(f), any Tranche thereof), pay in cash, on or before the end of such accrual period, both the annual Junior or Senior PIK Interest and the accrued and unpaid PIK Interest with respect to such series of Subordinated Notes if, but only to the extent that, the aggregate amount of the sum of (i) the PIK Interest and (ii) the original issue discount (other than PIK Interest), in each case that has accrued and not been paid in cash from the Closing Date through the end of such accrual period on such series of Subordinated Notes, exceeds the product of the “issue price” (as defined for purposes of the Code) for such series of Subordinated Notes and the “yield to maturity” (as defined for purposes of the Code) on such series of Subordinated Notes.

     3.2 Repayment of Senior Term B Notes. The Company covenants and agrees to repay to Agent, for the ratable benefit of Purchasers, the unpaid principal balance of the Senior Term B Notes in the amount of $25,000 per calendar quarter commencing January 1, 2004. The Company covenants and agrees to repay to Agent, for the ratable benefit of Purchasers, the then unpaid principal balance of the Senior Term B Notes in full, together with all accrued and unpaid interest, fees and other amounts due hereunder on September 30, 2008.
     3.3 Repayment of Senior Term C Notes. The Company covenants and agrees to repay Agent, for the ratable benefit of Purchasers, the then unpaid principal balance of the Senior Term C Notes in full, together with all accrued and unpaid interest, fees and other amounts due hereunder on November 10, 2011.
     3.4 Repayment of Senior Subordinated Notes. The Company covenants and agrees to repay to Agent, for the ratable benefit of Purchasers, the then unpaid principal balance of the Senior Subordinated Notes in full, together with all accrued and unpaid interest, fees and other amounts due hereunder on September 30, 2009.
     3.5 Repayment of Junior Subordinated Notes. The Company covenants and agrees to pay to Agent, for the ratable benefit of Purchasers, the then unpaid principal balance of the Junior Subordinated Notes in full, together with all accrued and unpaid interest, fees and other amounts due hereunder on September 30, 2010.
     3.6 Optional Prepayment of the Notes. Subject to the terms of this Section 3.6, the Company may prepay to Agent, for the ratable benefit of Purchasers, the outstanding principal amount of the Senior Term Notes, the Senior Subordinated Notes and the Junior Subordinated Notes in whole or in part in multiples of $100,000, or such lesser amount as is then outstanding on any of the Notes, at any time at a price equal to (i) the accrued interest on such Note, if any, to the date set for prepayment, plus, (ii) a prepayment fee representing the amortization of certain of Purchasers’ costs incurred in connection with the purchase of the Notes, equal to the principal amount prepaid on such Note multiplied by the following percentage:

If Prepaid During
the 12-Month Period
Ending on September 30
of the Following Years:	Percentage
2004	5%
2005	4%
2006	3%
2007	2%
2008	1%
provided, however, that (a) the Senior Subordinated Notes may not be prepaid so long as any Senior Term Notes remain outstanding and (b) the Junior Subordinated Notes may not be prepaid so long as any Senior Subordinated Notes remain outstanding. All such prepayments (A) shall be applied by Agent to the outstanding principal of the Notes in order of priority set forth above and in the inverse order of maturity after application of such prepayment to any accrued interest and prepayment premium payable in connection therewith, and (B) in connection with the Senior Term Loans, shall be applied first to the Senior Term Loan B and second, so long as no Senior Term B Notes remain outstanding, to the Senior Term Loan C.

     3.7 Notice of Optional Prepayment. If the Company elects to prepay any Notes pursuant to Section 3.6 hereof, the Company shall give notice of such prepayment to Agent and each holder of the Notes to be prepaid not less than thirty (30) days or more than ninety (90) days prior to the date fixed for prepayment, specifying (i) the date on which such prepayment is to be made, (ii) the principal amount of such Notes to be prepaid on such date, and (iii) the premium, if any, and accrued interest applicable to the prepayment. Such notice shall be accompanied by a certificate of the Chairman of the Board of Directors, the President or the Vice President and the Treasurer of the Company that such prepayment is being made in compliance with Section 3.6. Notice of prepayment having been so given, the aggregate principal amount of the Notes specified in such notice, together with accrued interest thereon and the premium, if any, shall become due and payable on the prepayment date set forth in such notice.
     3.8 Mandatory Prepayment.
          (a) Change of Control. The Notes shall be prepaid in full, together with all interest, fees and expenses plus a prepayment premium computed in accordance with Section 3.6, as if such prepayment were an optional prepayment pursuant to Section 3.6, in the event of a Change of Control or upon such Notes becoming due pursuant to Section 8.2.
          (b) Excess Cash Flow. Subject to the satisfaction of each of the conditions set forth in the second sentence of Section 7.18 of the Senior Credit Agreement, the Company shall prepay the outstanding amount of the Senior Term Notes in an amount equal to 75% of Net Cash Flow for each fiscal year commencing on or after December 31, 2003, payable upon delivery of the financial statements to the Agent referred to in and required by Section 7.1(e)(i) for such fiscal year but in any event not later than ninety (90) days after the end of each such subsequent fiscal year, which amount shall be applied first, to the outstanding principal installments of the Term Financing in the inverse order of the maturities thereof; provided, however, that (a) with respect to each fiscal year during which the Senior Leverage Ratio (as defined in the Senior Credit Agreement) was equal to or less than 1.25 to 1.00, the 75% figure set forth in this Section 3.8(b) shall be reduced to 50%; and provided, further, that the amount of any prepayment due pursuant to this Section 3.8(b) shall be reduced by the amount of any prepayment made by the Company on the Term Financing pursuant to Section 2.14(b) of the Senior Credit Agreement. All such prepayments shall be applied by Agent to the outstanding principal of Senior Term Loan B, and then to the outstanding principal of Senior Term Loan C, in each case in the inverse order of maturity after application of such prepayment to any accrued interest payable in connection therewith.
     3.9 Home Office Payment. The Company will pay all sums becoming due on the Notes for principal, premium, if any, and interest to Agent by the method and at the address specified for such purpose in Annex A, or by such other method or at such other address as Purchasers shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Notes or the making of any notation thereon, except that, upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, each holder thereof shall surrender such Notes for cancellation, reasonably promptly after such request, to the Company at its principal executive office.
     3.10 Taxes. Any and all payments by the Company hereunder or under the Notes or any other Transaction Documents that are made to or for the benefit of Purchasers shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings and penalties, interests and all other liabilities with respect thereto (collectively, “Taxes”), excluding taxes imposed on Agent’s or Purchasers’ net income or capital and franchise taxes imposed on any of them by the jurisdiction under the laws of which any of them is organized or any political subdivision thereof (all such nonexcluded Taxes being hereinafter referred to as “Covered Taxes”). If the Company shall be required by law to deduct any Covered Taxes from or in respect of any sum payable hereunder or under any Note or other Purchase Document to Agent for the benefit of Purchasers, or to Purchasers, the sum payable shall be increased as may be necessary so that after making all required deductions of Covered Taxes (including deductions of Covered Taxes applicable to additional sums payable under this Section 3.10), each Purchaser receives an amount equal to the sum it would have received had no such deductions been made. The Company shall make such deductions and the Company shall pay the full amount so deducted to the relevant taxation authority or other authority in accordance with applicable law. In addition, the Company agrees to pay any present or future stamp, documentary, excise, privilege, intangible or similar levies that arise at any time or from time to time from any payment made under any and all Transaction Documents or from the execution or delivery by the Company or from the filing or recording or maintenance of, or otherwise with respect to the exercise by Agent or Purchasers of their respective rights under any and all Transaction Documents (collectively, “Other Taxes”). The Company will indemnify Agent and Purchasers for the full amount of Covered Taxes imposed on or with respect to amounts payable hereunder and Other Taxes, and any liability (including, without limitation, penalties, interest and expenses) arising therefrom or with respect thereto. Payment of this indemnification shall be made within thirty (30) days from the date Agent or Purchasers provide the Company with a certificate certifying and setting forth in reasonable detail the calculation thereof as to the amount and type of such Taxes. Any such certificates submitted by Agent or Purchasers in good faith to the Company shall, absent manifest error, be final, conclusive and binding on all parties. The obligation of the Company under this Section 3.10 shall survive the payment of the Notes and the termination of this Agreement. Within thirty (30) days after the Company having received a receipt for payment of Covered Taxes and/or Other Taxes, the Company shall furnish to Agent, the original or certified copy of a receipt evidencing the full payment thereof.
     3.11 Maximum Lawful Rate. This Agreement, the Notes and the other Transaction Documents are hereby limited by this Section 3.11. In no event, whether by reason of acceleration of the maturity of the amounts due hereunder or otherwise, shall interest and fees contracted for, charged, received, paid or agreed to be paid to Purchasers exceed the maximum amount permissible under such applicable law. If, from any circumstance whatsoever, interest and fees would otherwise be payable to Agent or Purchasers in excess of the maximum amount permissible under applicable law, the interest and fees shall be reduced to the maximum amount permitted under applicable law. If from any circumstance, Agent or Purchasers shall have received anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excess of interest shall be applied to the reduction of the principal amount of the Notes, in such manner as may be determined by Purchasers, and not to the payment of fees or interest, or if such excessive interest exceeds the unpaid balance of the principal amount of the Notes, such excess shall be refunded to the Company.
     3.12 Capital Adequacy. If, after the date hereof, either the introduction of or any change of the interpretation of any law or the compliance by Purchasers with any guideline or request from any governmental authority (whether or not having the force of law) has or would have the effect of reducing the rate of return on the capital or assets of Purchasers as a consequence of, as determined by Agent or Purchasers in their sole discretion, the existence of any Purchaser’s obligations under this Agreement or any other Transaction Documents, then, upon demand by Purchasers, the Company immediately shall pay to Purchasers, from the time as specified by Purchasers, additional amounts sufficient to compensate Purchaser in light of such circumstances.
     3.13 Breakage. In addition to all amounts required to be paid by the Company pursuant to this Agreement, the Company shall compensate each Purchaser, upon demand, for all losses, expenses and liabilities that such Purchaser may sustain (i) if for any reason any LIBOR Rate based loan is prepaid on a date that is not the last day of the applicable interest period or (ii) as a consequence of any failure by the Company to repay LIBOR Rate based loans when required by the terms hereof. The Purchaser making demand for such compensation shall deliver to the Company concurrently with such demand a written statement as to such losses, expenses and liabilities in reasonable detail, and this statement shall be conclusive as to the amount of compensation due to such Purchaser, absent manifest error.
     3.14 Certain Waivers. The Company unconditionally waives (i) any rights to presentment, demand, protest or (except as expressly required hereby) notice of any kind, and (ii) any rights of rescission, setoff, counterclaim or defense to payment under the Notes or otherwise that the Company may have or claim against any Purchaser, the Agent or any prior Purchaser or Agent.
     3.15 Redemption of Preferred Stock. The Company shall redeem the Preferred Stock as specified in its Charter and shall make all payments required to be made thereunder.
ARTICLE 4
CONDITIONS
     4.1 Conditions to the Senior Term Loans and the Purchase of Securities. The obligation of Purchasers to advance the Senior Term Loans and to purchase and pay for the Securities is subject to the satisfaction, prior to or at the Closing, in the case of the issuance of the Original Securities, and the Additional Closing, in the case of the issuance of the Additional Securities, as the case maybe, of the following conditions:
          (a) Representations and Warranties True. The representations and warranties contained in Article 5 hereof shall be true and correct in all material respects at and as of the Closing Date and the Additional Closing Date, as the case may be, as though then made, except to the extent of changes caused by the transactions expressly contemplated herein.
          (b) Material Adverse Change. There will have been no material adverse change in the business or financial condition of the Company since July 30, 2003.
          (c) Security Agreement; Collateral Assignment. The Company and Agent, for the benefit of Purchasers, shall have entered into (i) a security agreement, in form and substance as set forth in Exhibit F attached hereto (as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof, the “Security Agreement”) and (ii) a collateral patent, trademark, copyright and license assignment or assignments in form and substance as set forth in Exhibit G attached hereto (as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof, the “Collateral Assignment”). The Company shall have executed and delivered to Agent, for the benefit of

Purchasers, such financing statements and other instruments (collectively, “Financing Statements”) as Agent shall require in order to perfect and maintain the continued perfection of the security interest created by the Security Agreement and the Collateral Assignment. Agent shall have received reports of filings with appropriate government agencies showing that there are no Liens on the assets of the Company other than Permitted Liens.
          (d) Consummation of Acquisitions.
          (i) On the Closing Date, the Acquisition shall have been consummated on the terms set forth in the Acquisition Agreement and in form and substance satisfactory to Purchasers, in their sole discretion, and Purchasers shall have been provided copies of all agreements, instruments and documents delivered in connection therewith.
          (ii) On the Additional Closing Date, the Proxtronics Acquisition shall have been consummated on the terms set forth in the Proxtronics Acquisition Agreement in form and substance satisfactory to Purchasers, in their sole discretion, and Purchasers shall have been provided copies of all agreements, instruments and documents delivered in connection therewith.
          (e) Senior Financing. The Senior Financing shall have been consummated in form and substance satisfactory to Purchasers, in their sole discretion, and Purchasers shall have been provided copies of all agreements, instruments and documents delivered in connection therewith.
          (f) Environmental Reports. Agent shall have received all requested reports covering the Company’s properties in form and substance satisfactory to Agent regarding the Company’s compliance with Environmental Laws.
          (g) Stockholders Agreement. The Company and each of its stockholders shall have entered into a stockholders agreement in form and substance as set forth in Exhibit H hereto (as the same may be amended, modified or supplemented and in effect from time to time, the “Stockholders Agreement”).
          (h) Closing Documents. The Company will have delivered or caused to be delivered to Agent all of the following documents in form and substance satisfactory to Agent:
          (i) one or more Senior Term B Notes evidencing the Senior Term Loan B (as designated by Agent and Purchasers pursuant to Section 2.3(a) and Annex B hereof) in aggregate original principal amounts as set forth herein, duly completed and executed by the Company;
          (ii) one or more Senior Term C Notes evidencing the Senior Term Loan C (as designated by Agent and Purchasers pursuant to Section 2.3(b) and Annex B hereof) in aggregate original principal amount as set forth herein, duly completed and executed by the Company;
          (iii) one or more Senior Subordinated Notes (as designated by Agent and Purchasers pursuant to Section 2.4 and Annex B hereof) in aggregate original principal amounts as set forth herein, duly completed and executed by the Company;
          (iv) one or more Junior Subordinated Notes (as designated by Agent and Purchasers pursuant to Section 2.5 and Annex B hereof) in aggregate original principal amounts as set forth herein, duly completed and executed by the Company;
          (v) one or more Warrants (as designated by Agent and Purchasers pursuant to Section 2.6 and Annex B hereof) evidencing the right to acquire the number of shares of Common Stock of the Company set forth in Section 2.6 and Annex B hereof, subject to adjustment from time to time in accordance with the terms thereof;
          (vi) one or more stock certificates representing the Preferred Stock purchased pursuant to this Agreement;
          (vii) one or more stock certificates representing the Common Stock purchased pursuant to this Agreement;
          (viii) certificates of good standing dated not more than 10 days prior to the Closing Date and the Additional Closing Date, as the case may be, for the Company issued by its jurisdiction of organization and each jurisdiction where it is qualified to operate as a foreign corporation, or its equivalent;
          (ix) a copy of the Charter of the Company certified by the appropriate governmental official of the jurisdiction of its organization as of a date not more than 10 days prior to the Closing Date and the Additional Closing Date, as the case may be;
          (x) a copy of the By-laws of the Company, certified as of the Closing Date and the Additional Closing Date, as the case may be, by the secretary or assistant secretary of the Company;
          (xi) a certificate of the secretary or assistant secretary of the Company, certifying as to the names and true signatures of the officers or other authorized person of the Company authorized to sign this Agreement and the other documents to be delivered by the Company hereunder;
          (xii) copies of the resolutions duly adopted by the Company’s board of directors, general partners, board of managers or other governing body, authorizing the execution, delivery and performance by the Company of this Agreement and each of the other agreements, instruments and documents contemplated hereby to which the Company is a party, and the consummation of all of the other Transactions, certified as of the Closing Date and the Additional Closing Date, as the case may be, by the secretary or assistant secretary of the Company;

          (xiii) a certificate dated as of the Closing Date and the Additional Closing Date, as the case may be, from an officer of the Company stating that the conditions specified in this Section 4.1 have been fully satisfied or waived by Agent;
          (xiv) certificates of insurance evidencing the existence of all insurance required to be maintained by the Company pursuant to Section 7.1(c), and Agent shall be satisfied with the type and extent of such coverage;
          (xv) copies of all material leases to which the Company is a party; and
          (xvi) such other documents relating to the Transactions contemplated by this Agreement as Agent or its special counsel reasonably may request.
          (i) Purchaser’s Fees and Expenses.
          (i) Loan Origination Fee. On the Closing Date, the Company shall pay the Loan Origination Fee to ACFS (and the Company hereby authorizes Agent to deduct from the aggregate proceeds from the sale of the Original Securities, by the Company, the unpaid amount of such Loan Origination Fee);
          (ii) Structuring Fee. On the Closing Date, the Company shall pay the Structuring Fee to ACFS (and the Company hereby authorizes the Agent to deduct from the sale of the Original Securities, by the Company, the unpaid amount of such Structuring Fee);
          (iii) Senior Term C Closing Fee. On the Additional Closing Date, the Company shall pay the Senior Term C Closing Fee to ACFS (and the Company hereby authorizes the Agent to deduct from the sale of the Additional Securities, by the Company, the unpaid amount of such Senior Term C Closing Fee); and
          (iv) Other Fees and Expenses. On the Closing Date and the Additional Closing Date, as the case may be, the Company shall have paid the fees and expenses of Agent and Purchasers, payable by the Company pursuant to Section 14.4 hereof (and the Company hereby authorizes Agent to deduct from the aggregate proceeds of the sale of the Securities, by the Company, all such amounts).
          (j) Legal Investment. On the Closing Date and the Additional Closing Date, as the case may be, Purchasers’ purchase of the Securities and making of the Senior Term Loans shall not be prohibited by any applicable law, rule or regulation of any Governmental Authority (including, without limitation, Regulations T, U or X of the Board of Governors of the Federal Reserve System) as a result of the promulgation or enactment thereof or any changes therein.
          (k) Proceedings. All proceedings taken or required to be taken in connection with the transactions contemplated hereby to be consummated at or prior to the Closing and the

Additional Closing Date, as the case may be, and all documents incident thereto will be satisfactory in form and substance to Agent and its special counsel and to Purchaser and its special counsel.
          (l) Consummation of Senior Financing. The Senior Financing shall have been consummated in form and substance satisfactory to the Purchasers in the Purchasers’ sole discretion and the Purchasers shall have been provided copies of all agreements, instruments and documents in connection therewith.
          (m) Investment Banking Services Agreement. The Company and ACFS shall have executed an Investment Banking Services Agreement in the form attached hereto as Exhibit I.
          (n) Employment Agreement of Sandra Nemecek. The Company shall have entered into an Employment Agreement with Sandra Nemecek in form and substance satisfactory to the Agent and the Purchaser in their sole discretion.
          (o) Intercreditor Agreement. The Company and Agent, for the benefit of Purchasers, and GMAC, as agent for the Senior Lenders, shall have entered into the Intercreditor Agreement.
          4.2 Waiver. Any condition specified in Section 4.1 hereof may be waived by Agent on behalf of Purchasers; provided that no such waiver will be effective against Agent unless it is set forth in a writing executed by Agent.
ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
     5.1 Representations and Warranties of the Company. As a material inducement to Agent and Purchasers to enter into this Agreement, advance the Senior Term Loans, and purchase the Securities, the Company hereby represents and warrants to Agent and Purchasers as follows:
          (a) Organization and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Company has all requisite corporate or other organizational power and authority and all material licenses, permits, approvals and authorizations necessary to own and operate its properties, to carry on its businesses as now conducted and presently proposed to be conducted and to carry out the Transactions, and is qualified to do business in the jurisdictions listed on the “Organization Schedule” attached hereto as Schedule 5.1(a), which includes every jurisdiction where the failure to so qualify would reasonably be expected to have a Material Adverse Effect. The Company has its principal place of business as set forth on the “Organization Schedule”. The copies of the Charter and By-laws of the Company has been furnished to Agent and reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete.
          (b) Principal Business. The Company is primarily engaged in the business of supplying analytical monitoring services to detect personal occupational exposure to radiation (the “Business”).
          (c) Financial Statements and Financial Projections.

          (i) Financial Statements; Historical Statements. The Company has delivered to Agent copies of its unaudited pro forma balance sheet and income statements of the Business for the year ended December 31, 2002, and unaudited balance sheet and income statements for the six (6) month period ended June 30, 2003 (together, the “Financial Statements”). The Financial Statements present fairly the financial position, results of operations and cash flows of the Business as at the dates and for the periods indicated.
          (ii) Financial Projections. The Company has delivered to Agent financial projections of the Company and their Subsidiaries for the period the Closing Date through December 31, 2008 derived from various assumptions of Company’s management (the “Financial Projections”). The Financial Projections represent a reasonable range of possible results in light of the history of the Business and the Company’s present and reasonably foreseeable conditions and the intentions of the Company’s management. The Financial Projections accurately reflect the liabilities of the Company upon consummation of the transactions contemplated hereby as of the Closing Date in all material respects.
          (iii) Accuracy of Financial Statements. The Company and their Subsidiaries do not have any liabilities, contingent or otherwise, or forward or long-term commitments that are not disclosed in the Annual Statements or in the notes thereto, and except as disclosed therein, there are no unrealized or anticipated losses from any commitments of the Company and their Subsidiaries in each case which would be reasonably expected to cause a Material Adverse Effect.
          (d) Capitalization and Related Matters. As of the Additional Closing Date, after giving effect to the Transactions, the authorized capital stock of the Company will consist of 200,000 shares of Common Stock of which 17,581 shares of Common Stock are issued and outstanding and of which 88,967 shares of Common Stock of the Company have been reserved for issuance upon exercise of the Warrants, and 50,000 shares of Preferred Stock, 20,092 of which are issued and outstanding. As of the Additional Closing Date, after giving effect to the Transactions, the Company will not have outstanding any stock or securities convertible or exchangeable for any shares of its capital stock or any rights or options to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital stock, other than the Warrants and Options. As of the Additional Closing Date, after giving effect to the Transactions, the Company will not be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock, except as set forth herein, in the Charter and in the Stockholders Agreement. As of the Additional Closing Date, after giving effect to the Transactions, all of the outstanding shares of the Company’s capital stock will be validly issued, fully paid and nonassessable. There are no statutory or contractual stockholders’ preemptive rights with respect to the issuance of the Warrants or Preferred Stock hereunder. The Company has not violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its capital stock, and the offer, sale and issuance of the Securities hereunder do not require registration under the Securities Act or any applicable state securities laws. There are no agreements among the Company’s stockholders with respect to the voting or transfer of the Company’s capital stock other than as contemplated herein and in the Stockholders Agreement.

          (e) Subsidiaries. The Company does not own, or hold any rights to acquire, any shares of stock or any other security or interest in any other Person. The Company has no Subsidiaries.
          (f) Authorization; No Breach. The execution, delivery and performance of the Transaction Documents, and the consummation of the Transactions has been duly authorized by the Company. Except as specifically provided by the Transaction Documents, the execution and delivery by the Company of the Transaction Documents and the consummation of the Transactions do not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) except as created pursuant to the Security Documents, result in the creation of any Lien upon the Company’s capital stock or assets pursuant to, (iv) give any third party the right to accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice to any Governmental Authority pursuant to, the Charter or By-laws of the Company, or any law, statute, rule or regulation to which the Company is subject, or any agreement, instrument, order, judgment or decree to which the Company is a party or to which it or its assets are subject.
          (g) Governmental Approvals. Except as specifically provided by the Transaction Documents, no registration with or consent or approval of, or other action by, any Governmental Authority is or will be required in connection with the consummation of the Transactions by the Company.
          (h) Enforceability. This Agreement constitutes, and each of the other Transaction Documents when duly executed and delivered by the Company will constitute, legal, valid and binding obligations of the Company enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity.
          (i) No Material Adverse Change. Since June 30, 2003 there has been no event or occurrence that is reasonably likely to have a Material Adverse Effect.
          (j) Litigation. Except as described in the “Litigation Schedule” attached hereto as Schedule 5.1(j) there are no actions, suits or proceedings at law or in equity or by or before any arbitrator or any Governmental Authority now pending or, to the best knowledge of the Company’ management after due inquiry, threatened against or filed by or affecting the Company, its directors or officers or the businesses, assets or rights of the Company. The Company, its directors or officers shall promptly provide Agent with a copy of all pleadings of all lawsuits filed against others and, in the case of other actions, a letter stating the nature of such suits and a copy of all pleadings.
          (k) Compliance with Laws. The Company is not in violation in any respect of any applicable Law where such violation would reasonably be expected to have a Material Adverse Effect. The Company is not in default with respect to any Order, rule or regulation of any Governmental Authority which default would reasonably be expected to have a Material Adverse Effect. The Company is not in, and the consummation of the Transactions will not cause any, default concerning any Order, rule or regulation of any Governmental Authority which default would reasonably be expected to have a Material Adverse Effect, and there is no investigation, enforcement action or regulatory action pending or to the Company’s knowledge, threatened against or affecting the Company by any Governmental Authority, except as set forth on the Litigation Schedule or would not be reasonably be expected to have a Material Adverse Effect. Except as set forth in the Litigation Schedule, there is no remedial or other corrective action that the Company is required to take to remain in compliance with any Order, rule or regulation of any Governmental Authority or to maintain any material Permits granted by any Governmental Authority in full force and effect. During the past ten (10) years, none of the officers, directors or management of the Company has been arrested or convicted of any material crime nor have any of them been bankrupt or an officer or director of a bankrupt company.
          (l) Environmental Protection. Except as specified in the “Environmental Schedule” attached hereto as Schedule 5.1(l) and after giving effect to the Transactions: (i) the business of the Company, the methods and means employed by it in its operation (including all operations and conditions at or in its properties), and the assets owned, leased, managed, used, controlled, held or operated by it, comply in all respects with all applicable Environmental Laws, except where such non-compliance would not reasonably be expected to have a Material Adverse Effect; (ii) with respect to the Properties and Facilities, the Company has obtained, possesses and is in compliance with all Environmental Permits, except where such non-compliance would not reasonably be expected to have a Material Adverse Effect; (iii) the Company has not received (x) any claim or notice of violation, lien, complaint, suit, Order or other claim or notice to the effect they are or may be liable to any Person as a result of (A) the environmental condition of any of their Properties or any other property, or (B) the Release or threatened Release of any Pollutant, or (y) any letter or request for information under Section 104 of the CERCLA, or comparable state laws, and to the best of the Company’s knowledge, none of the operations of the Company is the subject of any investigation by a Governmental Authority evaluating whether any remedial action is needed to respond to a Release or threatened Release of any Pollutant at the Properties and Facilities or at any other location, including any location to which the Company has transported, or arranged for the transportation of, any Pollutants with respect to the Properties and Facilities; (iv) neither the Company, nor any prior owner or operator has incurred in the past, or is now subject to, any material Environmental Liabilities; (v) there are no Liens, covenants, deed restrictions, notice or registration requirements, or other limitations applicable to the Properties and Facilities, based upon any Environmental Laws; (vi) there are no USTs located in, at, on, or under the Properties and Facilities other than the USTs identified in the Environmental Schedule as USTs; and each of those USTs is in full compliance with all Environmental Laws; and (vii) except as disclosed in the Environmental Schedule, there are no PCBs, lead paint, asbestos (of any type or form), or materials, articles or products containing PCBs, lead paint or asbestos, located in, at, on, under, a part of, or otherwise related to the Properties and Facilities (including, without limitation, any building, structure, or other improvement that is a part of the Properties and Facilities), and all of the PCBs, lead paint, asbestos, and materials, articles and products containing PCBs, lead paint or asbestos identified in the Environmental Schedule are in full compliance with all Environmental Laws.
          (m) Legal Investments; Use of Proceeds. The Company will use the proceeds from the sale of the Original Securities and the making of the Senior Term Loan B to pay a portion of the purchase consideration under the Acquisition Agreement. The Company will use the proceeds from the making of the Senior Term Loan C to pay a portion of the purchase consideration under the Proxtronics Acquisition Agreement. The Company is not engaged in the business of extending credit for the purpose of purchasing or carrying any “margin stock” or “margin security” (within the meaning of Regulations T, U or X issued by the Board of Governors of the Federal Reserve System), and no proceeds of the sale of the Securities and the making of the Senior Term Loans will be used to purchase or carry any margin stock or margin security or to extend credit to others for the purpose of purchasing or carrying any margin stock or margin security.
          (n) Taxes. The Company has filed or caused to be filed all Federal, state and local tax returns that are required to be filed by them, and has paid or caused to be paid all taxes shown to be due and payable on such returns or on any assessments received by it, including payroll taxes, except where such taxes are being contested in good faith by appropriate proceedings and the Company has set aside on its books adequate reserves with respect thereto.
          (o) Labor and Employment. The Company and its Plans are in compliance in all respects with those provisions of ERISA, the Code, the Age Discrimination in Employment Act, and the regulations and published interpretations thereunder which are applicable to the Company or any such Plan except where such non-compliance would not reasonably be expected to have a Material Adverse Effect. No Reportable Event has occurred with respect to any Plan as to which the Company is or was required to file a report with the PBGC. No Plan has any material amount of unfunded benefit liabilities (within the meaning of Section 4001(a)(18) of ERISA) or any accumulated funding deficiency (within the meaning of Section 302(a)(2) of ERISA), whether or not waived, and neither the Company nor any member of the Controlled Group has incurred or expects to incur any material withdrawal liability under Subtitle E of Title IV of ERISA to a Multiemployer Plan. The Company is in compliance in all respects with all labor and employment laws, rules, regulations and requirements of all applicable domestic and foreign jurisdictions except where such non-compliance would not reasonably be expected to have a Material Adverse Effect. There are no pending or to the Company’s knowledge, threatened labor disputes, work stoppages or strikes.
          (p) Investment Company Act; Public Utility Holding Company Act. The Company is not (i) an “investment company” or “controlled” by an investment company within the meaning of the Investment Company Act of 1940, as amended, or (ii) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company,” within the meaning of the Public Utility Holding Company Act of 1935, as amended.
          (q) Properties; Security Interests. The Company has good and marketable title to, or valid leasehold interests in, all of the material assets and properties used or useful by the Company in the Business (collectively, the “Properties and Facilities”), subject to no Liens except for Permitted Liens. All of the Properties and Facilities are in good repair, working order and condition (ordinary wear and tear excepted) and all such assets and properties are owned by the Company free and clear of all Liens except for Permitted Liens. The Properties and Facilities constitute all of the material assets, properties and rights of any type used in or necessary for the conduct of the Business. The Security Agreement creates and grants to Agent a valid and perfected security interest in all the collateral thereunder, subject only to Permitted Liens. All real estate owned or leased by the Company is listed on the “Properties Schedule,” attached hereto as Schedule 5.1(q).
          (r) Intellectual Property; Licenses. The Company possesses all Proprietary Rights necessary to conduct the Business as heretofore conducted or as proposed to be conducted by it. All material Proprietary Rights (other than for commercial off-the-shelf software) registered in the name of the Company and applications therefor filed by the Company are listed on the “Intellectual Property Schedule,” attached hereto as Schedule 5.1(r). No event has occurred that permits, or after notice or lapse of time or both would permit, the revocation or termination of any of the foregoing, which taken in isolation or when considered with all other such revocations or terminations would reasonably be expected to have a Material Adverse Effect. The Company has no notice or knowledge of any facts or any past, present or threatened occurrence that could preclude or impair the Company’s ability to retain or obtain any authorization necessary for the operation of the Business.
          (s) Solvency. After giving effect to the Transactions, (i) the fair value of the assets of the Company, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise, (ii) the present fair saleable value of the property of the Company will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (iii) the Company will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, and (iv) the Company will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Closing Date and the Additional Closing Date.
          (t) Complete Disclosure. All factual information furnished by or on behalf of the Company to Agent for purposes of or in connection with this Agreement or the Transactions is, and all other such factual information hereafter furnished by or on behalf of the Company will be, true and accurate in all material respects on the date as of which such information is furnished and not incomplete by omitting to state any material fact necessary to make such information not misleading at such time in light of the circumstances under which such information was provided.
          (u) Side Agreements. Neither the Company nor any director, officer or employee of the Company or any of its Affiliates has entered into any material side agreement, either oral or written, with any individual or business, pursuant to which the director, officer, employee, the Company or Affiliate agreed to do anything beyond the requirements of the formal, written contracts executed by the Company and disclosed to Purchasers and Agent herein.
          (v) Broker’s or Finder’s Commissions. Other than broker’s fees payable to Natexis Bleichroeder, David C. Watt and Taylor A. Gibson in connection with the Acquisition Agreement, no broker’s or finder’s or placement fee or commission will be payable to any broker or agent engaged by the Company or any of its officers, directors or agents with respect to the issuance and sale of the Securities or the making of the Senior Term Loans or the transactions contemplated by this Agreement, including without limitation the Transactions, except for fees payable to ACFS, Purchasers and Agent. The Company agrees to indemnify Agent and Purchasers and hold them harmless from against any claim, demand or liability for broker’s or finder’s or placement fees or similar commissions, whether or not payable by the Company, alleged to have been incurred in connection with such transactions, other than any broker’s or finder’s fees payable to Persons engaged by Agent or Purchasers without the knowledge of the Company.
          (w) Absence of Undisclosed Liabilities. Except as set forth on Schedule 5.1(w), the Company has no material liabilities or obligations, either accrued, absolute, contingent or otherwise, except:

          (i) those liabilities or obligations set forth on the Financial Statements and not heretofore paid or discharged;
          (ii) liabilities arising in the ordinary course of business under any agreement, contract, commitment, lease or plan specifically disclosed on the schedules or not required to be disclosed because of the term or amount involved or otherwise; and
          (iii) those liabilities or obligations incurred, consistently with past business practice, in or as a result of the normal and ordinary course of business.
     5.2 Absolute Reliance on the Representations and Warranties. All representations and warranties contained in this Agreement and any financial statements, instruments, certificates, schedules or other documents delivered in connection herewith, shall survive the execution and delivery of this Agreement, regardless of any investigation made by Agent or Purchasers or on Agent’s or Purchasers’ behalf.
ARTICLE 6
TRANSFER OF NOTES
     6.1 Restricted Securities. Purchasers acknowledge that the Securities have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, and that the Company is not required to register any of the Securities, as the case may be.
     6.2 Legends; Purchaser’s Representations. Each Purchaser hereby represents and warrants to the Company that it is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act and is acquiring the Securities for investment for its own account, with no present intention of dividing its participation with others (except for a potential transfer or transfers of the Securities to an affiliate or affiliates of Purchasers) or reselling or otherwise distributing the same in violation of the Securities Act or any applicable state securities laws. The Company may place an appropriate legend on the Securities owned by Purchasers concerning the restrictions set forth in this Article 6. Upon the assignment or transfer by Purchasers or any of its successors or assignees of all or any part of the Securities permitted under this Agreement, the term “Purchaser” as used herein shall thereafter mean, to the extent thereof, the then holder or holders of such Securities, or portion thereof.
     6.3 Transfer of Notes. Subject to Section 6.2 hereof, a holder of a Note may transfer such Note to a new holder, or may exchange such Note for Notes of different denominations (but in no event of denominations of less than $100,000 in original principal amount), by surrendering such Note to the Company duly endorsed for transfer or accompanied by a duly executed instrument of transfer naming the new holder (or the current holder if submitted for exchange only), together with written instructions for the issuance of one or more new Notes specifying the respective principal amounts of each new Note and the name of each new holder and each address therefor. The Company shall simultaneously deliver to such holder or its designee such new Notes, shall mark the surrendered Notes as canceled and shall provide notice of such transfer to Agent. In lieu of the foregoing procedures, a holder may assign a Note (in whole but not in part) to a new holder by sending written notice to the Company and Agent of such assignment specifying the new holder’s name and address; in such case, the Company shall promptly acknowledge such assignment in writing to both the old and new holder. The Company shall not be required to recognize any subsequent holder of a Note unless and until the Company has received reasonable assurance that all applicable transfer taxes have been paid.
     6.4 Replacement of Lost Securities. Upon receipt of evidence reasonably satisfactory to the Company of the mutilation, destruction, loss or theft of any Securities or Notes and the ownership thereof, the Company shall, upon the written request of the holder of such Securities or Notes, execute and deliver in replacement thereof new Securities or Notes in the same form, in the same original principal amount and dated the same date as the Securities or Notes so mutilated, destroyed, lost or stolen; and such Securities or Notes so mutilated, destroyed, lost or stolen shall then be deemed no longer outstanding hereunder. If the Securities or Notes being replaced have been mutilated, they shall be surrendered to the Company; and if such replaced Securities or Notes have been destroyed, lost or stolen, such holder thereof shall furnish the Company with an indemnity in writing to save it harmless in respect of such replaced Security.
     6.5 No Other Representations Affected. Nothing contained in this Article 6 shall limit the full force or effect of any representation, agreement or warranty made herein or in connection herewith to Purchaser.
ARTICLE 7
COVENANTS
     7.1 Affirmative Covenants. The Company covenants that, so long as all or any of the principal amount of the Notes or any interest thereon shall remain outstanding, and, thereafter, so long as any Purchaser owns any Warrants, Preferred Stock, Common Stock or Underlying Common Stock, the Company shall:
          (a) Existence. Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence.
          (b) Businesses and Properties; Compliance with Laws. At all times (i) do or cause to be done all things reasonably necessary to preserve, renew and keep in full force and effect the rights, Permits, franchises, patents, copyrights, trademarks and trade names, which may be material to the conduct of its businesses; (ii) comply in all respects with all Laws applicable to the operation of such business, including but not limited to, all Environmental Laws, whether now in effect or hereafter enacted, and with all other applicable Laws except where such non-compliance would not reasonably be expected to have a Material Adverse Effect, (iii) take all action which may be reasonably required to obtain, preserve, renew and extend all rights, patents, copyrights, trademarks, tradenames, franchises, Permits and any other authorizations which may be material to the operation of such business, (iv) maintain, preserve and protect all property material to the conduct of such business, and (v) except for obsolete or worn out equipment and ordinary wear and tear, keep their property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto reasonably necessary in order that the business carried on in connection therewith may be properly conducted at all times.

          (c) Insurance. Maintain insurance required by the Transaction Documents and any and all contracts entered into by the Company, including but not limited to: (i) coverage on its insurable properties (including all inventory, equipment and real property) against the perils of fire, theft and burglary; (ii) public liability; (iii) workers’ compensation; (iv) business interruption; (v) product liability; (vi) such other risks as are customary with companies similarly situated and in the same or similar businesses as that of the Company under policies issued by financially sound and reputable insurers in such amounts as are customary with companies similarly situated and in the same or similar business. The Company shall pay all insurance premiums payable by it and shall deliver the policy or policies of such insurance (or certificates of insurance with copies of such policies) to Purchasers. All insurance policies of the Company shall contain endorsements, in form and substance reasonably satisfactory to Agent, providing that the insurance shall not be cancelable except upon thirty (30) days’ prior written notice to Agent. Agent, on behalf of Purchasers, shall be shown as a loss payee and an additional named insured party under all such insurance policies.
          (d) Obligations and Taxes. Pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of their properties before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might give rise to Liens or charges upon such properties or any part thereof; provided, however, that the Company shall not be required to pay and discharge or to cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Company shall have set aside on its books adequate reserves with respect thereto.
          (e) Financial Statements; Reports. Furnish to Agent:
          (i) Annual Statements. Within one hundred twenty (120) days after the end of each fiscal year, a balance sheet and statements of operations, stockholders’ equity and cash flows of the Company showing the financial condition of the Company on a Consolidated Basis as of the close of such year and the results of operations during such year, all the foregoing financial statements to be audited by a firm of independent certified public accountants of recognized national standing acceptable to Agent and accompanied by an opinion of such accountants without material exceptions or qualifications. Additionally, such financial statements shall be accompanied by a certificate of such accountants (which shall not contain any qualification exception or score limitation not acceptable to Agent) stating that in the course of its regular audit of the Business of the Company, which audit was conducted in accordance with GAAP, no Default or Event of Default relating to financial and accounting matters has come to their attention, or if any Default or Event of Default exists, a statement as to the nature thereof.
          (ii) Monthly Statements. Within forty-five (45) days after the end of each month ending prior to January 1, 2004, and within thirty (30) days after the end of each subsequent calendar month, unaudited financial statements (including a balance sheet and cash flow and income statements) showing the financial condition and results of operations of the Company on a Consolidated Basis as of the end of each such month and for the then elapsed portion of the current fiscal year, together with comparisons to the corresponding periods in the preceding year and the budget for such periods, accompanied by a certificate of an officer that such financial statements have been prepared in accordance with GAAP (except with respect to up to the first six (6) months ending after the Closing Date) subject to the absence of footnote disclosures and year-end adjustments, on a basis consistent with practices commenced after the Closing Date, and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year.
          (iii) Format; Management Report; Certificate of Compliance: Each balance sheet, operations statement and cash flow statement furnished to Agent or Purchasers pursuant to subsections (i) and (ii) of this 7.1(e) will be furnished by an electronic means in Excel spreadsheet format containing such line items and other formatting requirements as maybe specified by Agent. Each financial statement furnished to Agent pursuant to subsections (i) and (ii) of this Section 7.1(e) shall be accompanied by (A) a written narrative report by the management of the Company explaining material developments and trends in the Business and such financial statements and (B) a written certificate signed by the Company’s chief financial officer to the effect that no Default or Event of Default has occurred during the period covered by such statements or, if any such Default or Event of Default has occurred during such period, setting forth a description of such Default or Event of Default and specifying the action, if any, taken by the Company to remedy the same, and a compliance certificate in the form of Exhibit J showing the Company’s compliance with the covenants set forth in Section 7.3.
          (iv) Accountant Reports. Promptly upon the receipt thereof, copies of all reports, if any, submitted to the Company by independent certified public accountants in connection with each annual, interim or special audit or review of the financial statements of the Company made by such accountants, including but not limited to, any comment letter submitted by such accountants to management in connection with any annual review.
          (v) Projections. As soon as available, but in no event later than thirty (30) days after the end of each fiscal year, a projection of the Company’s balance sheet, and income, retained earnings and cash flow statements, respectively, for the following five (5) fiscal years and comparable actual and budgeted figures for the current year; provided that for each five (5) year period for which any projections relate, the first two (2) years included in such projections will be prepared on a monthly basis and the last three years will be prepared on an annual basis, and within ten (10) days after any material update or amendment of any such plan or forecast, a copy of such update or amendment, including a description of and reasons for such update or amendment. Each such projection, update or amendment shall be accompanied by a written certificate signed by the Company’s chief financial officer to the effect that it has been prepared on the basis of the Company’s historical financial statements and records, together with the assumptions set forth in such projection and that it reflects expectations, after reasonable analysis, of the Company’s management as to the matters set forth therein.

          (vi) Additional Information. Promptly, from time to time, such other information regarding the compliance by the Company with the terms of this Agreement and the other Transaction Documents or the affairs, operations or condition (financial or otherwise) of the Company as Agent or Required Purchasers may reasonably request and that is capable of being obtained, produced or generated by the Company or of which the Company has knowledge.
          (f) Litigation and Other Notices. Give Agent prompt written notice of the following:
          (i) Orders; Injunctions. The issuance by any court or Governmental Authority of any injunction, order, decision or other restraint prohibiting, or having the effect of prohibiting, the making of any loan or the initiation of any litigation or similar proceeding seeking any or any of injunction, order or other restraint.
          (ii) Litigation. The notice, filing or commencement of any action, suit or proceeding against the Company whether at law or in equity or by or before any court or any Federal, state, municipal or other Governmental Authority that, if adversely determined against the Company, could reasonably result in uninsured liability in excess of $100,000 in the aggregate.
          (iii) Environmental Matters. (A) Any Release or threatened Release of any Pollutant required to be reported to any Federal, state or local Governmental Authority under any applicable Environmental Laws in the ordinary course of business, (B) any Removal, Remedial or Response action taken by the Company or any other person in response to any Pollutant in, at, on or under, a part of or about the Company’s properties or any other property, (C) any violation by the Company of any Environmental Law, in each case, that could result in a Material Adverse Effect, or (D) any notice, claim or other information that the Company would reasonably be subject to a Environmental Liability.
          (iv) Default. Any Default or Event of Default, specifying the nature and extent thereof and the action (if any) that is proposed to be taken with respect thereto.
          (v) Material Adverse Effect. Any development in the business or affairs of the Company that could reasonably be anticipated to have a Material Adverse Effect.
          (vi) Board Meetings. Written notice of each regular meeting of the Company’s Board of Directors at least thirty (30) days in advance of such meeting and prior written notice of each special meeting of the Company’s Board of Directors at least seven (7) days in advance of such meeting; provided, however, (1) if longer advance notice is given to the members of the board of directors, the same notice shall be given to the Purchasers and (2) if exceptional circumstances arise which make it prudent for a special meeting of the board of directors to be called on less then seven (7) days advance notice, then such meeting may be called with such notice as may be reasonable at the time and the same advance notice given to any of the members of the board of directors will be given to the Purchasers. In addition, the Company will send Agent copies of all reports and materials provided to members of the Board of Directors at meetings or otherwise.
          (g) ERISA. Comply in all respects with the applicable provisions of ERISA and the provisions of the Code relating thereto, except where such non-compliance would not reasonably be expected to have a Material Adverse Effect, and furnish to Agent and if so requested by them in writing, Purchasers (i) as soon as possible, and in any event within thirty (30) days after the Company knows or has reason to know thereof, notice of (A) the establishment by the Company of any Plan, (B) the commencement by the Company of contributions to a Multiemployer Plan, (C) any failure by the Company or any of its ERISA Affiliates to make contributions required by Section 302 of ERISA (whether or not such requirement is waived pursuant to Section 303 of ERISA), or (D) the occurrence of any Reportable Event with respect to any Plan or Multiemployer Plan for which the reporting requirement is not waived, together with a statement of an officer setting forth details as to such Reportable Event and the action which the Company proposes to take with respect thereto, together with a copy of the notice of such Reportable Event given to the PBGC if any such notice was provided by the Company, and (ii) promptly after receipt thereof, a copy of any notice the Company may receive from the PBGC relating to the intention of the PBGC to terminate any Plan or Multiemployer Plan, or to appoint a trustee to administer any Plan or Multiemployer Plan, and (iii) promptly after receipt thereof, a copy of any notice of withdrawal liability from any Multiemployer Plan.
          (h) Maintaining Records; Access to Premises and Inspections. Maintain financial records in accordance with generally accepted practices and, upon reasonable notice, at all reasonable times and as often as Agent or any Purchaser may reasonably request (and at any time after the occurrence and during the continuation of a Default or Event of Default), permit any authorized representative designated by Agent to visit and inspect the properties and financial records of the Company and to make extracts from such financial records, all at the Company’s reasonable expense, and permit any authorized representative designated by Agent or any Purchasers to discuss the affairs, finances and conditions of the Company with the Company’s chief financial officer and such other officers as the Company shall deem appropriate, and the Company’s independent public accountants.
          (i) Board of Directors.
          (i) The Company’s Board of Directors shall meet at least once per calendar quarter.
          (j) Future Financings. The Company hereby gives to Purchasers a right of first refusal to provide all or any portion of the principal amount of any future financings of the Company.
          (k) Management Fee. The Company shall pay ACFS, a management fee equal to the amount set forth in the Investment Banking Agreement on the terms and conditions set forth therein (the “Management Fee”).

     7.2 Negative Covenants. The Company, covenants that, so long as all or any part of the principal amount of the Notes or any interest thereon shall remain outstanding, the Company will not take any of the following actions:
          (a) Indebtedness. The Company shall not create, incur, assume guarantee or be or remain liable for, contingently or otherwise, or suffer to exist any Indebtedness, except:
          (i) Indebtedness under this Agreement;
          (ii) the Senior Financing;
          (iii) Indebtedness incurred in the ordinary course of business with respect to customer deposits, trade payables and other unsecured current liabilities not the result of borrowing and not evidenced by any note or other evidence of indebtedness;
          (iv) Indebtedness incurred for Capital Expenditures which, when combined with Capital Expenditures made in cash, does not in the aggregate exceed the amounts in Section 7.3 hereof; and
          (v) the existing Indebtedness set forth on Schedule 7.2(a) hereof.
          (b) Negative Pledge; Liens. The Company shall not create, incur, assume or suffer to exist any Lien of any kind on any of its properties or assets of any kind, except the following (collectively, “Permitted Liens”):
          (i) Liens for or priority claims imposed by law that are incidental to the conduct of business or the ownership of properties and assets (including mechanic’s, warehousemen’s, attorneys’ and statutory landlords’ liens) and deposits, pledges or liens to secure statutory obligations, surety or appeal bonds or other liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money; provided, however, that in each case, the obligation secured thereby shall not be overdue, or, if overdue, is being contested in good faith and adequate reserves have been set up by the Company; and provided, further, that the lien and security interest provided in the Security Documents or any portion thereof created or intended to be created thereby is not, in the opinion of Purchaser, unreasonably jeopardized thereby;
          (ii) Liens securing the payments of taxes, assessments and governmental charges or levies incurred in the ordinary course of business that either (a) are not delinquent, or (b) are being contested in good faith by appropriate legal or administrative proceedings and as to which adequate reserves have been set aside on their books, and so long as during the period of any such contest, the Company shall suffer no loss of any privilege of doing business or any other right, power or privilege necessary or material to the operation of the Business;

          (iii) Liens listed on the Permitted Encumbrances Schedule attached hereto as Schedule 7.2(b);
          (iv) extensions, renewals and replacements of Liens referred to in clauses (i) through (iii) of this Section 7.2(b); provided, however, that any such extension, renewal or replacement Lien shall be limited to the property or assets covered by the Lien extended, renewed or replaced and that the obligations secured by any such extension, renewal or replacement Lien shall be in an amount not greater than the amount of the obligations secured by the Lien extended, renewed or replaced;
          (v) Liens granted in connection with and securing the Senior Financing; and
          (vi) Liens granted in connection with Capital Leases permitted hereunder.
          (c) Contingent Liabilities. The Company shall not become liable for any Guaranties, except for the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.
          (d) Mergers, etc. The Company shall not merge into or consolidate or combine with any other Person, or purchase, lease or otherwise acquire (in one transaction or a series of related transactions) all or any part of the property or assets of any Person other than purchases or other acquisitions of inventory, materials, leases, property and equipment in the ordinary course of business. Except as expressly permitted by the Security Documents, the Company shall not sell, transfer or otherwise dispose of any of its assets, including the collateral under the respective Security Documents.
          (e) Affiliate Transactions. The Company shall not make any loan or advance to any director, officer or employee of the Company or any Affiliate, or enter into or be a party to any transaction or arrangement with any Affiliate of the Company, including, without limitation, the purchase from, sale to or exchange of property with, any merger or consolidation with or into, or the rendering of any service by or for, any Affiliate, except (i) pursuant to the reasonable requirements of the Company’s or its Affiliates Business and upon fair and reasonable terms no less favorable to the Company or its Affiliates than would be obtained in a comparable arm’s-length transaction with a Person other than an Affiliate and (ii) payment of the Management Fee; and (iii) reimbursement of customary out-of-pocket expenses including ACAS, as controlling stockholders of the Company, in connection with its ownership and management of its equity investment in the Company.
          (f) Dividends and Stock Purchases. The Company shall not directly or indirectly: declare or pay any dividends or make any distribution of any kind on its outstanding capital stock or any other payment of any kind to any of its stockholders or its Affiliates (including any redemption, purchase or acquisition of, whether in cash or in property, securities or a combination thereof, any partnership interests or capital accounts or warrants, options or any of its other securities), or set aside any sum for any such purpose; provided, however, that this Section 7.2(f) shall not apply to (i) stock purchases pursuant to Article 10 hereof, (ii) stock purchases pursuant to the Stockholders Agreement, or the Option Plan, (iii) payment of the

Management Fee, and (iv) payments made to the holders of the Preferred Stock as contemplated in the Charter.
          (g) Advances, Investments and Loans. The Company shall not purchase, or hold beneficially, any stock, other securities or evidences of Indebtedness of, or make or permit to exist any loan, Guaranty or advance to, or make any investment or acquire any interest whatsoever in, any other Person (including, but not limited to, the formation or acquisition of any Subsidiaries), except:
          (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than six (6) months from the date of acquisition;
          (ii) United States dollar-denominated time deposits, certificates of deposit and bankers acceptances of any bank or any bank whose short-term debt rating from Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc. (“S&P”), is at least A-1 or the equivalent or from Moody’s Investors Service, Inc. (“Moody’s”) is at least P-1 or the equivalent with maturities of not more than six (6) months from the date of acquisition;
          (iii) commercial paper with a rating of at least A-1 or the equivalent by S&P or at least P-1 or the equivalent by Moody’s maturing within six (6) months after the date of acquisition;
          (iv) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within six (6) months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s;
          (v) Investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (i) through (iv) above;
          (vi) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;
          (vii) receivables owing to the Company created or acquired in the ordinary course of business and payable on customary trade terms of the Company;
          (viii) deposits made in the ordinary course of business consistent with past practices to secure the performance of leases or in connection with bidding on government contracts; and
          (ix) advances to employees in the ordinary course of business for business expenses; provided, however, that the aggregate amount of such advances at any time outstanding shall not exceed $10,000.

          (h) Use of Proceeds. The Company shall not use any proceeds from the sale of the Notes hereunder, directly or indirectly, for the purposes of purchasing or carrying any “margin securities” within the meaning of Regulations T, U or X promulgated by the Board of Governors of the Federal Reserve Board or for the purpose of arranging for the extension of credit secured, directly or indirectly, in whole or in part by collateral that includes any “margin securities.”
          (i) Stock Issuances. Except as provided in this Agreement, upon the exercise of the Warrants, or pursuant to the Option Plan as in effect on the Closing Date, the Company shall not issue any capital stock or other equity interests or any options or warrants to purchase, or securities convertible into capital or equity interests or establish any stock appreciation rights or similar programs based on the value of their equity interests.
          (j) Amendment of Charter. The Company shall not amend, terminate, modify or waive or agree to the amendment, modification or waiver of any material term or provision of its Charter or By-laws.
          (k) Subsidiaries. The Company shall not establish or acquire any Subsidiary, unless such Subsidiaries become a co-borrower under this Agreement.
          (l) Business. The Company shall not engage, directly or indirectly, in any business other than the Business.
          (m) Fiscal Year; Accounting. The Company shall not change its Fiscal Year from ending on December 31 or method of accounting (other than immaterial changes in methods), except as required by GAAP.
          (n) Establishment of New or Changed Business Locations. The Company shall not relocate its principal executive offices or other facilities or establish new business locations or store any inventory or other assets at a location not identified to Agent on or before the date hereof, without providing not less than thirty (30) days advance written notice to Agent.
          (o) Changed or Additional Business Names. The Company shall not change its corporate names or establish new or additional trade names without providing not less than thirty (30) days advance written notice to Agent.
     7.3 Financial Covenants. The Company covenants that, so long as all or any part of the principal amount of the Notes or any interest thereon shall remain outstanding, the Company shall:
          (a) EBITDA. Maintain EBITDA for the Company on a Consolidated Basis as of the end of each fiscal quarter set forth below for the respective fiscal periods set forth below ending on the last day of such fiscal quarter in an amount not less than the amount set forth below:

Fiscal Period	Minimum EBITDA
Closing Date through December 31, 2003	$1,660,000
Closing Date through March 31, 2004	$3,080,000
Closing Date through June 30, 2004	$4,540,000
Closing Date through September 30, 2004	$5,980,000

Four Fiscal Quarters
Ending in Fiscal Quarter Ending
December 31, 2004	$5,880,000
March 30, 2005	$6,353,750
June 30, 2005	$6,481,250
September 30, 2005	$6,630,000
December 31, 2005	$6,757,500
March 30, 2006	$6,842,500
June 30, 2006	$6,927,500
September 30, 2006	$7,012,500
December 31, 2006	$7,097,500
March 30, 2007	$7,182,500
June 30, 2007	$7,267,500
September 30, 2007	$7,373,750
          (b) Total Leverage Ratio. Maintain a Total Leverage Ratio for the Company on a Consolidated Basis as of the end of each fiscal quarter set forth below for the respective periods set forth below of not greater than the ratios set forth below:

Four Fiscal Quarters
Ending on Fiscal Quarter	Leverage Ratio
December 31, 2003	5.75 to 1.0
March 31, 2004	5.75 to 1.0
June 30, 2004	6.00 to 1.0
September 30, 2004	6.75 to 1.0
December 31, 2004	7.00 to 1.0
March 31, 2005	6.00 to 1.0
June 30, 2005	6.00 to 1.0
September 30, 2005	5.75 to 1.0
December 31, 2005	5.75 to 1.0
March 31, 2006	5.50 to 1.0
June 30, 2006	5.25 to 1.0
September 30, 2006	5.00 to 1.0
December 31, 2006	5.00 to 1.0
March 31, 2007	4.75 to 1.0
June 30, 2007	4.50 to 1.0
September 30, 2007	4.50 to 1.0
          (c) Senior Leverage Ratio. Maintain a Senior Leverage Ratio for the Company on a Consolidated Basis as of the end of each fiscal quarter set forth below for the respective period set forth below of not greater than the ratio set forth below:

Four Fiscal Quarters	Senior
Ending on Fiscal Quarter	Leverage Ratio
December 31, 2003	2.50 to 1.0
March 31, 2004	2.50 to 1.0

Four Fiscal Quarters	Senior
Ending on Fiscal Quarter	Leverage Ratio
June 30, 2004	2.50 to 1.0
September 30, 2004	2.50 to 1.0
December 31, 2004	2.50 to 1.0
March 31, 2005	2.25 to 1.0
June 30, 2005	2.25 to 1.0
September 30, 2005	2.00 to 1.0
December 31, 2005	2.00 to 1.0
March 31, 2006	2.00 to 1.0
June 30, 2006	1.75 to 1.0
September 30, 2006	1.75 to 1.0
December 31, 2006	1.75 to 1.0
March 30, 2007	1.50 to 1.0
June 30, 2007	1.50 to 1.0
September 30, 2007	1.50 to 1.0
          (d) Fixed Charge Coverage Ratio. Maintain as of the end of each quarter a Fixed Charge Coverage Ratio for the Company on a Consolidated Basis of not less than the ratio set forth below for the respective period:

Fixed Charge
Fiscal Period	Coverage Ratio

Closing Date through December 31, 2003	0.90 to 1.0
Closing Date through March 31, 2004	0.80 to 1.0
Closing Date through June 30, 2004	0.80 to 1.0
Closing Date through September 30, 2004	0.80 to 1.0

Four Fiscal Quarters
Ending in Fiscal Quarter Ending
December 31, 2004	0.75 to 1.0
March 30, 2005	0.80 to 1.0
June 30, 2005	0.75 to 1.0
September 30, 2005	0.75 to 1.0
December 31, 2005	0.75 to 1.0
March 30, 2006	0.75 to 1.0
June 30, 2006	0.80 to 1.0
September 30, 2006	0.80 to 1.0
December 31, 2006	0.80 to 1.0
March 30, 2007	0.80 to 1.0
June 30, 2007	0.80 to 1.0
September 30, 2007	0.80 to 1.0
          (e) Capital Expenditures. Not contract for, purchase or make Facility Move Capital Expenditures (x) either (i) in excess of the sum of $2,000,000 in the aggregate together with all Facility Move Expenses or (ii) beyond the fifteen (15) month period commencing on the Closing Date, or (y) not contract for, purchase or make any Capital Expenditures and Capital Leases (or incur Indebtedness for Capital Expenditures and Capital leases) in the aggregate during each of the respective fiscal periods in excess of the amounts set forth below:

Fiscal Period	Capital Expenditures
Closing Date through December 31, 2003	$420,000
Calendar Year 2004	$1,920,000
Calendar Year 2005	$1,992,000
Calendar Year 2006	$2,100,000
Calendar Year 2007 and each calendar year thereafter	$1,800,000
Notwithstanding the foregoing, in the event the Company does not expend the entire permitted Capital Expenditure amount in any fiscal year, the Company may carry forward once to the immediately succeeding fiscal year 100% of the unutilized portion of such permitted Capital Expenditure amount, which shall be deemed the first Capital Expenditures made in such succeeding year. All Capital Expenditures made by the Company shall first be applied to reduce the applicable limit for the current year and then to reduce the carry forward from the previous fiscal year, if any.
ARTICLE 8
EVENTS OF DEFAULT
     8.1 Events of Default. An Event of Default shall mean the occurrence of one or more of the following described events:
          (a) the Company shall default in the payment of (i) interest on any of the Notes within five (5) days after its due date or (ii) principal of any of the Notes when due, whether at maturity, upon notice of prepayment in accordance with Sections 3.6 or 3.7, upon any scheduled payment date or by acceleration or otherwise;
          (b) the Company shall default under any agreement under which any Indebtedness in an aggregate principal amount of $200,000 or more is created in a manner entitling the holder of such Indebtedness to accelerate the maturity of such Indebtedness.
          (c) any representation or warranty herein made by the Company or any certificate or financial statement furnished pursuant to the provisions hereof, shall prove to have been false or misleading in any material respect as of the time made or furnished or deemed made or furnished;
          (d) the Company shall default in the performance of any covenant, condition or provision of Section 7.1(h), 7.2 or 7.3;
          (e) a default or event of default shall occur under any of the other Transaction Documents, beyond any applicable notice or cure periods;
          (f) the Company shall default in the performance of any other covenant, condition or provision of this Agreement, the Notes or the other Transaction Documents, and such default shall not be remedied to Agent’s or Required Purchasers’ satisfaction for a period of thirty (30) days of the earlier of (i) written notice from a Agent of such default or (ii) actual knowledge by the Company of such default;

          (g) a proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of the Company in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for any substantial part of its property, or for the winding-up or liquidation of its affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of sixty (60) days;
          (h) the Company shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of or for any substantial part of its property, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any action in furtherance of any of the foregoing;
          (i) both the following events shall occur: (i) a Reportable Event, the occurrence of which would have a Material Adverse Effect which could cause the imposition of a Lien under Section 4068 of ERISA, shall have occurred with respect to any Plan or Plans; and (ii) the aggregate amount of the then “current liability” (as defined in Section 412(l)(7) of the Internal Revenue Code of 1986, as amended) of all accrued benefits under such Plan or Plans exceeds the then current value of the assets allocable to such benefits by more than $100,000 at such time;
          (j) a final judgment which, with other undischarged final judgments against the Company, exceeds an aggregate of $100,000 (excluding judgments to the extent the Company is fully insured or the deductible or retention limit does not exceed $100,000 and with respect to which the insurer has assumed responsibility in writing), shall have been entered against the Company and within thirty (30) days after the entry thereof, such judgment shall not have been discharged or execution thereof stayed pending appeal, or if, within thirty (30) days after the expiration of any such stay, such judgment shall not have been discharged;
          (k) any Transaction Document or Security Document shall at any time after the Closing Date cease for any reason to be in full force and effect or shall cease to create perfected security interests in favor of Agent in the collateral subject or purported to be subject thereto, subject to no other Liens other than Permitted Liens, or such collateral shall have been transferred to any Person without the prior written consent of the holders of a majority in principal amount of the outstanding Notes; or
          (l) a Change of Control shall have occurred.
     8.2 Consequences of Event of Default.
          (a) Bankruptcy. If an Event of Default specified in paragraphs (g) or (h) of Section 8.1 hereof shall occur, the unpaid balance of the Notes and interest accrued thereon and all other liabilities of the Company to the holders thereof hereunder and thereunder shall be immediately due and payable, without presentment, demand, protest or (except as expressly required hereby) notice of any kind, all of which are hereby expressly waived.

          (b) Other Defaults. If any other Event of Default shall occur, Required Purchasers may at their option, by written notice to the Company, declare the entire unpaid balance of the Notes, and interest accrued thereon and all other liabilities of the Company hereunder and thereunder to be forthwith due and payable, and the same shall thereupon become immediately due and payable, without presentment, demand, protest or (except as expressly required hereby) notice of any kind, all of which are hereby expressly waived; provided, that in the case of a default specified in clause (ii) of paragraph (a) of Section 8.1 hereof shall occur, any holder of a Note may declare the entire unpaid balance of such Note (but only such Note) and other amounts due hereunder and thereunder with regard to such Note to become immediately due and payable.
          (c) Penalty Interest. Following the occurrence and during the continuance of any Event of Default, the holders of the Notes shall be entitled to receive, to the extent permitted by applicable law, interest on the outstanding principal of, and premium and overdue interest, if any, on, the Notes at a rate per annum equal to the interest rate thereon (determined as provided in Section 3.1) plus two hundred fifty (250) basis points.
          (d) Premium. In the event of any acceleration of Notes pursuant to Section 8.2(b) hereof, the Company shall also pay to Agent, for the ratable benefit of Purchasers, the prepayment premium that would otherwise be payable upon any voluntary prepayment of such Notes.
     8.3 Security. Payments of principal of, and premium, if any, and interest on, the Notes and all other obligations of the Company with respect to the Notes under this Agreement or the Notes are secured pursuant to the terms of the Security Documents and subject to the Intercreditor Agreement.
ARTICLE 9
THE AGENT
     9.1 Authorization and Action. Each Purchaser and each subsequent holder of any Note by its acceptance thereof, hereby designates and appoints ACFS as Agent hereunder and authorizes ACFS to take such actions as agent on its behalf and to exercise such powers as are delegated to Agent by the terms of this Agreement and the other Transaction Documents, together with such powers as are reasonably incidental thereto. Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Purchaser, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of Agent shall be read into this Agreement or otherwise exist for Agent. In performing its functions and duties hereunder, Agent shall act solely as agent for Purchasers and does not assume, nor shall be deemed to have assumed, any obligation or relationship of trust or agency with or for the Company or any of its successors or assigns. Agent shall not be required to take any action that exposes Agent to personal liability or that is contrary to this Agreement or applicable Laws. The appointment and authority of Agent hereunder shall terminate at the indefeasible payment in full of the Notes and related obligations.
     9.2 Delegation of Duties. Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

     9.3 Exculpatory Provisions. Neither Agent nor any of its directors, officers, agents or employees shall be (i) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement (except for its, their or such Person’s own gross negligence or willful misconduct or, in the case of Agent, the breach of its obligations expressly set forth in this Agreement, unless such action was taken or omitted to be taken by Agent at the direction of the Required Purchasers), or (ii) responsible in any manner to any Purchaser for any recitals, statements, representations or warranties made by the Company contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other document furnished in connection herewith, or for any failure of the Company to perform its obligations hereunder, or for the satisfaction of any condition specified in Article 4. Agent shall not be under any obligation to any Purchaser to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Company.
     9.4 Reliance. Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Company), independent accountants and other experts selected by Agent. Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other document furnished in connection herewith unless it shall first receive such advice or concurrence of the Required Purchasers or all of Purchasers, as applicable, as it deems appropriate or it shall first be indemnified to its satisfaction by Purchasers; provided, that, unless and until Agent shall have received such advice, Agent may take or refrain from taking any action, as Agent shall deem advisable and in the best interests of Purchasers. Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of the Required Purchasers or all of Purchasers, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon each Purchaser.
     9.5 Non-Reliance on Agent and Other Purchasers. Each Purchaser expressly acknowledges that neither Agent, nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by Agent or hereafter taken, including, without limitation, any review of the affairs of the Company, shall be deemed to constitute any representation or warranty by Agent. Each Purchaser represents and warrants to Agent that it has and will, independently and without reliance upon Agent or any other Purchaser and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Company and made its own decision to enter into this Agreement.
     9.6 No Liability of Purchasers. Purchasers shall have no liability to the Company or any other entity as a result of any actions or failures to act by Agent hereunder or otherwise.
     9.7 Agent in its Individual Capacity. Agent, and each of its Affiliates may make loans to, purchase securities from, provide services to, accept deposits from and generally engage in any kind of business with the Company or any Affiliate of the Company as though Agent were not Agent hereunder.

     9.8 Successor Agent. Agent may, upon forty-five (45) days’ notice to the Company and Purchaser, and Agent will, upon the direction of the Required Purchasers (other than Agent, in its individual capacity), resign as Agent. If Agent shall resign, then the Required Purchasers during such 45-day period shall appoint a successor Agent and if the Required Purchasers direct Agent to resign, such direction shall include an appointment of a successor Agent. If for any reason no successor Agent is appointed by the Required Purchasers during such 45-day period, then effective upon the expiration of such 45-day period, Purchasers shall perform all of the duties of Agent hereunder and the Company shall make all payments in respect of the Notes directly to the applicable Purchaser and for all purposes shall deal directly with Purchasers. After any retiring Agent’s resignation hereunder as Agent, the provisions of Article 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.
     9.9 Collections and Disbursements.
          (a) Agent will have the right to collect and receive all payments of the Notes, and to collect and receive all reimbursements due hereunder, together with all fees, charges or other amounts due under this Agreement and the other Transaction Documents with regard to the Notes, and Agent will remit to each Purchaser, according to its pro rata percentage, all such payments actually received by Agent in accordance with the settlement procedures established from time to time. Settlements shall occur on such dates as Agent may elect in its sole discretion, but which date shall be no later than two (2) Business Days after request by Agent.
          (b) If any such payment received by Agent is rescinded or otherwise required to be returned for any reason at any time, whether before or after termination of this Agreement or the other Transaction Documents, each Purchaser will, upon written notice from Agent, promptly pay over to Agent its pro rata percentage of the amounts so rescinded or returned, together with interest and other fees thereon so rescinded or returned.
          (c) All payments by Agent and Purchasers to each other hereunder shall be in immediately available funds. Agent will at all times maintain proper books of accounts and records reflecting the interest of each Purchaser in the Notes, in a manner customary to Agent’s keeping of such records, which books and records shall be available for inspection by each Purchaser at reasonable times during normal business hours, at such Purchaser’s sole expense. Agent may treat the payees of any Note as the holder thereof until written notice of the transfer thereof shall have been received by Agent in accordance with Section 6.3. In the event that any Purchaser shall receive any payment in reduction of the Notes in an amount greater than its applicable pro rata percentage in respect of obligations to Purchasers evidenced hereby (including, without limitation amounts obtained by reason of setoffs) such Purchaser shall hold such excess in trust for Agent (on behalf of all other Purchasers) and shall promptly remit to Agent such excess amount so that the amounts received by each Purchaser hereunder shall at all times be in accordance with its applicable pro rata percentage. If, however, any Purchaser that has received any such excess amount fails to remit such amount to the Agent, the Agent shall reallocate the amounts paid on the next payment date to each Purchaser so that, after giving effect to such payments, the pro rata obligations owed by the Company to each Purchaser shall be in an amount equal to the pro rata amount owed by the Company before the date of the payment of such excess amount. In no event shall any Purchaser be deemed to have a participation or other right in, to or against any other Purchaser’s Note as a result of the payment of any excess amount.

     9.10 Reporting. During the term of this Agreement, Agent will promptly furnish each Purchaser with copies of all notices and financial statements of the Company required to be delivered or obtained hereunder and such other financial statements and reports and other information in Agent’s possession as any Purchaser may reasonably request. Agent will immediately notify Purchasers when it receives actual knowledge of any Event of Default under the Transaction Documents.
     9.11 Services of the Agent.
          (a) Except as expressly provided herein and except with respect to the Warrants and Preferred Stock, Agent shall have the sole and exclusive right to service, administer and monitor the Notes and the Transaction Documents related thereto, including, without limitation, the right to exercise all rights, remedies, privileges and options under this Agreement and under the other Transaction Documents, including, without limitation, the credit judgment with respect to the purchasing of the Notes and the determination as to the basis on which and extent to which purchases of Notes may be made.
          (b) Notwithstanding anything to the contrary contained in Section 9.11(a) above, Agent shall not without the prior written consent of all Purchasers then holding Notes: (i) extend any payment date under the Notes, (ii) reduce any interest rate applicable to any of the Notes or any fee payable to Purchasers hereunder, (iii) waive any Event of Default under Section 8.1 (a), (iv) compromise or settle all or a portion of the Indebtedness under the Notes, (v) release any obligor from the Indebtedness under the Notes except in connection with full payment and satisfaction of all Indebtedness under the Notes, (vi) amend the definition of Required Purchasers, or (vii) amend this Section 9.11(b).
          (c) Notwithstanding anything to the contrary contained in Section 9.11(a) above, and subject to any applicable limitation set forth in Section 9.11(b) above, Agent shall not, without the prior written consent of Required Purchasers: (i) waive any Event of Default; (ii) consent to any Company’s taking any action that, if taken, would constitute an Event of Default under this Agreement or under any of the other Transaction Documents; or (iii) amend or modify or agree to an amendment or modification of this Agreement or other Transaction Documents.
          (d) After an acceleration of the Indebtedness, Agent shall have the sole and exclusive right, after consultation (to the extent reasonably practicable under the circumstances) with all Purchasers and, unless otherwise directed in writing by Required Purchasers, to exercise or refrain from exercising any and all rights, remedies, privileges and options under this Agreement or the other Transaction Documents and available at law or in equity to protect the rights of Agent and Purchasers and collect the Indebtedness under the Notes, including, without limitation, instituting and pursuing all legal actions brought against the Company or to collect the Indebtedness under the Notes, or defending any and all actions brought by the Company or other Person; or incurring expenses or otherwise making expenditures to protect the collateral, the Notes or Agent’s or any Purchaser’s rights or remedies.
     9.12 This Article Not Applicable to Company. Except for Section 9.6 hereof, this Article 9 is included in this Agreement solely for the purpose of determining certain rights as between Agent and Purchasers and does not create, nor shall it give rise to, any rights in or obligations on the part of the Company and all rights and obligations of the Company (other than as specifically set forth herein) under this Agreement shall be determined by reference to the provisions of this Agreement other than this Article 9.
ARTICLE 10
PUT OPTION
     10.1 Grant of Option. The Company hereby grants to each holder of Subject Securities (a “Holder”) an option to sell to the Company, and the Company is obligated to purchase from each Holder under such option (the “Put Option”), all (or such portion as is designated by any such Holder pursuant to Section 10.3 below) of the Subject Securities then owned by such Holder. The Put Option will be effective at any time and from time to time after the earliest to occur of (i) the fifth anniversary of the Closing Date, (ii) the date of the payment in full of the outstanding principal, interest and fees in respect of the Notes, or (iii) the sale of the Company’s or of at least 30% of their assets as part of a single transaction or series of related transactions.
     10.2 Put Price. In the event that any Holder exercises the Put Option, the price (the “Put Price”) to be paid to each such Holder pursuant to this Agreement will be the sum of the amount determined by multiplying the number of shares of Subject Securities (or, in the case of any Warrant, the number of shares of Underlying Common Stock into which such Warrant is convertible) for which the Put Option is being exercised (collectively, the “Put Shares”) by the Fair Market Value therefor.
     10.3 Exercise of Put Option. If any Holder elects to exercise its Put Option, such Holder shall give notice to the Company and each other Holder of such Holder’s election to exercise the Put Option, specifying, among other things, the date on which the Put Option Closing (as hereinafter defined) shall occur, which date shall not be less than twenty-one (21) days after the date of such notice. If a Holder receives such notice of another Holder’s exercise of such other Holder’s Put Option and the Put Option of the Holder receiving such notice is effective pursuant to Section 10.1, the Holder receiving such notice may elect to exercise its Put Option and designate a Put Option Closing simultaneous with that of such other Holder by giving the Company not less than five (5) days notice of such election. The Company will provide each Holder desiring to exercise its Put Option with the name and address of each other Holder. Notwithstanding the foregoing, the right of each Holder to exercise its Put Option shall be an individual and separate right, and the exercise of any Put Option by any Holder shall not be conditioned upon the exercise by any other Holder of its Put Option.
     10.4 Certain Remedies. In the event that the Company defaults on its obligation to purchase all or any portion of the Put Shares upon exercise of the Put Option by any Holder, the Holder may elect, in addition to any other rights or remedies of such Holder, either to (i) rescind its exercise of the Put Option, in which case the Put Option will continue in full force and effect, or (ii) receive a Note in the form attached hereto as Exhibit D, duly executed by the Company, payable to the Holder in the principal amount of the Put Price, which Note shall constitute a “Junior Subordinated Note” for all purposes hereunder and under the Transaction Documents which shall be subordinated to any and all Notes; provided, however, that such Junior Subordinated Note shall bear interest in cash on the outstanding principal thereof at a rate per annum equal to 17%; provided, further, that the Company shall repay the unpaid principal balance of such Junior Subordinated Note in full, together with all accrued and unpaid interest, fees and other amounts due thereunder, in sixty (60) consecutive equal monthly payments commencing on the first Business Day of the first full month following the execution of such Note and there shall be no premium charged for prepaying such Note.
     10.5 Put Option Closing. Each closing for the purchase and sale of the Put Shares as to which any Holder has notified the Company of such Holder’s intention to exercise the Put Option (a “Put Option Closing”) shall occur on the date specified in such notice of exercise. At any Put Option Closing, to the extent applicable, the Holder of the Put Shares will deliver the certificate or certificates evidencing the Put Shares being purchased, duly endorsed in blank. In consideration therefor, the Company will deliver to the Holder the Put Price, which will be payable by wire transfer of immediately payable funds to an account designated by such Holder, or, at the option of Holder in its sole discretion by a Note in the form attached hereto as Exhibit C, duly executed by the Company, payable to the Holder in the principal amount of the Put Price, which Junior Subordinated Note shall constitute a “Junior Subordinated Note” for all purposes hereunder and under the Transaction Documents. In the event multiple Holders have exercised the Put Option and there is insufficient cash available to pay each such Holder the full amount of funds they have requested pursuant to the preceding sentence, any payment of cash will be made on a pro rata basis among such Holders in proportion to their respective number of Put Shares.
ARTICLE 11
PREEMPTIVE RIGHTS
     11.1 Limited Preemptive Rights. If after the date of this Agreement, the Company authorizes the issuance and sale of any shares of capital stock or any securities containing options or rights to acquire any shares of capital stock (other than in connection with the exercise of the Warrants, an underwritten public offering or the issuance of such securities in exchange for the securities or assets of another Person as a part of an acquisition of a business as a going concern, or other than the issuance of any Preferred Stock to Purchasers as a dividend-in-kind) at any time that any Purchaser holds any Common Stock or Warrants of the Company, the Company will offer to sell to each Purchaser a portion of such securities equal to the percentage determined by dividing (i) the number of shares of Common Stock of the Company and Underlying Common Stock (without duplication) then held by such Purchaser by (ii) the number of shares of Common Stock of the Company outstanding (on a fully diluted basis). For purposes of clause (ii) above, a share of Common Stock of the Company acquirable upon exercise or conversion of options or rights to acquire any shares of Common Stock of the Company shall be deemed outstanding only if the applicable conversion price, exercise price or other acquisition price is equal to or less than the then current Market Price of a share of Common Stock of the Company. Each Purchaser will be entitled to purchase such stock or securities at the same price and on the same terms as such stock or securities are to be offered to any other Person. Each Purchaser must exercise its purchase rights within thirty (30) days after receipt of written notice from the Company describing in reasonable detail the stock or securities being so offered, the purchase price thereof, the payment terms and each Purchaser’s percentage allotment. Upon the expiration of such period of thirty (30) days, the Company will be free to sell such stock or securities which Purchasers have not elected to purchase during the one hundred twenty (120) days following such expiration on terms and conditions no more favorable to purchasers thereof than those offered to Purchasers. Any stock or securities offered or sold by the Company after such one hundred twenty (120) day period must be reoffered to each Purchaser pursuant to the terms of this Section 11.1. Any stock or securities purchased by a Purchaser from the Company pursuant to this

Section 11.1 shall, upon such purchase and thereafter be deemed to be Securities and Registrable Securities for all purposes of this Agreement.
     11.2 Termination. The provisions of Section 11.1 shall terminate upon the consummation of an underwritten public offering of the Company’s Common Stock registered under the Securities Act with an investment banking firm of national reputation as managing underwriter.
ARTICLE 12
REGISTRATION RIGHTS
     12.1 Piggyback Registrations.
          (a) Whenever the Company proposes to register any of its securities under the Securities Act and the registration form to be used may be used for the registration of Registrable Securities (a “Piggyback Registration”), the Company will give prompt written notice (in any event within three Business Days after its receipt of notice of any exercise of demand registration rights other than under this Agreement) to all holders of Registrable Securities with respect of the proposed offering at least thirty (30) days before the initial filing with the SEC of such registration statement, and offer to include in such filing such Registrable Securities as any such holder may request. Each such holder of Registrable Securities desiring to have Registrable Securities registered under this Section 12.1 shall advise the Company in writing within fifteen (15) days after the date of receipt of such notice from the Company, setting forth the amount of such Registrable Securities for which registration is requested. The Company shall thereupon include in such filing the number of Registrable Securities for which registration is so requested, and shall use its best efforts to effect registration under the Securities Act of such Registrable Securities.
          (b) The registration expenses of the holders of Registrable Securities will be paid by the Company in all Piggyback Registrations to the extent provided in Section 12.6.
          (c) If a Piggyback Registration is an underwritten primary registration on behalf of holders of the Company’s securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Company, the Company will include in such registration: (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration, pro rata among the holders of the securities requested to be included in such registration, provided that no holders of such securities will have priority for inclusion in such registration over the holders of the Registrable Securities.
          (d) If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company’s securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number that can be sold in an orderly manner in such offering within a price range acceptable to the holders initially requesting such registration, the Company will include in such registration the Registrable Securities requested to be included in such registration, pro rata among the holders of other securities requested to be included in such registration, provided that no holders of such securities will have priority for inclusion in such registration over the holders of the Registrable Securities.
          (e) If any Piggyback Registration is an underwritten offering, the selection of investment banker(s) and manager(s) for the offering must be approved by the holders of a majority of the Registrable Securities who request to be included in such Piggyback Registration. Such approval will not be unreasonably withheld.
          (f) If the Company has previously filed a registration statement with respect to Registrable Securities pursuant to this Section 12.1, and if such previous registration statement has not been withdrawn or abandoned, the Company will not file a registration statement or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-8 or any successor form), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least 180 days has elapsed from the effective date of such previous registration.
     12.2 Demand Registration Rights.
          (a) At any time after the Company has filed any registration statement under the Securities Act or the Securities Exchange Act, except with respect to registration statements filed on Form S-8 or any successor form, the Company receives a written request by the holders of a majority of the Registrable Securities to effect the registration under the Securities Act of such shares of Common Stock of the Company, the Company shall follow the procedures described in this Section 12.2. Within five (5) days of its receipt of such request, the Company shall give written notice of such proposed registration (a “Demand Registration”) to all holders of Registrable Securities, and thereupon, the Company shall, as expeditiously as possible, use its best reasonable efforts to effect the registration on a form of general use under the Securities Act of the shares it has been requested to register in such initial request and in any response to such notice given to the Company within twenty (20) days after the Company’s giving of such notice; provided, however, that the Company shall not be required to effect a Demand Registration if two or more Demand Registrations have been undertaken.
          (b) The Company may not be required to effect a registration pursuant to this Section 12.2 during the first 180 days after the effective date of any registration statement filed by the Company under Section 12.1 if the holders of Registrable Securities requesting registration have been afforded the opportunity to register in such registration all or a majority of their Registrable Securities.
          (c) The Company may include in any registration under this Section 12.2 any other shares of Common Stock of the Company (including issued and outstanding shares of stock as to which the holders thereof have contracted with the Company for “piggyback” registration rights) so long as the inclusion in such registration of such shares will not, in the opinion of the managing underwriter of the shares of the stockholder or stockholders first demanding registration (if the offering is underwritten), interfere with the successful marketing in accordance with the intended method of sale or other disposition of all the stock sought to be registered by such demanding stockholder or stockholders pursuant to this Section 12.2.
     12.3 S-3 Demand Registration Rights. In addition to the registration rights provided in Section 12.1 and 12.2 above, if at any time the Company is eligible to use SEC Form S-3 (or any successor form) for registration of secondary sales of Registrable Securities, any holder of Registrable Securities may request in writing that the Company register shares of Registrable Securities on such form. Upon receipt of such request, the Company will promptly notify all holders of Registrable Securities in writing of the receipt of such request and each such Holder may elect (by written notice sent to the Company within thirty (30) days of receipt of the Company’s notice) to have its Registrable Securities included in such registration pursuant to this Section 12.3. Thereupon, the Company will, as soon as practicable, use its best efforts to effect the registration on Form S-3 of all Registrable Securities that the Company has so been requested to register by such holder for sale. The Company will use its best efforts to qualify and maintain its qualification for eligibility to use Form S-3 for such purposes.
     12.4 Holdback Agreements.
          (a) Each holder of Registrable Securities agrees not to effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 90-day period (or such longer period, not to exceed 90 additional days, as the managing underwriter shall require) beginning on the effective date of any underwritten Piggyback Registration in which Registrable Securities are included (except as part of such underwritten registration), unless the underwriters managing the registered public offering otherwise agree.
          (b) The Company agrees (i) not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and during the 90-day period beginning on the effective date of or any underwritten Piggyback Registration (except as part of such underwritten registration or pursuant to registrations on Form S-8 or any successor form), unless the underwriters managing the registered public offering otherwise agree, and (ii) to cause each holder of at least 10% (on a fully-diluted basis) of its Common Stock of the Company, or any securities convertible into or exchangeable or exercisable for Common Stock, purchased from the Company at any time after the date of this Agreement (other than in a registered public offering) to agree not to effect any public sale or distribution (including sales pursuant to Rule 144) of any such securities during such period (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing the registered public offering otherwise agree.
     12.5 Registration Procedures. Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company will use reasonable efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof (including, without limitation, the registration of Warrants held by a holder of Registrable Securities requesting registration as to which the Company has received reasonable assurances that only Registrable Securities will be distributed to the public), and pursuant thereto the Company will as expeditiously as possible:
          (a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use reasonable efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to the counsel selected by the holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel);

          (b) furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;
          (c) use reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller of Registrable Securities reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdictions, (iii) consent to general service of process in each such jurisdiction or (iv) undertake such actions in any jurisdiction other than the states of the United States of America and the District of Columbia);
          (d) notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;
          (e) use its best efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on the NASD automated quotation system and, if listed on the NASD automated quotation system, use its best efforts to secure designation of all such Registrable Securities covered by such registration statements as a NASDAQ “national market system security” within the meaning of Rule 11Aa2-1 of the Securities and Exchange Commission or, failing that, to secure NASDAQ authorization for such Registrable Securities and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such Registrable Securities with the NASD;
          (f) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;
          (g) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a stock split or a combination of shares);
          (h) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company’s, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;
          (i) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company’s first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;
          (j) permit any holder of Registrable Securities which holder, in its sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included; and
          (k) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Common Stock of the Company included in such registration statement for sale in any jurisdiction, the Company will use its reasonable best efforts promptly to obtain the withdrawal of such order. If any such registration or comparable statement refers to any holder by name or otherwise as the holder of any securities of the Company and if in its sole and exclusive judgment such holder is or might be deemed to be a controlling person of the Company, such holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such holder and presented to the Company in writing, to the effect that the holding by such holder of such securities is not to be construed as a recommendation by such holder of the investment quality of the Company’s securities covered thereby and that such holding does not imply that such holder will assist in meeting any future financial requirements of the Company, (ii) in the event that such reference to such holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to such holder; provided that with respect to this clause (ii) such holder shall furnish to the Company an opinion of counsel to such effect, which opinion and counsel shall be reasonably satisfactory to the Company.
     12.6 Registration Expenses. All expenses incident to the Company’s performance of or compliance with this Article 12, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by the Company (all such expenses, excluding underwriting discounts and commissions, being herein called “Registration Expenses”), will be borne by the Company. the Company will bear the cost of one set of counsel for the Holders of Registrable Securities participating in any Piggyback Registration. All underwriting discounts and commissions will be borne by the seller of the securities sold pursuant to the registration.
     12.7 Indemnification.
          (a) The Company hereby agrees to indemnify, to the extent permitted by law, each holder of Registrable Securities, its officers and directors and each Person who controls such holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein or by such holder’s failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company shall indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.
          (b) In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder and only to the extent of the amount of net proceeds received by such holder in the offering.
          (c) Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.
          (d) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities. the Company also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Company’s indemnification is unavailable for any reason.
     12.8 Participation in Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or

Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided that no holder of Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters other than representations and warranties regarding such holder and such holder’s intended method of distribution.
ARTICLE 13
SUBORDINATION OF NOTES
     13.1 General. The Subordinated Debt is subordinate and junior in right of payment to all Senior Financing and the Senior Term Loans to the extent provided in this Article 13. The Junior Subordinated Notes are subordinate and junior in right of payment to the Senior Subordinated Notes to the extent provided in this Article 13.
     13.2 Default in Respect of Senior Financing.
          (a) Senior Financing Payment Default. In the event of a Senior Financing Payment Default then, unless and until such Senior Financing Payment Default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment (in cash, property or by set-off or otherwise, except that payment may be made by delivery of Notes of the same type) shall be made on account of the principal of, or prepayment premium, if any, or any other amount in respect of, or interest on, any Subordinated Debt, or as a sinking fund for any Subordinated Debt, or in respect of any redemption, retirement, purchase or other acquisition of any Subordinated Debt, during any period:
          (i) commencing on the date such Senior Financing Payment Default shall first occur and ending on the date on which such Senior Financing Payment Default shall have been cured or waived or shall have ceased to exist; or
          (ii) in which any judicial proceeding or any other proceeding or action (whether judicial or otherwise) seeking to foreclose or otherwise realize on any collateral shall be pending in respect of such Senior Financing Payment Default, or in which the maturity of such Senior Financing shall have been accelerated in respect of such Senior Financing Payment Default and such acceleration shall not have been annulled.
          (b) Senior Financing Covenant Default. In the event of a Senior Financing Covenant Default, then, unless and until such Senior Financing Covenant Default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment (in cash, property or by set-off or otherwise, except that payment may be made by delivery of Notes of the same type) shall be made on account of the principal of, or prepayment premium, if any, or any other amount in respect of, or interest on, any Subordinated Debt, or as a sinking fund for any Subordinated Debt, or in respect of any redemption, retirement, purchase or other acquisition of any Subordinated Debt, during any period:
          (i) of one hundred eighty (180) days after written notice (a “Senior Financing Blocking Notice”) of such Senior Financing Covenant Default shall have been given to the Company and to the Purchasers by the Senior Agent,

provided that only one (1) such Senior Financing Blocking Notice shall be given pursuant to the terms of this Section 13.2(b)(i) in any three hundred sixty (360) day period; or
          (ii) in which any judicial proceeding or any other proceeding or action (whether judicial or otherwise) seeking to foreclose or otherwise realize on any collateral shall be pending in respect of such Senior Financing Covenant Default, or in which an effective notice of acceleration of the maturity of such Senior Financing shall have been transmitted to the Company and each of the holders of the Notes in respect of such Senior Financing Covenant Default and such acceleration shall not have been annulled, or in which notice of the failure to pay such Senior Financing upon its final maturity shall have been transmitted to the Company and each of the holders of the Notes and such failure shall be continuing;
provided that no Senior Financing Covenant Default that served as the basis for, or existed at the time of, a previous Senior Financing Blocking Notice, shall provide the basis for a subsequent Senior Financing Blocking Notice unless such Senior Financing Covenant Default has been cured or waived for a period of at least one hundred eighty (180) consecutive days.
          (c) Notice by the Company. The Company shall give written notice to each holder of Subordinated Debt of any Senior Financing Payment Default (and any acceleration of the maturity of any Indebtedness as a result thereof) and the receipt of any notice under Section 13.2(b)(i) or Section 13.2(b)(ii) immediately upon the occurrence or receipt thereof, as the case may be.
     13.3 Default in Respect of Senior Term Loans
          (a) Senior Term Loans Payment Default. In the event of a Senior Term Loans Payment Default then, unless and until such Senior Term Loans Payment Default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment (in cash, property or by set-off or otherwise, except that payment may be made by delivery of Notes of the same type) shall be made on account of the principal of, or prepayment premium, if any, or any other amount in respect of, or interest on, any Subordinated Notes, or as a sinking fund for any Subordinated Notes, or in respect of any redemption, retirement, purchase or other acquisition of any Subordinated Notes, during any period:
          (i) commencing on the date such Senior Term Loans Payment Default shall first occur and ending on the date on which such Senior Term Loans Payment Default shall have been cured or waived or shall have ceased to exist; or
          (ii) in which any judicial proceeding or any other proceeding or action (whether judicial or otherwise) seeking to foreclose or otherwise realize on any collateral shall be pending in respect of such Senior Term Loans Payment Default, or in which the maturity of such Senior Term Notes shall have been accelerated in respect of such Senior Term Loans Payment Default and such acceleration shall not have been annulled.

          (b) Senior Term Loans Covenant Default. In the event of a Senior Term Loans Covenant Default, then, unless and until such Senior Term Loans Covenant Default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment (in cash, property or by set-off or otherwise, except that payment may be made by delivery of Subordinated Notes) shall be made on account of the principal of, or prepayment premium, if any, or any other amount in respect of, or interest on, any Subordinated Notes, or as a sinking fund for any Subordinated Notes, or in respect of any redemption, retirement, purchase or other acquisition of any Subordinated Notes, during any period:
          (i) of one hundred eighty (180) days after written notice (a “Senior Term Loans Blocking Notice”) of such Senior Term Loans Covenant Default shall have been given to the Company and to the Purchasers by the Agent, provided that only one (1) such Senior Term Loans Blocking Notice shall be given pursuant to the terms of this Section 13.3(b)(i) in any three hundred sixty (360) day period; or
          (ii) in which any judicial proceeding or any other proceeding or action (whether judicial or otherwise) seeking to foreclose or otherwise realize on any collateral shall be pending in respect of such Senior Term Loans Covenant Default, or in which an effective notice of acceleration of the maturity of such Senior Term Notes shall have been transmitted to the Company and each of the holders of the Subordinated Notes in respect of such Senior Term Loans Covenant Default and such acceleration shall not have been annulled, or in which notice of the failure to pay such Senior Term Notes upon its final maturity shall have been transmitted to the Company and each of the holders of the Subordinated Notes and such failure shall be continuing;
provided that no Senior Term Loans Covenant Default that served as the basis for, or existed at the time of, a previous Senior Term Loans Blocking Notice, shall provide the basis for a subsequent Senior Term Loans Blocking Notice unless such Senior Term Loans Covenant Default has been cured or waived for a period of at least one hundred eighty (180) consecutive days.
          (c) Notice by the Company. The Company shall give written notice to each holder of Subordinated Notes of any Senior Term Loans Payment Default (and any acceleration of the maturity of any Indebtedness as a result thereof) and the receipt of any notice under Section 13.3(b)(i) or Section 13.3(b)(ii) immediately upon the occurrence or receipt thereof, as the case may be.
     13.4 Default in Respect of Senior Subordinated Notes.
          (a) Senior Subordinated Notes Payment Default. In the event of a Senior Subordinated Notes Payment Default then, unless and until such Senior Subordinated Notes Payment Default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment (in cash, property or by set-off or otherwise, except that payment may be made be delivery of Junior Subordinated Notes) shall be made on account of the principal of, or prepayment premium, if any, or any other amount in respect of, or interest on, any Junior Subordinated Notes, or as a sinking fund for any Junior Subordinated Notes, or in respect of any redemption, retirement, purchase or other acquisition of any Junior Subordinated Notes, during any period:

          (i) commencing on the date such Senior Subordinated Notes Payment Default shall first occur and ending on the date on which such Senior Subordinated Notes Payment Default shall have been cured or waived or shall have ceased to exist; or
          (ii) in which any judicial proceeding or any other proceeding or action (whether judicial or otherwise) seeking to foreclose or otherwise realize on any collateral shall be pending in respect of such Senior Notes Payment Default, or in which the maturity of such Senior Subordinated Notes shall have been accelerated in respect of such Senior Subordinated Notes Payment Default and such acceleration shall not have been annulled.
          (b) Senior Subordinated Notes Covenant Default. In the event of a Senior Subordinated Notes Covenant Default, then, unless and until such Senior Subordinated Notes Covenant Default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment (in cash, property or by set-off or otherwise, except that payment may be made be delivery of Junior Subordinated Notes) shall be made on account of the principal of, or prepayment premium, if any, or any other amount in respect of, or interest on, any Junior Subordinated Notes, or as a sinking fund for any Junior Subordinated Notes, or in respect of any redemption, retirement, purchase or other acquisition of any Junior Subordinated Notes, during any period:
          (i) of one hundred eighty (180) days after written notice (a “Senior Subordinated Notes Blocking Notice”) of such Senior Subordinated Notes Covenant Default shall have been given to the Company and to the Purchaser by the Agent, provided that only one (1) such Senior Subordinated Notes Blocking Notice shall be given pursuant to the terms of this Section 13.4(b)(i) in any three hundred sixty (360) day period; or
          (ii) in which any judicial proceeding or any other proceeding or action (whether judicial or otherwise) seeking to foreclose or otherwise realize on any collateral shall be pending in respect of such Senior Subordinated Notes Covenant Default, or in which an effective notice of acceleration of the maturity of such Senior Subordinated Notes shall have been transmitted to the Company and each of the holders of the Junior Subordinated Notes in respect of such Senior Subordinated Notes Covenant Default and such acceleration shall not have been annulled, or in which notice of the failure to pay such Senior Subordinated Notes upon its final maturity shall have been transmitted to the Company and each of the holders of the Junior Subordinated Notes and such failure shall be continuing;
provided that (A) no Senior Subordinated Notes Covenant Default that served as the basis for, or existed at the time of, a previous Senior Subordinated Notes Blocking Notice, shall provide the basis for a subsequent Senior Subordinated Notes Blocking Notice unless such Senior Subordinated Notes Covenant Default has been cured or waived for a period of at least one hundred eighty (180) consecutive days, and (B) notwithstanding the foregoing, no more than four (4) payment blockages may be imposed under any of the provisions of this Section 13.4(b) while the Junior Subordinated Notes shall remain outstanding.

          (c) Notice by the Company. The Company shall give written notice to each holder of Junior Subordinated Notes of any Senior Subordinated Notes Payment Default (and any acceleration of the maturity of any Indebtedness as a result thereof) and the receipt of any notice under Section 13.4(b)(i) or Section 13.4(b)(ii) immediately upon the occurrence or receipt thereof, as the case may be.
     13.5 Insolvency, etc. In the event of:
          (a) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to any Company, its creditors or its Properties and Facilities;
          (b) any proceeding for the liquidation, dissolution or other winding-up of the Company, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings;
          (c) any assignment by the Company for the benefit of creditors; or
          (d) any other marshalling of the assets of the Company
first, all Senior Financing shall be paid in full in cash before any payment or distribution, whether in cash, securities (other than securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinated, at least to the extent provided in this Article 13 with respect to Subordinated Debt, to the payment of all Senior Financing and the Senior Term Loans at the time outstanding and to any securities issued in respect thereof under any such plan or reorganization or readjustment (such securities being referred to as “Other Subordinated Securities”)) or other property shall be made to any holder of any Subordinated Debt or any Senior Term Notes on account of any Subordinated Debt or the Senior Term Notes;
and second, all Senior Term B Notes shall be paid in full in cash before any payment or distribution, whether in cash, securities (other than Other Subordinated Securities) or other property shall be made to any holder of any Senior Term C Notes, and third, all Senior Term C Notes shall be paid in full in cash before any payment or distribution, whether in cash, securities (other than Other Subordinated Securities) or other property shall be made to any holder of any Subordinated Notes, and Fourth, all Senior Subordinated Notes shall be paid in full in cash before any payment or distribution, whether in cash, securities (other than securities of the Company’s or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinated, at least to the extent provided in this Article 13 with respect to Junior Subordinated Notes, to the payment of all Senior Subordinated Notes at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment (such securities being referred to as “Other Subordinated Junior Notes”)) or other property shall be made to any holder of any Junior Subordinated Notes on account of any Junior Subordinated Notes.
Any payment or distribution, whether made in cash, securities (other than Other Subordinated Securities or Other Subordinated Junior Notes) or other property, and whether made directly or indirectly that would otherwise (but for this Section 13.5) be payable or deliverable in respect of Subordinated Debt shall first be paid or delivered directly to the holders of Senior Financing in accordance with the priorities then existing among such holders until all Senior Financing shall have been paid in full in cash and second be paid or delivered directly to the holders of Senior Term Loan B in accordance with the priorities then existing among such holders until all Senior Term B Notes shall have been paid in full in cash and third be paid or delivered directly to the holders of Senior Term Loan C in accordance with the priorities then existing among such holders until all Senior Term C Notes shall have been paid in full in cash and fourth be paid or delivered directly to the holders of Senior Subordinated Notes in accordance with the priorities then existing among such holders until all Senior Subordinated Notes shall have been paid in full in cash.
     13.6 Limited Suspension of Remedies of Holders of Subordinated Debt. At any time during which payment on the Subordinated Debt shall be prohibited pursuant to the terms of Sections 13.2 or 13.3, no holder of Subordinated Debt may:
          (a) declare or join in the declaration of any Subordinated Debt to be due and payable or otherwise accelerate the maturity of the principal of the Notes, accrued interest thereon or prepayment premium or other amounts due thereunder, or
          (b) commence any administrative, legal or equitable action against the Company;
     provided, however, that the limitations contained in clauses (a) and (b) above shall terminate with respect to such period on the earlier of (i) the date on which the Senior Agent or any Senior Lender accelerates the maturity of the Senior Financing in the case of a prohibition of payment pursuant to Section 13.2 or the date on which the holders of the Senior Term Loans accelerate the maturity of the Senior Term Notes in the case of a prohibition of payment pursuant to Section 13.3 and (ii) the date that is the one hundred eightieth (180th) day after the date of delivery of written notice by Agent to Senior Lender or holders of Senior Term Loans, as the case may be, of the occurrence and continuance of a Default or Event of Default under this Agreement.
     13.7 Proof of Claim. Each holder of Subordinated Debt irrevocably authorizes and empowers the holders of Senior Financing and the Senior Term Loans and each holder of Junior Subordinated Notes irrevocably authorizes and empowers the holders of Senior Subordinated Notes in any proceeding under any federal or state bankruptcy or insolvency law, or any other reorganization, dissolution or liquidation proceedings of the Company to file a proof of claim on behalf of such holder of Subordinated Debt or Junior Subordinated Notes, as the case may be, with respect to the Subordinated Debt or the Junior Subordinated Notes, as the case may be, and the other amounts owing hereunder and the Notes if (and only if) such holder of Subordinated Debt or Junior Subordinated Notes, as the case may be, fails to file proof of its claims prior to ten (10) days before the expiration of the time period during which such proof of claim must be filed. Neither this Section 13.7, nor any other provisions hereof, shall be construed to give the holders of Senior Financing or the Senior Term Loans any right to vote any Subordinated Debt or the holders of Senior Subordinated Notes any right to vote any Junior Subordinated Notes, or any related claim, whether in connection with any resolution, arrangement, plan of reorganization, compromise, settlement, election, or otherwise.

     13.8 Acceleration of Subordinated Debt. In the event that any Subordinated Debt shall be declared due and payable as the result of the occurrence of any one or more Events of Default in respect thereof, under circumstances when the terms of Section 13.2 or 13.3 do not prohibit payment on Subordinated Debt, no payment shall be made in respect of any Subordinated Debt unless and until all Senior Financing and the Senior Term Loans shall have been paid in full in cash or such declaration and its consequences shall have been rescinded and all such Defaults and Events of Default shall have been remedied or waived or shall have ceased to exist. In the event that any Junior Subordinated Notes shall be declared due and payable as the result of the occurrence of any one or more Events of Default in respect thereof, under circumstances when the terms of Section 13.4 do not prohibit payment on Junior Subordinated Notes, no payment shall be made in respect of any Junior Subordinated Notes unless and until all Senior Subordinated Notes shall have been paid in full in cash or such declaration and its consequences shall have been rescinded and all such Defaults and Events of Default shall have been remedied or waived or shall have ceased to exist.
     13.9 Turnover of Payments.
          (a) If:
          (i) any payment or distribution shall be collected or received by any holders of Subordinated Debt in contravention of any of the terms of this Article 13 and prior to the payment in full in cash of the Senior Financing or the Senior Term Loans at the time outstanding; and
          (ii) Agent or the Senior Agent shall have notified such holders of Subordinated Debt, within one hundred eighty (180) days of any such payment or distribution, of the facts by reason of which such collection or receipt so contravenes this Article 13;
then such holders of Subordinated Debt will deliver such payment or distribution, to the extent necessary to pay all such Senior Financing or Senior Term Loans in full in cash, to the holders of such Senior Financing or Senior Term Loans and, until so delivered, the same shall be held in trust by such holders of Subordinated Debt as the property of the holders of such Senior Financing or Senior Term Loans. If after any amount is delivered pursuant to this Section 13.9(a), whether or not such amounts have been applied to the payment of Senior Financing or the Senior Term Loans, and the outstanding Senior Financing or the Senior Term Loans shall thereafter be paid in full in cash by the Company or otherwise other than pursuant to this Section 13.9(a), the holders of Senior Financing or the Senior Term Loans shall return to such holders of Subordinated Debt an amount equal to the amount delivered to such holders of Senior Financing or the Senior Term Loans pursuant to this Section 13.9(a). Any optional prepayment made in respect of the Subordinated Debt that violates this Agreement or the Senior Credit Agreement shall also be subject to this Section 13.9(a).

          (b) If:
          (i) any payment or distribution shall be collected or received by any holders of Junior Subordinated Notes in contravention of any of the terms of this Article 13 and prior to the payment in full in cash of the Senior Subordinated Notes at the time outstanding; and
          (ii) the Agent shall have notified such holders of Junior Subordinated Notes, within one hundred eighty (180) days of any such payment or distribution, of the facts by reason of which such collection or receipt so contravenes this Article 13;
then such holders of Junior Subordinated Notes will deliver such payment or distribution, to the extent necessary to pay all such Senior Subordinated Notes in full in cash, to the holders of such Senior Subordinated Notes and, until so delivered, the same shall be held in trust by such holders of Junior Subordinated Notes as the property of the holders of such Senior Subordinated Notes. If after any amount is delivered to the holders of Senior Subordinated Notes pursuant to this Section 13.9(b), whether or not such amounts have been applied to the payment of Senior Subordinated Notes, and the outstanding Senior Subordinated Notes shall thereafter be paid in full in cash by the Company or otherwise other than pursuant to this Section 13.9(b), the holders of Senior Subordinated Notes shall return to such holders of Junior Subordinated Notes an amount equal to the amount delivered to such holders of Senior Subordinated Notes pursuant to this Section 13.9(b).
     13.10 Obligations Not Impaired.
          (a) No Impairment of Senior Financing or Senior Term Loans. No right of any present or future holder of any Senior Financing or Senior Term Loans and no right of any present or future holder of any Senior Subordinated Notes to enforce the subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Agreement, regardless of any knowledge thereof any such holder may have or be otherwise charged with.
          (b) No Impairment of Subordinated Debts. Nothing contained in this Section 13.10 shall impair, as between the Company and any holder of Subordinated Debt, the obligation of the Company to pay to such holder the principal thereof and prepayment premium, if any, and interest thereon as and when the same shall become due and payable in accordance with the terms of this Agreement, or prevent any holder of any Subordinated Debt from exercising all rights, powers and remedies otherwise permitted by applicable law or under this Agreement or the Stockholders Agreement, all subject to the rights of the holders of the Senior Financing and the Senior Term Loans to receive cash, Securities or other property otherwise payable or deliverable to the holders of Subordinated Debt.
     13.11 Payment of Debt; Subrogation. Upon the payment in full of all Senior Financing and Senior Term Loans in cash, the holders of Subordinated Debt shall be subrogated to all rights of any holder of Senior Financing or any holder of Senior Term Loans to receive any further payments or distributions applicable thereto until the Subordinated Debt shall have been paid in full, and such payments or distributions received by the holders of Subordinated Debt by reason of such subrogation, of cash, Securities or other property which otherwise would be paid or distributed to the holders of Senior Financing or Senior Term Loans, shall, as between the Company and its creditors other than the holders of Senior Financing or Senior Term Loans, on the one hand, and the holders of Subordinated Debt, on the other hand, be deemed to be a payment by the Company on account of Senior Financing or Senior Term Loans and not on account of Subordinated Debt. Upon the payment in full of all Senior Subordinated Notes in cash, the holders of Junior Subordinated Notes shall be subrogated to all rights of any holder of Senior Subordinated Notes to receive any further payments or distributions applicable to the Senior Subordinated Notes until the Junior Subordinated Notes shall have been paid in full, and such payments or distributions received by the holders of Junior Subordinated Notes by reason of such subrogation, of cash, Securities or other property which otherwise would be paid or distributed to the holders of Senior Subordinated Notes, shall, as between the Company and its creditors other than the holders of Senior Subordinated Notes, on the one hand, and the holders of Junior Subordinated Notes, on the other hand, be deemed to be a payment by the Company on account of Senior Subordinated Notes and not on account of Junior Subordinated Notes.
     13.12 Reliance of Holders of Senior Financing and Senior Term Loans; Reliance of Holders of Senior Subordinated Notes; Amendments.
          (a) Reliance of Holders of Senior Financing. Each holder of Subordinated Debt by its acceptance thereof shall be deemed to acknowledge and agree that the foregoing subordination provisions are, and are intended to be, an inducement to and a consideration of each holder of any Senior Financing and Senior Term Loans, whether such financing was created or acquired before or after the creation of Subordinated Debt, to acquire and hold, or to continue to hold, such Senior Financing or Senior Term Loans, and such holder of Senior Financing or Senior Term Loans shall be deemed conclusively to have relied on such subordination provisions in acquiring and holding, or in continuing to hold, such Senior Financing or Senior Term Loans.
          (b) Reliance of Holders of Senior Subordinated Notes. Each holder of Junior Subordinated Notes by its acceptance thereof shall be deemed to acknowledge and agree that the foregoing subordination provisions are, and are intended to be, an inducement to and a consideration of each holder of any Senior Subordinated Notes, whether such Senior Subordinated Note was created or acquired before or after the creation of Junior Subordinated Notes, to acquire and hold, or to continue to hold, such Senior Subordinated Notes, and such holder of Senior Subordinated Notes shall be deemed conclusively to have relied on such subordination provisions in acquiring and holding, or in continuing to hold, such Senior Subordinated Notes.
          (c) Amendments. Notwithstanding anything to the contrary herein, no amendment, waiver or other modification of this Article 13 shall be effective unless such amendment, waiver or other modification shall have been approved in writing by Senior Agent and all of the holders of Senior Term Loans and Senior Subordinated Notes outstanding at the time of such amendment, waiver or other modification.
     13.13 Notices. Whenever any notice to holders of Notes shall be required pursuant to the provisions of this Article 13, the Senior Agent and the other holders of Senior Financing shall be deemed to have given such notice if such notice shall have been delivered to
          (a) all holders of Notes identified on Annex A and all holders of Notes identified in the register of the Company maintained pursuant to Section 6.1 in each case in the manner specified in Section 14.6, and

          (b) all other holders of Notes that shall have given written notice to the Senior Agent that such holder holds one or more Notes;
provided, however, that if the Company shall fail to make such register available to the Senior Agent, then such notice shall be deemed to have been given if such notice is delivered to (i) all holders of Notes identified on Annex A, in the manner specified in Section 14.6, and (ii) all other holders of Notes that shall have given written notice to the Senior Agent that such holder holds one or more Notes. For the purposes of this Section 13.13, any such written notice to the Senior Agent by any such other holder of Notes shall be effective if given to the Senior Agent at the address of the Senior Agent supplied by the Company from time to time.
ARTICLE 14
MISCELLANEOUS
     14.1 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that (i) the Company may not assign or transfer its rights hereunder or any interest herein or delegate its duties hereunder and (ii) Purchasers shall have the right to assign their rights hereunder and under the Notes and Securities in accordance with Article 6.
     14.2 Modifications and Amendments. The provisions of this Agreement may be modified, waived or amended, but only by a written instrument signed by the Company and the Agent to be bound thereby and, to the extent such modification, amendment or waiver relates (i) to the Notes, such instrument must be executed by Agent on behalf of Purchasers upon satisfaction of the conditions set forth in Section 9.11 and (ii) to the Preferred Stock, the Common Stock, the Warrants or the Warrant Shares, such instrument must be executed by the holders of at least seventy-five percent (75%) of the Preferred Stock, Common Stock or the Warrant Shares, as appropriate.
     14.3 No Implied Waivers; Cumulative Remedies; Writing Required. No delay or failure in exercising any right, power or remedy hereunder shall affect or operate as a waiver thereof; nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power or remedy preclude any further exercise thereof or of any other right, power or remedy. The rights and remedies hereunder are cumulative and not exclusive of any rights or remedies that Agent or Purchasers or any holder of Notes, Preferred Stock, Common Stock, Warrants or Warrant Shares would otherwise have. Any waiver, permit, consent or approval of any kind or character of any breach or default under this Agreement or any such waiver of any provision or condition of this Agreement must be in writing, satisfy the conditions set forth in Section 9.11 and shall be effective only to the extent in such writing specifically set forth.
     14.4 Reimbursement of Expenses. The Company upon demand shall pay or reimburse Agent and Purchasers for all reasonable fees and expenses incurred or payable by Agent or Purchasers (including, without limitation, reasonable fees and expenses of special counsel for Agent and Purchasers), from time to time (i) arising in connection with the negotiation, preparation and execution of this Agreement, the Notes, the other Transaction Documents and all other instruments and documents to be delivered hereunder or thereunder or arising in connection with the transactions contemplated hereunder or thereunder, (ii) relating to any amendments, waivers or consents pursuant to the provisions hereof or thereof, and (iii) arising in connection with the enforcement of this Agreement or collection of the Notes.
     14.5 Holidays. Whenever any payment or action to be made or taken hereunder or under the Notes shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day, and such extension of time shall be included in computing interest or fees, if any, in connection with such payment or action.
     14.6 Notices. All notices and other communications given to or made upon any party hereto in connection with this Agreement shall, except as otherwise expressly herein provided, be in writing (including telecopy, but in such case, a confirming copy will be sent by another permitted means) and mailed via certified mail, telecopied or delivered by guaranteed overnight parcel express service or courier to the respective parties, as follows:
to the Company:
Global Dosimetry Solutions, Inc.
2652 McGaw Avenue
Irvine, CA 92614
Attention: Chief Financial Officer
with a copy to:
Global Dosimetry Solutions, Inc.
c/o American Capital Strategies, Ltd.
Two Bethesda Metro Center
14th Floor
Bethesda, Maryland 20814
Attention: Compliance Officer
with a copy to:
Global Dosimetry Solutions, Inc.
c/o American Capital Strategies, Ltd.
Attention: Robert Klein, Principal
                   Brian Graff, Principal
461 Fifth Avenue, 26th Floor
New York, New York 10017
Fax: (212) 213-2060
with a copy to:
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
Attention: Christopher K. Aidun
Fax: (212) 310-8007

to Agent:
American Capital Strategies, Ltd.
2 Bethesda Metro Center, 14th Floor
Bethesda, Maryland 20814
Attention: Compliance Officer
Fax: (301) 654-6714
with a copy to:
American Capital Strategies, Ltd.
Attention: Robert Klein, Principal
461 Fifth Avenue, 26th Floor
New York, NY 10017
Fax: (212) 213-2060
and
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
Attention: Christopher K. Aidun, Esq.
Fax: (212) 310-8007
to Purchasers:
as set forth on Annex A
or in accordance with any subsequent written direction from the recipient party to the sending party. All such notices and other communications shall, except as otherwise expressly herein provided, be effective upon delivery if delivered by courier or overnight parcel express service; in the case of certified mail, three (3) Business Days after the date sent; or in the case of telecopy, when received.
     14.7 Survival. All representations, warranties, covenants and agreements of the Company contained herein or made in writing in connection herewith shall survive the execution and delivery of this Agreement and the purchase of the Notes, Preferred Stock, Common Stock and the Warrants and shall continue in full force and effect so long as any Note, Preferred Stock, Common Stock or Warrant is outstanding and until payment in full of all of the Company’s obligations hereunder or thereunder. All obligations relating to indemnification hereunder shall survive any termination of this Agreement and shall continue for the length of any applicable statute of limitations.
     14.8 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.
     14.9 Jurisdiction, Consent to Service of Process.

          (a) THE COMPANY HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN THE CITY OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR ANY OTHER PURCHASE DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT AGENT, PURCHASERS AND THE COMPANY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, THE NOTES OR ANY OTHER PURCHASE DOCUMENT AGAINST AGENT, PURCHASERS, COMPANY, AS APPLICABLE, OR THEIR RESPECTIVE PROPERTIES IN THE COURTS OF ANY JURISDICTION.
          (b) THE COMPANY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR ANY OTHER PURCHASE DOCUMENT IN ANY NEW YORK OR FEDERAL COURT. IF EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
          (c) EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 14.6 HEREOF. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.
     14.10 Jury Trial Waiver. THE PARTIES HEREBY IRREVOCABLY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING (I) TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR IN CONNECTION WITH THIS AGREEMENT, OR (II) ARISING FROM ANY DISPUTE OR CONTROVERSY IN CONNECTION WITH OR RELATED TO THIS AGREEMENT AND AGREE THAT ANY SUCH ACTION OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.
     14.11 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law in any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating any other provision of this Agreement.

     14.12 Headings. Article, section and subsection headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.
     14.13 Indemnity. The Company hereby agrees to indemnify, defend and hold harmless Agent and Purchasers and their officers, directors, employees, agents and representatives, and their respective successors and assigns in connection with any losses, claims, damages, liabilities and expenses, including reasonable attorneys’ fees, to which Agent or any Purchaser may become subject (other than as a result and to the extent of the gross negligence or willful misconduct of any such Person), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or by reason of any investigation, litigation or other proceedings related to or resulting from any act of, or omission by, the Company or its Affiliates or any officer, director, employee, agent or representative of the Company or its Affiliates with respect to the Transactions, the Notes, the Preferred Stock, the Common Stock, the Warrants, Charter, the By-laws or any agreements entered into in connection with any such agreements, instruments or documents, and to reimburse Agent and Purchasers and each such Person and Affiliate, upon demand, for any legal or other expenses incurred in connection with investigating or defending any such loss, claim, damage, liability, expense or action, except to the extent that any such loss, claim, damage, liability, expense or action arises out of or by reason of the willful misconduct or gross negligence of Agent, Purchaser or any of their respective officers, directors, employees, agents and representatives. To the extent that the foregoing undertakings may be unenforceable for any reason, the Company agrees to make the maximum contribution to the payment and satisfaction of indemnified liabilities set forth in this Section 14.13 which is permissible under applicable law.
     14.14 Environmental Indemnity. The Company and its respective successors and assigns, hereby release and discharge, and agree to defend, indemnify and hold harmless, Agent, Purchasers and their Affiliates (including their partners, subsidiaries, customers, guests, and invitees, and the successors and assigns of all of the foregoing, and their respective officers, employees and agents) from and against any and all Environmental Liabilities, whenever and by whomever asserted, to the extent that such Environmental Liabilities are based upon, or otherwise relate to: (i) any Condition at any time in, at, on, under, a part of, involving or otherwise related to the Properties and Facilities (including any of the properties, materials, articles, products, or other things included in or otherwise a part of the Properties and Facilities); (ii) any action or failure to act of any Person, including any prior owner or operator of the Properties and Facilities (including any of the properties, materials, articles, products, or other things included in or otherwise a part of the Properties and Facilities), involving or otherwise related to the Properties and Facilities or operations of the Company; (iii) the Management of any Pollutant, material, article or product (including Management of any material, article or product containing a Pollutant) in any physical state and at any time, involving or otherwise related to the Properties and Facilities or any property covered by clause (iv) (including Management either from the Properties and Facilities or from any property covered by clause (iv), and Management to, at, involving or otherwise related to the Properties and Facilities or any property covered by clause (iv)); (iv) Conditions, and actions or failures to act, in, at, on, under, a part of, involving or otherwise related to any property other than the Properties and Facilities, which property was, at or prior to the Additional Closing Date, (I) acquired, held, sold, owned, operated, leased, managed, or divested by, or otherwise associated with, (A) the Company, (B) any of the Company’s Affiliates, or (C) any predecessor or successor organization of those identified in (A) or (B); or (II) engaged in any tolling, contract manufacturing or processing, or other similar activities for, with, or on behalf of the Company; (v) any violation of or noncompliance with or the assertion of any Lien under the Environmental Laws, (vi) the presence of any toxic or hazardous substances, wastes or contaminants on, at or from the past and present Properties and Facilities, including, without limitation, human exposure thereto; (vii) any Release affecting the past or present Properties and Facilities, whether or not the same originates or emanates from such Properties and Facilities or from any contiguous real estate, including, without limitation, any loss of value of such Properties and Facilities as a result thereof; or (viii) a misrepresentation in any representation or warranty or breach of or failure to perform any covenant made by the Company in this Agreement. This indemnity and agreement to defend and hold harmless shall survive any termination or satisfaction of the Notes, or the sale, assignment or foreclosure thereof, or the sale, transfer or conveyance of all or part of the past and present Properties and Facilities, or any other circumstances which might otherwise constitute a legal or equitable release or discharge, in whole or in part, of the Company under the Notes.
     14.15 Counterparts. This Agreement may be executed in any number of counterparts and by either party hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument.
     14.16 Integration. This Agreement and the other Transaction Documents set forth the entire understanding of the parties hereto with respect to all matters contemplated hereby and supersede all previous agreements and understandings among them concerning such matters. No statements or agreements, oral or written, made prior to or at the signing hereof, shall vary, waive or modify the written terms hereof. This Agreement shall amend and restate the Existing Purchase Agreement in its entirety, and the initial agreement shall have no further effect as of the date hereof.
     14.17 Subordination. The obligations evidenced hereby are subordinate in the manner and to the extent set forth herein and in the Intercreditor Agreement by and among the Senior Agent, Agent and the Company, to the Senior Financing, and each holder hereof, by its acceptance hereof, acknowledges and agrees to be bound by the provisions hereof and of the Intercreditor Agreement when so executed.
* * *

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY: GLOBAL DOSIMETRY SOLUTIONS, INC.
By:	/s/ Thomas Logan
	Name:	Thomas Logan
	Title:	CEO

AGENT: AMERICAN CAPITAL FINANCIAL SERVICES, INC.
By:	/s/ Todd Wilson
Name:
Title:

PURCHASERS: AMERICAN CAPITAL STRATEGIES, LTD.
By:	/s/ Todd Wilson
Name:
Title:

ACS FUNDING TRUST I By: AMERICAN CAPITAL STRATEGIES, LTD., its Servicer
By:	/s/ Todd Wilson
Name:
Title:

ACAS BUSINESS LOAN TRUST 2003-2 By: AMERICAN CAPITAL STRATEGIES, LTD., its Servicer
By:	/s/ Todd Wilson
Name:
Title:

Signature Page to Note and Equity Purchase Agreement

2

ANNEX A
INFORMATION RELATING TO PURCHASERS
Name and Address of Initial Purchaser**
AMERICAN CAPITAL STRATEGIES, LTD.
2 Bethesda Metro Center
14th Floor
Bethesda, MD 20814
**Certain of the Notes have or will be assigned or sold to the following entities as set forth on Exhibit B attached hereto:
ACS FUNDING TRUST I
c/o AMERICAN CAPITAL STRATEGIES, LTD.,
as Servicer
2 Bethesda Metro Center, 14th Floor
Bethesda, MD 20814
ACAS BUSINESS LOAN TRUST 2003-2
c/o AMERICAN CAPITAL STRATEGIES, LTD.,
as Servicer
2 Bethesda Metro Center, 14th Floor
Bethesda, MD 20814
(1)	All payments on the Notes are to be made as follows:
If by wire:
Bank: Wells Fargo Bank, N.A. ABA#: XXXXXXXXX Account Name: ACS Funding Trust I Account #: XXXX-XXXXXX
If by mail:
ACS Funding Trust I NW 7941 P.O. Box 1450 Minneapolis, MN 55485-7941
If by overnight parcel service (e.g., FedEx, UPS, etc):
NW 7941 c/o Regular ACS Funding Trust I 1350 Energy Lane, Suite 200 St. Paul, MN 55108
with sufficient information to identify the source and application of such funds.
** All check should be made payable to “ACS Funding Trust I”
(2)	All notices of payments and written confirmations of such wire transfers:

American Capital Strategies, Ltd., as Servicer 2 Bethesda Metro Center, 14th Floor Bethesda, Maryland 20814 Attn: Comptroller Facsimile: (301) 654-6714

(3)	All other communications:

American Capital Strategies, Ltd., as Servicer 2 Bethesda Metro Center, 14th Floor Bethesda, Maryland 20814 Attn: Compliance Officer Facsimile: (301) 654-6714

ANNEX B

Holder
American Capital Strategies, Ltd.	Senior Term B Note-1, $5,000,000
American Capital Strategies	Senior Term B Note-2, $5,000,000
American Capital Strategies	Senior Term C Note, $4,000,000
American Capital Strategies	Senior Subordinated Note-1, $4,300,000
American Capital Strategies	Senior Subordinated Note-2, $4,300,000
American Capital Strategies	Tranche A Junior Subordinated Note, $4,300,000
American Capital Strategies	Tranche B Junior Subordinated Note, $4,300,000

Warrants and Number of Shares of Common
Holder	Stock of the Company
American Capital Strategies, Ltd.	Warrant, 88,560 shares

Holder	Preferred Stock

American Capital Strategies, Ltd.	20,000 shares of Series A PIK Preferred Stock

Holder	Common Stock

American Capital Strategies, Ltd.	17,500 shares of Common Stock

SCHEDULE 5.1(a)
Organization Schedule

Global Dosimetry Solutions, Inc.

Principal Place of Business:	2652 McGaw Avenue, Irvine, CA 92614

State of Incorporation:	Delaware

Foreign Qualifications:	California

SCHEDULE 5.1(j)
Litigation Schedule
Without acknowledging any requirement to make any disclosure, the Company hereby advises Agent that another potential bidder for the business acquired by Company in the Acquisition Agreement has sued ICN Pharmaceuticals, Inc. and its affiliates for breach of contract in connection with its completion of the Acquisition Agreement with the Company.

SCHEDULE 5.1(l)
Environmental Schedule
None.

SCHEDULE 5.1(q)
Properties Schedule
Owned: None.
Leased:
1.	2652 McGaw Avenue, Irvine, CA 92614

SCHEDULE 5.1(r)
Intellectual Property Schedule
1.	Patent: Identification of Scintillation Crystals, issue number 4967086 (lapsed due to non-payment of maintenance fees)

2.	Domain Names: dosimetry.com. The contracts (if any) with respect to the foregoing domain names and the contracts (if any) with respect to ICN Biomedicals websites.

3.	The content of the websites set forth in item 2 of this Schedule 5.1(r). Copies of such other software to the extent Purchaser has obtained a license from the software vendor. Intellectual property does not include the NT File Server or Louts Notes servers, if any, previously located in the Dosimetry Costa Mesa space.

SCHEDULE 5.1(w)
Liabilities Schedule
None.

SCHEDULE 7.2(b)
Permitted Encumbrances Schedule
None.

EXHIBIT A
Amended and Restated Certificate of Incorporation of the Company

     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF “GLOBAL DOSIMETRY SOLUTIONS, INC.”, FILED IN THIS OFFICE ON THE EIGHTEENTH DAY OF JUNE, A.D. 2004, AT 5:59 O’CLOCK P.M.
     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
GLOBAL DOSIMETRY SOLUTIONS, INC.
     Robert Klein hereby certifies that:
     I. He is the duly elected and acting President of Global Dosimetry Solutions, Inc., a Delaware corporation. The corporation was originally incorporated on September 5, 2003. An amendment to the Certificate of Incorporation was filed with the Secretary of State on September 22, 2003, changing the name of the corporation from “ACAS Acquisitions (Dosimetry), Inc.” to “Global Dosimetry Solutions, Inc.” This Amended and Restated Certificate of Incorporation further amends, and restates in its entirety, the Certificate of Incorporation of Global Dosimetry Solutions, Inc.
     II. The Certificate of Incorporation of this corporation is hereby amended and restated to read as follows:
     FIRST: Name. The name of the Corporation is Global Dosimetry Solutions, Inc. (the “Corporation”).
     SECOND: Address. The name and address of the registered office and agent of the Corporation in the State of Delaware is c/o National Corporate Research, Ltd., 615 South Dupont Highway, Dover, County of Kent, Delaware, 19901.
     THIRD: Purpose. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as from time to time amended.
     FOURTH: A. Capitalization. The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock”. The total number of shares which the Corporation is authorized to issue is 250,000 shares. 200,000 shares shall be Common Stock, par value $0.001 per share, and 50,000 shares shall be Preferred Stock, par value $0.001 per share.
     B. Common Stock. The rights, preferences, privileges and restrictions granted to and imposed on the Common Stock are as follows:
     1. Relative Rights. Each share of Common Stock shall have the same relative rights as and be identical in all respects to all the other shares of Common Stock.
     2. Dividends. Whenever there shall have been paid, or declared and set aside for payment, to the holders of shares of any class of stock having preference over the Common Stock as to the payment of dividends, the full amount of dividends and of sinking fund or retirement payments, if any, to which such holders are respectively entitled in preference to the Common Stock, then dividends may be paid on the Common Stock and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends thereon, but only when and as declared by the Board of Directors of the Corporation (the “Board”).
     3. Dissolution, Liquidation, Winding-Up. In the event of any dissolution, liquidation, or winding-up of the Corporation, whether voluntary or involuntary, the holders of the Common Stock, and holders of any class or series of stock entitled to participate therewith, in whole or in part, as to the distribution of assets in such event, shall become entitled to participate in the distribution of any assets of the Corporation remaining after the Corporation shall have paid, or provided for payment of, all debts and liabilities of the Corporation and after the Corporation shall have paid, or set aside for payment, to the holders of any class of stock having preference over the Common Stock in the event of dissolution, liquidation or winding-up the full preferential amounts, if any, to which they are entitled.
     4. Voting Rights. Each holder of shares of Common Stock shall be entitled to attend all special and annual meetings of the stockholders of the Corporation and to cast one vote for each outstanding share of Common Stock so held upon any matter or thing (including, without limitation, the election of one or more directors) properly considered and acted upon by the stockholders in accordance with the DGCL.
     C. Rights of Series A Preferred Stock. The rights, preferences, privileges and restrictions granted to and imposed on the Preferred Stock are as follows:
     1. Designation of Series A Preferred Stock. The Preferred Stock is designated and known as the Series A PIK Redeemable Preferred Stock (the “Series A Preferred Stock”) and shall consist of 50,000 shares.
     2. Rank.
          (a) The Series A Preferred Stock shall, with respect to dividends and distributions upon the liquidation, winding-up and dissolution of the Corporation, rank prior to all classes of Common Stock of the Corporation and to each other class of capital stock or series of Preferred Stock hereafter created by the Board not in violation of the terms hereof, the terms of which do not expressly provide that it ranks prior to or pari passu with the Series A Preferred Stock as to dividends and distributions upon the liquidation, winding-up and dissolution of the Corporation (“Junior Securities”).

3

          (b) The Series A Preferred Stock shall, with respect to dividends and distributions upon the liquidation, winding-up and dissolution of the Corporation, rank pari passu with any class of capital stock or series of Preferred Stock hereafter created by the Board not in violation of the terms hereof, the terms of which expressly provide that it ranks pari passu with the Series A Preferred Stock as to dividends and distributions upon the liquidation, winding-up and dissolution of the Corporation (“Parity Securities”).
          (c) The Series A Preferred Stock shall, with respect to dividends and distributions upon the liquidation, winding-up and dissolution of the Corporation, rank junior to each class of capital stock or series of Preferred Stock hereafter created by the Board which has been approved by the holders of the Series A Preferred Stock in accordance herewith, the terms of which expressly provide that it ranks prior to the Series A Preferred Stock as to dividends and distributions upon the liquidation, winding-up and dissolution of the Corporation (“Senior Securities”).
     3. Series A Preferred Stock Dividends and Distributions.
          (a) The holders of shares of Series A Preferred Stock, in preference to the holders of shares of any Junior Securities, shall be entitled to receive, when, as and if declared by the Board out of funds legally available therefor, cumulative dividends, at a rate of 8.0% per annum (as such rate may be increased in accordance with the terms hereof, the “Dividend Rate”) of the Liquidation Preference (as hereinafter defined) (computed on the basis of a 360-day year) payable in cash on January 1, April 1, July 1, and October 1, of each year (each a “Dividend Payment Date”), commencing January 31, 2004 or, at the option of the Corporation, on each Dividend Payment Date, by validly issuing fully paid and non-assessable shares of Series A Preferred Stock with an aggregate Liquidation Preference equal to the amount of the dividends to be paid. All undeclared dividends and declared but unpaid dividends shall compound on a quarterly basis at the then applicable Dividend Rate, without any duplication when and if the dividends are actually paid.
          (b) The Corporation shall take all action permitted under applicable law to permit the payment of dividends, including through revaluation of assets to make funds legally available for such payment.
          (c) All dividends and distributions paid with respect to shares of Series A Preferred Stock shall be paid pro rata to the holders of the Series A Preferred Stock. All shares of Series A Preferred Stock issued in respect of any Dividend Payment Date shall be deemed issued on the applicable Dividend Payment Date, and will thereupon be duly authorized, validly issued, fully paid and non-assessable and free and clear of all liens and charges. On and after a Dividend Payment Date, until certificates representing additional shares of Series A Preferred Stock shall have been issued, the certificates representing such shares held by a holder on the Dividend Payment Date shall represent not only such

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existing shares, but also the additional shares of Series A Preferred Stock issued to such holder pursuant to such dividend.
     4. Voting Rights.
          (a) The holders of Series A Preferred Stock shall not be entitled to any voting rights except as herein provided in this Section 4 or as provided by law.
          (b) So long as any shares of Series A Preferred Stock remain outstanding, without the consent of the holders of a majority of the outstanding shares of Series A Preferred Stock, the Corporation shall not:
               (i) amend, alter or repeal any provision of this Certificate of Incorporation so as to adversely affect the specified preferences, rights, privileges, powers or voting rights of the Series A Preferred Stock; provided, however, that any such amendment that reduces the dividend payable on or the Liquidation Preference or adversely affects the redemption rights of the Series A Preferred Stock shall require the approval of each holder of Series A Preferred Stock adversely affected thereby; or
               (ii) create, authorize or issue any Parity Securities or Senior Securities, or increase the authorized number of shares of any such class or series, or reclassify any authorized stock of the Corporation into any Senior Securities or Parity Securities or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any Senior Securities or Parity Securities.
          (c) Except as provided herein, (x) the creation, authorization or issuance of any Junior Securities, (y) a decrease in the amount of authorized capital stock of any class, including any Preferred Stock, or (z) an increase in the amount of authorized capital stock of any class of Junior Securities, shall not require the consent of the holders of Series A Preferred Stock and shall be deemed not to affect adversely the specified preferences, rights, privileges, powers or voting rights of holders of Series A Preferred Stock.
     5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever (including by redemption or reclassification) shall be retired and cancelled promptly after the acquisition thereof and may not be reissued.
     6. Liquidation, Dissolution or Winding-Up. Upon any liquidation, dissolution or winding-up of the Corporation, the holders of the Series A Preferred Stock shall be entitled, prior to any distribution to holders of Junior Securities, and on a pro-rata basis with holders of Parity Securities, to a liquidation preference of $1,000 per share of Series A Preferred Stock (the “Liquidation Preference”), plus an amount equal to accrued and unpaid dividends

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and distributions thereon, whether or not declared, to the date of payment, including for any partial quarterly period.
     7. Redemption.
          (a) Scheduled Redemption. Subject to the extent that the Corporation has funds legally available therefor, unless earlier redeemed pursuant to Section 7(b), each outstanding share of Series A Preferred Stock shall be redeemed by the Corporation on the earlier of (i) October 1, 2011 (the “Scheduled Redemption Date”) or (ii) the date of the purchase by the Corporation of all of the securities subject to the Put Option, as defined in Section 10.1 of the Note and Equity Purchase Agreement, in either case, at the Liquidation Preference plus accrued and unpaid dividends, if any, whether or not declared, to the Scheduled Redemption Date, including any partial quarterly period.
          (b) Redemption in the Event of a Change in Control. In the event of a Change in Control (as hereinafter defined), the Corporation shall send a notice of the occurrence of such Change in Control (the “Notice of Occurrence”), by first class mail, postage prepaid, not more than thirty (30) days following the occurrence of such Change in Control, to each record holder of outstanding shares of Series A Preferred Stock. Such Notice of Occurrence shall specify (i) that a Change in Control has occurred; (ii) that such holder has the right to require the Corporation to redeem its outstanding shares of Series A Preferred Stock, but only on the terms an~ subject to the conditions set forth in this Section 7(b); (iii) the date, not less than thirty (30) days after the date of the Notice of Occurrence, by which such holder must notify the Corporation of such holder’s intent to exercise such redemption right; (iv) that the redemption price shall be 101% of the Liquidation Preference of the Series A Preferred Stock, in cash, plus accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of redemption, including for any partial quarterly period; and (v) that, unless the Corporation fails to pay such redemption price, dividends on the shares the holder elects to require the Corporation to redeem will cease to accrue on such date of redemption. Upon receipt of such Notice of Occurrence, any holder of Series A Preferred Stock may, within the time period specified by the Corporation, notify the Corporation, by first class mail, postage prepaid, as to whether such holder elects to exercise the redemption right. If any holder of the outstanding shares of Series A Preferred Stock elects to require such redemption, the Corporation shall, subject to the extent that it has funds legally available therefor, redeem such outstanding shares of Series A Preferred Stock at such redemption price within sixty (60) days of receiving such election in accordance with the procedures set forth in this Section 7.
For purposes of this Section 7(b), a “Change in Control” shall be defined as:
     (i) any transaction or series of related transactions resulting in the (A) sale or issuance of securities (or any right to acquire securities) of the Corporation by the Corporation representing in

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the aggregate more than 50% of the Corporation’s issued and outstanding Voting Securities, on a Fully Diluted Basis, or (B) sale, transfer, assignment or other conveyance or disposition of any securities (or any right to acquire securities) of the Corporation by any holder or holders thereof representing in the aggregate more than 50% of the Corporation’s issued and outstanding Voting Securities, on a Fully Diluted Basis;
     (ii) a merger, consolidation, reorganization, recapitalization or share exchange in which the stockholders of the Corporation immediately prior to such transaction receive, in exchange for securities of the Corporation owned by them, cash, property or securities of the resulting or surviving entity and as a result thereof Persons who were holders of Voting Securities (or any right to acquire Voting Securities) hold less than 50% of the Voting Securities, on a Fully Diluted Basis, of the resulting corporation;
     (iii) a sale, transfer or other disposition of 30% or more of the assets of the Corporation (based on their fair market value, as determined by the Board);
     (iv) (A) any sale or issuance or series of sales or issuances of securities (or any right to acquire any securities) of the Corporation, by the Corporation or (B) any sale, transfer, assignment or other conveyance or disposition of any securities (or any right to acquire securities) of the Corporation by any holder or holders thereof, that, in either case results in a transfer of more than 50% of the Corporation’s issued and outstanding Voting Securities, on a Fully Diluted Basis, within any 12-month period; and
     (v) the initial public offering of securities by the Corporation other than an offering of securities for an employee benefit plan on SEC Form S-8 or a successor form.
          (c) Pro Rata Redemption. If, at the time of any redemption pursuant to this Section 7, the funds of the Corporation legally available for redemption of the Series A Preferred Stock are insufficient to redeem the number of shares required to be redeemed, those funds which are legally available shall be used to redeem the maximum possible number of such shares, pro rata based upon the number of shares to be redeemed. At any time thereafter when additional funds of the Corporation become legally available for the redemption of the Series A Preferred Stock, such funds shall immediately be used to redeem the balance of the shares of the Series A Preferred Stock which the Corporation has become obligated to redeem pursuant to this section, but which it has not redeemed.
          (d) Status of Redeemed Shares. At the time of redemption, the rights of the holders of the Series A Preferred Stock redeemed shall cease, except for the right to receive the redemption price specified in Section 7 hereof,

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as the case may be, without interest, plus accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of redemption including for any partial quarterly period.
          (e) Notice of Redemption. Except as otherwise provided herein, the Corporation shall (i) mail written notice of each redemption of any Series A Preferred Stock, by first class mail, postage prepaid, to each record holder thereof not more than sixty (60) nor less than thirty (30) days prior to the date on which such redemption is to be made and (ii) pay the amount specified in this Section 7 to the applicable holder of Series A Preferred Stock, against delivery by such holder to the Corporation of those certificates representing Series A Preferred Stock held by such holder which have then been so redeemed. In case fewer than the total number of shares of Series A Preferred Stock represented by any certificate are redeemed, a new certificate representing the number of unredeemed shares of Series A Preferred Stock shall be issued to the holder thereof without cost to such holder within five (5) Business Days (as hereinafter defined) after surrender of the certificate representing the redeemed shares of Series A Preferred Stock.
     8. Definitions.
          (a) The term “Affiliate” shall mean, with respect to any specified Person, a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified Person.
          (b) The term “Business Day” shall mean any day except a Saturday, Sunday or other day on which commercial banks in the State of Maryland or the State of New York are authorized by law to close.
          (c) The term “DCGL” shall mean the General Corporation Law of the State of Delaware or any amendment thereto or successor provision thereto.
          (d) The term “Dosimetry Transaction” shall mean the transaction entered into by the Corporation pursuant to (i) that certain Asset Purchase Agreement by and among ICN Pharmaceuticals, Inc. and ICN Biomedicals, Inc. (as sellers) and the Corporation dated as of September 15, 2003 (the “Asset Purchase Agreement”); (ii) the Note and Equity Purchase Agreement to be entered into in connection with the financing under the Asset Purchase Agreement; and (iii) any other agreements in connection with the above agreements.
          (e) The term “Fully Diluted Basis” shall mean the determination of the percentage ownership of a particular type of securities based on the number of all outstanding securities of such type as if all securities eligible for conversion into or that are exercisable or exchangeable for such type of

8

securities had been converted or exercised (but excluding any securities that may be issued upon the exercise of options if such options have not fully vested).
          (f) The term “Note and Equity Purchase Agreement” shall mean that agreement by and among the Corporation, the purchasers party thereto and American Capital Financial Services, Inc. as Agent, in connection with the Dosimetry Transaction dated as of September 30, 2003, as amended from time to time.
          (g) The term “Person” shall mean an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency of political subdivision thereof.
          (h) The term “Underlying Common Stock” shall mean (i) Common Stock issued or issuable upon exercise of options or warrants of the Corporation and (ii) any equity securities issued or issuable with respect to the securities referred to in clause (i) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.
          (i) The term “Voting Securities” shall mean securities that are generally entitled to vote in the election of directors.
     9. General Provisions.
          (a) Certificates. If any of the Series A Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Corporation shall issue, in exchange and in substitution for and upon cancellation of the mutilated Series A Preferred Stock certificate, or in lieu of and substitution for the Series A Preferred Stock certificate lost, stolen or destroyed, a new Series A Preferred Stock certificate of like tenor and representing an equivalent number of shares of Series A Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Series A Preferred Stock certificate and indemnity, if requested, satisfactory to the Corporation.
          (b) Headings. The headings of the sections, subsections, clauses and subclauses hereof are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.
          (c) Business Day. If any payment, redemption, exchange or other action shall be required by the terms hereof to be made or taken on a day that is not a Business Day, such payment, redemption, exchange or other action shall be made or taken on the immediately succeeding Business Day.
     FIFTH: Amendment of Bylaws. In furtherance and not in limitation of the powers conferred by law, subject to any limitations contained elsewhere in this Certificate of Incorporation or in any written agreement among

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the stockholders of the Corporation, the by-laws of the Corporation may be adopted, amended or repealed by a majority of the Board, but any by-laws adopted by the Board may be amended or repealed by the stockholders entitled to vote thereon. Election of directors need not be by written ballot.
     SIXTH: Corporate Opportunity. The provisions of this Article are set forth to regulate and define the conduct of certain affairs of the Corporation as they may involve officers and directors of the Corporation who are officers or directors of a stockholder of the Corporation, and the powers, rights, duties and liabilities of the Corporation and its officers, directors and stockholders in connection therewith; provided, however, that nothing in this Article will prohibit the Corporation’s ability to enter into contractual arrangements with a stockholder of the Corporation, which arrangements restrict such stockholder from engaging in activities otherwise allowed by this Article, and the following provisions shall be subject to any such contractual right or obligation of the Corporation.
     A. Stockholders. Except as any stockholder may otherwise agree in writing, each stockholder of the Corporation shall have the right to, and shall have no duty hereunder to refrain from, engaging in the same or similar activities or lines of business as the Corporation, doing business with any potential or actual customer or supplier of the Corporation, or employing or otherwise engaging any officer or employee of the Corporation. To the fullest extent permitted by law, neither a stockholder of the Corporation nor any officer or director thereof shall be liable to the Corporation or its other stockholders for breach of any fiduciary duty by reason of any such activities of such stockholder, or the participation therein of such stockholder. In the event that a stockholder acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both the stockholder and the Corporation, the stockholder shall have no duty to communicate or present such corporate opportunity to the Corporation and shall not be liable to the Corporation or its other stockholders for breach of any fiduciary duty as a stockholder of the Corporation by reason of the fact that such stockholder pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person, or does not communicate information regarding such corporate opportunity to the Corporation.
     B. Directors and Officers. In the event that a director or officer of the Corporation who is also a director or officer of a stockholder of the Corporation acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both the Corporation and such stockholder, to the fullest extent permitted by law, such director or officer of the Corporation (a) shall be deemed to have fully satisfied and fulfilled the fiduciary duty of such director or officer to the Corporation and its stockholders with respect to such corporate opportunity, (b) shall not be liable to the Corporation or its other stockholders for breach of any fiduciary duty by reason of the fact that such stockholder or any of its affiliates pursues or acquires such corporate opportunity for itself or directs such corporate opportunity to another person (including,

10

without limitation, such stockholder or any of its affiliates) or does not communicate information regarding such corporate opportunity to the Corporation, (c) shall be deemed to have acted in good faith and in a manner such person reasonably believes to be in or not opposed to the best interests of the Corporation, and (d) shall be deemed not to have breached his or her duty of loyalty to the Corporation or its stockholders and not to have derived an improper benefit therefrom, if such director or officer acts in a manner consistent with the following policy:
     1. A corporate opportunity available to any person who is an officer of the Corporation (whether or not a director), and who is also a director but not an officer of a stockholder of the Corporation, shall belong to the Corporation, unless such opportunity is expressly offered to such person in writing solely in his or her capacity as a director of such stockholder, in which case such opportunity shall belong to such stockholder;
     2. A corporate opportunity available to any person who is a director but not an officer of the Corporation, and who is also an officer (whether or not a director) of a stockholder of the Corporation shall belong to the Corporation if such opportunity is expressly offered to such person in writing solely in his or her capacity as a director of the Corporation, and otherwise shall belong to such stockholder; and
     3. A corporate opportunity available to any person who is an officer or director of both the Corporation and a stockholder of the Corporation shall belong to the Corporation if such opportunity is expressly offered to such person in writing solely in his or her capacity as an officer or director of the Corporation, and otherwise shall belong to such stockholder.
     C. Scope. Any corporate opportunity that belongs to a stockholder of the Corporation or any of its Affiliates or to the Corporation pursuant to the foregoing policy shall not be pursued by the other, unless and until the party to whom the opportunity belongs determines not to pursue the opportunity and so informs the other party. Notwithstanding the preceding sentence, if the party to whom the corporate opportunity belongs does not within a reasonable period of time of receipt of notice of the corporate opportunity, begin to pursue, or thereafter continue to pursue, such opportunity diligently and in good faith, the other party may then pursue such opportunity or direct it to another person.
     D. Consent. Any person purchasing or otherwise acquiring any interest in shares of the capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article.
     E. Definitions. For purposes of this Article only:

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     1. A director of the Corporation who is Chairman or Vice Chairman of the Board of Directors of the Corporation or of a committee thereof shall not be deemed to be an officer of the Corporation by reason of holding such position (without regard to whether such position is deemed an officer of the Corporation under the bylaws of the Corporation), unless such person is a full-time employee of the Corporation;
     2. (A) The term “Corporation” shall mean the Corporation and its successors by way of merger, consolidation or sale of all or substantially all of its assets, and all corporations, partnerships, joint ventures, associations and other entities in which the Corporation beneficially owns, directly or indirectly, 50% or more of the outstanding voting stock, voting power, partnership interests or similar voting interests, and (B) the term “stockholder” shall mean any stockholder of the Corporation and its successors by way of merger, consolidation or sale of all or substantially all of its assets, and all corporations, partnerships, joint ventures, associations and other entities (other than the Corporation, defined in accordance with clause (A) of this paragraph); and
     3. The term “corporate opportunity” shall consist of a business opportunity which (i) the Corporation is financially able to undertake, (ii) is, from its nature, in the line or lines of the Corporation’s existing or prospective business and is of practical advantage to it, and (iii) is one in which the Corporation has an interest or reasonable expectancy.
     F. Modifications. Neither the alteration, amendment or repeal of this Article nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article, would accrue or arise, prior to such alteration, amendment, repeal or adoption.
     SEVENTH: Liability of Directors. (a) A director of the Corporation shall not be personally liable either to the Corporation or to any stockholder for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, or (ii) for acts or omissions which are not in good faith or which involve intentional misconduct or knowing violation of the law, or (iii) for any matter in respect of which such director shall be liable under Section 174 of Title 8 of the DGCL, or (iv) for any transaction from which the director shall have derived an improper personal benefit. Neither amendment nor repeal of this paragraph (a) nor the adoption of any provision of the Certificate of Incorporation inconsistent with this paragraph (a) shall eliminate or reduce the effect of this paragraph (a) in respect of any matter occurring, or any cause of action, suit or claim that, but for this paragraph (a) would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

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     (b) The Corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to, or testifies in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permitted by law, and the Corporation may adopt by-laws or enter into agreements with any such person for the purpose of providing for such indemnification.
     (c) To the extent that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraph (b) of this Article, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.
     (d) Expenses incurred by an officer, director, employee or agent in defending or testifying in a civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such officer, director, employee or agent to repay such amount if it shall ultimately be determined that such officer, director, employee or agent is not entitled to be indemnified by the Corporation against such expenses as authorized by this Article, and the Corporation may adopt by-laws or enter into agreements with such persons for the purpose of providing for such advances.
     (e) The indemnification permitted by this Article shall not be deemed exclusive of any other rights to which any person may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding an office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.
     (f) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would

13

have the power to indemnify such person against such liability under the provisions of this Article or otherwise.
     III. The Amended and Restated Certificate of Incorporation has been duly approved and adopted in accordance with provisions 242 and 245 of the General Corporation Law of the State of Delaware by the Board of Directors and Stockholders of the Corporation.

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     IN WITNESS WHEREOF, the undersigned has duly executed this Restated Certificate of Incorporation on this 18 day of June, 2004.

/s/Robert Klein
Robert Klein
President

15

EXHIBIT B-1
Form of Senior Term B Note

2

EXHIBIT B-1 to the
Note and Equity Purchase Agreement
FORM OF SENIOR TERM B NOTE

Purchaser: American Capital Strategies, Ltd. Principal Amount: $5,000,000	New York, New York September 30, 2003
     FOR VALUE RECEIVED, the undersigned, Global Dosimetry Solutions, Inc., a Delaware corporation (the “Borrower”), hereby promises to pay to the order of the Purchaser set forth above (the “Purchaser”) the Principal Amount set forth above or, if less, the aggregate unpaid principal amount of this Senior Term B Note (the “Senior Term B Note”) of the Purchaser to the Borrower, payable at such times, and in such amounts, as are specified in the Purchase Agreement (as defined below).
     The Borrower promises to pay interest on the unpaid principal amount of this Senior Term B Note from the date made until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Purchase Agreement (as defined below).
     Both principal and interest are payable in the lawful money of the United States of America to American Capital Financial Services, Inc., as Agent, at ACS Funding Trust I, NW 7941, P.O. Box 1450, Minneapolis, MN 55485-7941.
     This Senior Term B Note is one of the Senior Term B Notes referred to in, and is entitled to the benefits of, the Note and Equity Purchase Agreement, dated as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified from time to time the “Purchase Agreement”), among the Borrower, the Purchaser party thereto, and American Capital Financial Services, Inc., as Agent for the Purchaser. Capitalized terms used herein and not defined herein are used herein as defined in the Purchase Agreement.
     The Purchase Agreement, among other things, (i) provides for the purchase of the Senior Term B Notes by the Purchaser in an aggregate amount not to exceed at any time the outstanding Principal Amount set forth above, the indebtedness of the Borrower resulting from such purchase being evidenced by this Senior Term B Note and (ii) contains provisions for acceleration of the maturity of the unpaid principal amount of this Senior Term B Note upon the happening of certain stated events and also for prepayments on account of the principal hereof prior to the maturity hereof upon the terms and conditions therein specified.
     This Senior Term B Note is secured as provided in the Security Documents (as defined in the Purchase Agreement).
     Demand, diligence, presentment, protest and notice of non-payment and protest are hereby waived by the Borrower.
     This Senior Term B Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.
     IN WITNESS WHEREOF, the Borrower has caused this Senior Term B Note to be executed and delivered by its duly authorized officer as of the day and year and at the place set forth above.

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GLOBAL DOSIMETRY SOLUTIONS, INC.
By:
Robert Klein
Chairman

2

EXHIBIT B-2 to the
Note and Equity Purchase Agreement
FORM OF SENIOR TERM B NOTE

Purchaser: American Capital Strategies, Ltd.	New York, New York
Principal Amount: $5,000,000	September 30, 2003
     FOR VALUE RECEIVED, the undersigned, Global Dosimetry Solutions, Inc., a Delaware corporation (the “Borrower”) hereby promises to pay to the order of the Purchaser set forth above (the “Purchaser”) the Principal Amount set forth above or, if less, the aggregate unpaid principal amount of this Senior Term B Note (the “Senior Term B Note”) of the Purchaser to the Borrower, payable at such times, and in such amounts, as are specified in the Purchase Agreement (as defined below).
     The Borrower promises to pay interest on the unpaid principal amount of this Senior Term B Note from the date made until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Purchase Agreement (as defined below).
     Both principal and interest are payable in the lawful money of the United States of America to American Capital Financial Services, Inc., as Agent, at ACS Funding Trust I, NW 7941, P.O. Box 1450, Minneapolis, MN 55485-7941.
     This Senior Term B Note is one of the Senior Term B Notes referred to in, and is entitled to the benefits of, the Note and Equity Purchase Agreement, dated as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified from time to time the “Purchase Agreement”), among the Borrower, the Purchaser party thereto, and American Capital Financial Services, Inc., as Agent for the Purchaser. Capitalized terms used herein and not defined herein are used herein as defined in the Purchase Agreement.
     The Purchase Agreement, among other things, (i) provides for the purchase of the Senior Term B Notes by the Purchaser in an aggregate amount not to exceed at any time the outstanding Principal Amount set forth above, the indebtedness of the Borrower resulting from such purchase being evidenced by this Senior Term B Note and (ii) contains provisions for acceleration of the maturity of the unpaid principal amount of this Senior Term B Note upon the happening of certain stated events and also for prepayments on account of the principal hereof prior to the maturity hereof upon the terms and conditions therein specified.
     This Senior Term B Note is secured as provided in the Security Documents (as defined in the Purchase Agreement).
     Demand, diligence, presentment, protest and notice of non-payment and protest are hereby waived by the Borrower.
     This Senior Term B Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.
     IN WITNESS WHEREOF, the Borrower has caused this Senior Term B Note to be executed and delivered by its duly authorized officer as of the day and year and at the place set forth above.

GLOBAL DOSIMETRY SOLUTIONS, INC.
By:
Robert Klein
Chairman

2

EXHIBIT B-2
Form of Senior Term C Note

Senior Term C Note

Purchaser: American Capital Strategies, Ltd.	New York, New York
Principal Amount: $4,000,000	November 10, 2004
     FOR VALUE RECEIVED, the undersigned, Global Dosimetry Solutions, Inc., a Delaware corporation (the “Borrower”), hereby promises to pay to the order of the Purchaser set forth above (the “Purchaser”) the Principal Amount set forth above or, if less, the aggregate unpaid principal amount of this Senior Term C Note ( the “Senior Term C Note”) of the Purchaser to the Borrower, payable at such times, and in such amounts, as are specified in the Purchase Agreement (as defined below).
     The Borrower promises to pay interest on the unpaid principal amount of this Senior Term C Note from the date made until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Purchase Agreement (as defined below).
     Both principal and interest are payable in the lawful money of the United States of America to American Capital Financial Services, Inc., as Agent, at ACS Funding Trust I, NW 7941, P.O. Box 1450, Minneapolis, MN 55485-7941.
     This Senior Term C Note is one of the Senior Term C Notes referred to in, and is entitled to the benefits of, the Amended and Restated Note and Equity Purchase Agreement, dated as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified from time to time the “Purchase Agreement”), among the Borrower, the Purchaser party thereto, and American Capital Financial Services, Inc., as Agent for the Purchaser. Capitalized terms used herein and not defined herein are used herein as defined in the Purchase Agreement.
     The Purchase Agreement, among other things, (i) provides for the purchase of the Senior Term C Notes by the Purchaser in an aggregate amount not to exceed at any time the outstanding Principal Amount set forth above, the indebtedness of the Borrower resulting from such purchase being evidenced by this Senior Term C Note and (ii) contains provisions for acceleration of the maturity of the unpaid principal amount of this Senior Term C Note upon the happening of certain stated events and also for prepayments on account of the principal hereof prior to the maturity hereof upon the terms and conditions therein specified.
     This Senior Term C Note is secured as provided in the Security Documents (as defined in the Purchase Agreement).

2

     Demand, diligence, presentment, protest and notice of non-payment and protest are hereby waived by the Borrower.
     This Senior Term C Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.
     IN WITNESS WHEREOF, the Borrower has caused this Senior Term C Note to be executed and delivered by its duly authorized officer as of the day and year and at the place set forth above.

GLOBAL DOSIMETRY SOLUTIONS, INC.
By:
Name:
Title:

3

EXHIBIT C
Form of Senior Subordinated Note

EXHIBIT C-1 to the
Note and Equity Purchase Agreement
THE RIGHTS OF THE HOLDER OF THIS INSTRUMENT TO RECEIVE PAYMENT ARE SUBJECT AND SUBORDINATE TO THE PAYMENT OF ALL OBLIGATIONS OF THE MAKER OR OBLIGOR TO GMAC COMMERCIAL FINANCE LLC, ITS SUCCESSORS AND ASSIGNS, AS AGENT FOR CERTAIN SENIOR LENDERS, PURSUANT TO THE TERMS OF AN INTERCREDITOR AGREEMENT DATED AS OF SEPTEMBER 30, 2003 BY AND AMONG GMAC COMMERCIAL FINANCE LLC, AS AGENT, AMERICAN CAPITAL FINANCIAL SERVICES, INC., AS AGENT FOR SUBORDINATED LIENHOLDERS, AND GLOBAL DOSIMETRY SOLUTIONS, -INC., AS SUCH INTERCREDITOR AGREEMENT MAY FROM TIME TO TIME BE AMENDED, RESTATED, MODIFIED OR SUPPLEMENTED.
FORM OF SENIOR SUBORDINATED NOTE

Purchaser: American Capital Strategies, Ltd.	New York, New York
Principal Amount: $4,300,000	September 30, 2003
     FOR VALUE RECEIVED, the undersigned, Global Dosimetry Solutions, Inc., a Delaware corporation (the “Borrower”), hereby promises to pay to the order of the Purchaser set forth above (the “Purchaser”) the Principal Amount set forth above or, if greater, such greater principal amount or, if less, the aggregate unpaid principal amount of this Senior Subordinated Note (the “Senior Subordinated Note”) of the Purchaser to the Borrower, payable at such times, and in such amounts, as are specified in the Purchase Agreement (as defined below).
     The Borrower promises to pay interest on the unpaid principal amount of this Senior Subordinated Note from the date made until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Purchase Agreement (as defined below).
     Both principal and interest are payable in the lawful money of the United States of America to American Capital Financial Services, Inc., as Agent, at ACS Funding Trust I, NY 7941 P.O. Box 1450, Minneapolis, MN 55485-7941.
     This Senior Subordinated Note is one of the Senior Subordinated Notes referred to in, and is entitled to the benefits of, the Note and Equity Purchase Agreement, dated as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified from time to time the “Purchase Agreement”), among the Borrower, the Purchaser party thereto, and American Capital Financial Services, Inc., as Agent for the Purchaser. Capitalized terms used herein and not defined herein are used herein as defined in the Purchase Agreement.
     The Purchase Agreement, among other things, (i) provides for the purchase of the Senior Subordinated Notes by the Purchaser in an aggregate amount of the outstanding Principal Amount set forth above or such greater principal amount as increased by virtue of Senior PIK Interest, the indebtedness of the Borrower resulting from such purchase being evidenced by this Senior Subordinated Note and (ii) contains provisions for acceleration of the maturity of the unpaid principal amount of this Senior Subordinated Note upon the happening of certain stated events and also for prepayments on account of the principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

1

     This Senior Subordinated Note is secured as provided in the Security Documents (as defined in the Purchase Agreement).
     Demand, diligence, presentment, protest and notice of non-payment and protest are hereby waived by the Borrower.
     This Senior Subordinated Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

2

     IN WITNESS WHEREOF, the Borrower has caused this Senior Subordinated Note to be executed and delivered by its duly authorized officer as of the day and year and at the place set forth above.

GLOBAL DOSIMETRY SOLUTIONS, INC.
By:
Robert Klein
Chairman

3

EXHIBIT C-2 to the
Note and Equity Purchase Agreement
THE RIGHTS OF THE HOLDER OF THIS INSTRUMENT TO RECEIVE PAYMENT ARE SUBJECT AND SUBORDINATE TO THE PAYMENT OF ALL OBLIGATIONS OF THE MAKER OR OBLIGOR TO GMAC COMMERCIAL FINANCE LLC, ITS SUCCESSORS AND ASSIGNS, AS AGENT FOR CERTAIN SENIOR LENDERS, PURSUANT TO THE TERMS OF AN INTERCREDITOR AGREEMENT DATED AS OF SEPTEMBER 30, 2003 BY AND AMONG GMAC COMMERCIAL FINANCE LLC, AS AGENT, AMERICAN CAPITAL FINANCIAL SERVICES, INC., AS AGENT FOR SUBORDINATED LIENHOLDERS, AND GLOBAL DOSIMETRY SOLUTIONS, INC., AS SUCH INTERCREDITOR AGREEMENT MAY FROM TIME TO TIME BE AMENDED, RESTATED, MODIFIED OR SUPPLEMENTED.
FORM OF SENIOR SUBORDINATED NOTE

Purchaser: American Capital Strategies, Ltd.	New York, New York
Principal Amount: $4,300,000	September 30, 2003
     FOR VALUE RECEIVED, the undersigned, Global Dosimetry Solutions, Inc., a Delaware corporation (the “Borrower”), hereby promises to pay to the order of the Purchaser set forth above (the “Purchaser”) the Principal Amount set forth above or, if greater, such greater principal amount or, if less, the aggregate unpaid principal amount of this Senior Subordinated Note (the “Senior Subordinated Note”) of the Purchaser to the Borrower, payable at such times, and in such amounts, as are specified in the Purchase Agreement (as defined below).
     The Borrower promises to pay interest on the unpaid principal amount of this Senior Subordinated Note from the date made until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Purchase Agreement (as defined below).
     Both principal and interest are payable in the lawful money of the United States of America to American Capital Financial Services, Inc., as Agent, at ACS Funding Trust I, NY 7941 P.O. Box 1450, Minneapolis, MN 55485-7941.
     This Senior Subordinated Note is one of the Senior Subordinated Notes referred to in, and is entitled to the benefits of, the Note and Equity Purchase Agreement, dated as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified from time to time the “Purchase Agreement”), among the Borrower, the Purchaser party thereto, and American Capital Financial Services, Inc., as Agent for the Purchaser. Capitalized terms used herein and not defined herein are used herein as defined in the Purchase Agreement.
     The Purchase Agreement, among other things, (i) provides for the purchase of the Senior Subordinated Notes by the Purchaser in an aggregate amount of the outstanding Principal Amount set forth above or such greater principal amount as increased by virtue of Senior PIK Interest, the indebtedness of the Borrower resulting from such purchase being evidenced by this Senior Subordinated Note and (ii) contains provisions for acceleration of the maturity of the unpaid principal amount of this Senior Subordinated Note upon the happening of certain stated events and also for prepayments on account of the principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

     This Senior Subordinated Note is secured as provided in the Security Documents (as defined in the Purchase Agreement).
     Demand, diligence, presentment, protest and notice of non-payment and protest are hereby waived by the Borrower.
     This Senior Subordinated Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

2

     IN WITNESS WHEREOF, the Borrower has caused this Senior Subordinated Note to be executed and delivered by its duly authorized officer as of the day and year and at the place set forth above.

GLOBAL DOSIMETRY SOLUTIONS, INC.
By:
Robert Klein
Chairman

3

EXHIBIT D
Form of Junior Subordinated Note

EXHIBIT D-1 to the
Note and Equity Purchase Agreement
THE RIGHTS OF THE HOLDER OF THIS INSTRUMENT TO RECEIVE PAYMENT ARE SUBJECT AND SUBORDINATE TO THE PAYMENT OF ALL OBLIGATIONS OF THE MAKER OR OBLIGOR TO GMAC COMMERCIAL FINANCE LLC, ITS SUCCESSORS AND ASSIGNS, AS AGENT FOR CERTAIN SENIOR LENDERS, PURSUANT TO THE TERMS OF AN INTERCREDITOR AGREEMENT DATED AS OF SEPTEMBER 30, 2003 BY AND AMONG GMAC COMMERCIAL FINANCE LLC, AS AGENT, AMERICAN CAPITAL FINANCIAL SERVICES, INC., AS AGENT FOR SUBORDINATED LIENHOLDERS, AND GLOBAL DOSIMETRY SOLUTIONS, INC., AS SUCH INTERCREDITOR AGREEMENT MAY FROM TIME TO TIME BE AMENDED, RESTATED, MODIFIED OR SUPPLEMENTED.
FORM OF TRANCHE A JUNIOR SUBORDINATED NOTE

Purchaser: American Capital Strategies, Ltd.	New York, New York
Principal Amount: $4,300,000	September 30, 2003
     FOR VALUE RECEIVED, the undersigned, Global Dosimetry Solutions, Inc., a Delaware corporation (the “Borrower”), hereby promises to pay to the order of the Purchaser set forth above (the “Purchaser”) the Principal Amount set forth above or, if greater, such greater principal amount or, if less, the aggregate unpaid principal amount of this Junior Subordinated Note (the “Junior Subordinated Note”) of the Purchaser to the Borrower, payable at such times, and in such amounts, as are specified in the Purchase Agreement (as defined below).
     The Borrower promises to pay interest on the unpaid principal amount of this Junior Subordinated Note from the date made until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Purchase Agreement (as defined below).
     Both principal and interest are payable in the lawful money of the United States of America to American Capital Financial Services, Inc., as Agent, at ACS Funding Trust I, NY 7941 P.O. Box 1450, Minneapolis, MN 55485-7941.
     This Junior Subordinated Note is one of the Junior Subordinated Notes referred to in, and is entitled to the benefits of, the Note and Equity Purchase Agreement, dated as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified from time to time the “Purchase Agreement”), among the Borrower, the Purchaser party thereto, and American Capital Financial Services, Inc., as Agent for the Purchaser. Capitalized terms used herein and not defined herein are used herein as defined in the Purchase Agreement.
     The Purchase Agreement, among other things, (i) provides for the purchase of the Junior Subordinated Notes by the Purchaser in an aggregate amount of the outstanding Principal Amount set forth above or such greater principal amount as increased by virtue of Junior PIK Interest, the indebtedness of the Borrower resulting from such purchase being evidenced by this Junior Subordinated Note and (ii) contains provisions for acceleration of the maturity of the unpaid principal amount of this Junior Subordinated Note upon the happening of certain stated events and also for prepayments on account of the principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

1

     This Junior Subordinated Note is secured as provided in the Security Documents (as defined in the Purchase Agreement).
     Demand, diligence, presentment, protest and notice of non-payment and protest are hereby waived by the Borrower.
     This Junior Subordinated Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

2

     IN WITNESS WHEREOF, the Borrower has caused this Junior Subordinated Note to be executed and delivered by its duly authorized officer as of the day and year and at the place set forth above.

GLOBAL DOSIMETRY SOLUTIONS, INC.
By:
Robert Klein
Chairman

3

EXHIBIT D-2 to the
Note and Equity Purchase Agreement
THE RIGHTS OF THE HOLDER OF THIS INSTRUMENT TO RECEIVE PAYMENT ARE SUBJECT AND SUBORDINATE TO THE PAYMENT OF ALL OBLIGATIONS OF THE MAKER OR OBLIGOR TO GMAC COMMERCIAL FINANCE LLC, ITS SUCCESSORS AND ASSIGNS, AS AGENT FOR CERTAIN SENIOR LENDERS, PURSUANT TO THE TERMS OF AN INTERCREDITOR AGREEMENT DATED AS OF SEPTEMBER 30, 2003 BY AND AMONG GMAC COMMERCIAL FINANCE LLC, AS AGENT, AMERICAN CAPITAL FINANCIAL SERVICES, INC., AS AGENT FOR SUBORDINATED LIENHOLDERS, AND GLOBAL DOSIMETRY SOLUTIONS, INC., AS SUCH INTERCREDITOR AGREEMENT MAY FROM TIME TO TIME BE AMENDED, RESTATED, MODIFIED OR SUPPLEMENTED.
FORM OF TRANCHE B JUNIOR SUBORDINATED NOTE

Purchaser: American Capital Strategies, Ltd.	New York, New York
Principal Amount: $4,300,000	September 30, 2003
     FOR VALUE RECEIVED, the undersigned, Global Dosimetry Solutions, Inc., a Delaware corporation (the “Borrower”), hereby promises to pay to the order of the Purchaser set forth above (the “Purchaser”) the Principal Amount set forth above or, if greater, such greater principal amount or, if less, the aggregate unpaid principal amount of this Junior Subordinated Note (the “Junior Subordinated Note”) of the Purchaser to the Borrower, payable at such times, and in such amounts, as are specified in the Purchase Agreement (as defined below).
     The Borrower promises to pay interest on the unpaid principal amount of this Junior Subordinated Note from the date made until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Purchase Agreement (as defined below).
     Both principal and interest are payable in the lawful money of the United States of America to American Capital Financial Services, Inc., as Agent, at ACS Funding Trust I, NY 7941 P.O. Box 1450, Minneapolis, MN 55485-7941.
     This Junior Subordinated Note is one of the Junior Subordinated Notes referred to in, and is entitled to the benefits of, the Note and Equity Purchase Agreement, dated as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified from time to time the “Purchase Agreement”), among the Borrower, the Purchaser party thereto, and American Capital Financial Services, Inc., as Agent for the Purchaser. Capitalized terms used herein and not defined herein are used herein as defined in the Purchase Agreement.
     The Purchase Agreement, among other things, (i) provides for the purchase of the Junior Subordinated Notes by the Purchaser in an aggregate amount of the outstanding Principal Amount set forth above or such greater principal amount as increased by virtue of Junior PIK Interest, the indebtedness of the Borrower resulting from such purchase being evidenced by this Junior Subordinated Note and (ii) contains provisions for acceleration of the maturity of the unpaid principal amount of this Junior Subordinated Note upon the happening of certain stated events and also for prepayments on account of the principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

1

     This Junior Subordinated Note is secured as provided in the Security Documents (as defined in the Purchase Agreement).
     Demand, diligence, presentment, protest and notice of non-payment and protest are hereby waived by the Borrower.
     This Junior Subordinated Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

2

     IN WITNESS WHEREOF, the Borrower has caused this Junior Subordinated Note to be executed and delivered by its duly authorized officer as of the day and year and at the place set forth above.

GLOBAL DOSIMETRY SOLUTIONS, INC.
By:
Robert Klein
Chairman

3

EXHIBIT E
Form Warrant

Exhibit E — Form of Warrant
THIS WARRANT AND ANY SECURITIES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THIS WARRANT, SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS.
THE TRANSFER OF THIS WARRANT AND THE SECURITIES ACQUIRED UPON EXERCISE OF THIS WARRANT IS SUBJECT TO THE CONDITIONS ON TRANSFER SPECIFIED IN THE NOTE AND EQUITY PURCHASE AGREEMENT, DATED AS OF SEPTEMBER 30, 2003, BY AND AMONG THE ISSUER HEREOF (THE “COMPANY”), THE PURCHASERS (AS DEFINED IN THE PURCHASE AGREEMENT) AND AMERICAN CAPITAL FINANCIAL SERVICES, INC., AS AGENT (AS AMENDED FROM TIME TO TIME, THE “PURCHASE AGREEMENT”).
THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE CONDITIONS ON TRANSFER SPECIFIED IN THE STOCKHOLDERS AGREEMENT DATED AS OF SEPTEMBER 30, 2003, BY AND AMONG THE COMPANY, THE PURCHASERS AND OTHER STOCKHOLDERS OF THE COMPANY (AS AMENDED FROM TIME TO TIME, THE “STOCKHOLDERS AGREEMENT”). UPON WRITTEN REQUEST, A COPY OF SUCH CONDITIONS WILL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF WITHOUT CHARGE.
WARRANT

Date of Issuance: September 30, 2003	Certificate No. W-l
     FOR VALUE RECEIVED, Global Dosimetry Solutions, Inc., a Delaware corporation (the “Company”), hereby grants to AMERICAN CAPITAL STRATEGIES, LTD. or its registered assigns (the “Registered Holder”) the right to purchase 88,560 shares of the Company’s Common Stock (as further adjusted from time to time, the “Exercise Shares”) at a price per share of $0.001 (as adjusted from time to time hereunder, the “Exercise Price”). This Warrant is one of one or more Warrants issued by the Company in connection with the transactions contemplated in the Purchase Agreement (collectively, the “Warrants”). Certain capitalized terms used herein are defined in Section 4 hereof. Certain capitalized terms used and not defined herein are defined in the Purchase Agreement. The amount and kind of securities purchasable pursuant to the rights granted hereunder and the Exercise Price for such securities are subject to adjustment pursuant to the provisions contained in this Warrant.
     This Warrant is subject to the following provisions:
Section 1. Exercise of Warrant.
     1A. Exercise Period and Amount. The Registered Holder may exercise, in whole or in part (but not as to a fractional share of Common Stock), the purchase rights represented by this Warrant for the Exercise Shares at any time and from time to time after the Exercise Eligibility Date to and including the Expiration Date (the “Exercise Period”). The Company will give the Registered Holder written notice of the expiration of this Warrant at least 30 days but not more than 90 days prior to the Expiration Date.
          (i) Exercise Procedure. This Warrant will be deemed to have been exercised when the Company has received all of the following items (the “Exercise Time”):
               (a) a completed Exercise Agreement, as described in Section 1B below, executed by the Person exercising all or part of the purchase rights represented by this Warrant (the “Purchaser”);
               (b) this Warrant;
               (c) if this Warrant is not registered in the name of the Purchaser, an Assignment or Assignments in the form set forth in Exhibit II hereto properly executed evidencing the assignment of this Warrant to the Purchaser, in compliance with the provisions set forth in Section 6 hereof; and
               (d) a check payable to the Company in an amount equal to the product of the Exercise Price multiplied by the number of shares of Common Stock being purchased upon such exercise (the “Aggregate Exercise Price”); provided, however, that the Registered Holder may exercise this Warrant in whole or in part by the surrender of this Warrant to the Company, with a duly executed Exercise Agreement marked to reflect “Net Issue Exercise” and specifying the number of shares of Common Stock to be purchased and upon such Net Issue Exercise, the Registered Holder shall be entitled to pay the exercise price for Common Stock purchased hereunder by cancellation of a number of shares of Common Stock to be purchased hereunder, valued at Fair Market Value less the Exercise Price thereof.
          (ii) Certificates for shares of Common Stock purchased upon exercise of this Warrant will be delivered by the Company to the Purchaser within five Business Days after the date of the Exercise Time. Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company will prepare a new Warrant, substantially identical hereto, representing the rights formerly represented by this Warrant which have not expired or been exercised and will, within such five-day period, deliver such new Warrant to the Person designated for delivery in the Exercise Agreement.
          (iii) The Common Stock issuable upon the exercise of this Warrant will be deemed to have been issued to the Purchaser at the Exercise Time, and the Purchaser will be deemed for all purposes to have become the record holder of such Common Stock at the Exercise Time.
          (iv) The issuance of certificates for shares of Common Stock upon exercise of this Warrant will be made without charge to the Registered Holder or the Purchaser for any issuance tax in respect thereof or other cost incurred by the Company in connection with such exercise and the related issuance of shares of Common Stock. Each share of Common Stock issuable upon exercise of this Warrant will, upon exercise of this Warrant in accordance with the terms hereof and payment of the Exercise Price therefor, be fully paid and nonassessable and free from all liens and charges with respect to the issuance thereof. Unless the shares of Common Stock issuable upon exercise of this Warrant have been registered under the Exercise that the Securities Act of 1933, as amended, each certificate representing any such shares shall bear a legend substantially in the following form:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE SECURITIES LAWS AND NEITHER THESE SECURITIES NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.”
     Such shares may be subject to additional restrictions on transfer imposed under the terms of the Purchase Agreement, the Stockholders Agreement or applicable state and federal securities law.
          (v) The Company will not close its books against the transfer of this Warrant or of any share of Common Stock issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant. The Company will from time to time take all such action as may be necessary to assure that the par value per share of the unissued Common Stock acquirable upon exercise of this Warrant is at all times equal to or less than the Exercise Price then in effect.
          (vi) The Company shall provide reasonable assistance and cooperation to any Registered Holder or Purchaser required to make any governmental filings or obtain any governmental approvals prior to or in connection with any exercise of this Warrant (including, without limitation, making any filings reasonably required to be made by the Company).
          (vii) Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a public offering or sale of the Company, the exercise of any portion of this Warrant may, at the election of the holder hereof, be conditioned upon the consummation of the public offering or sale of the Company in which case such exercise shall not be deemed to be effective until the consummation of such transaction.
          (viii) The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of issuance upon the exercise of the Warrants, such number of shares of Common Stock issuable upon the exercise of all outstanding Warrants. All shares of Common Stock that are so issuable shall, when issued in accordance with the terms of this Warrant, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges but subject to the Purchase Agreement and the Stockholder Agreement. The Company shall take all such actions as may be reasonably necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance).
     1B. Exercise Agreement. Upon any exercise of this Warrant, the Exercise Agreement will be substantially in the form set forth in Exhibit I hereto, except that if the shares of Common Stock are not to be issued in the name of the Person in whose name this Warrant is registered, the Exercise Agreement will also state the name of the Person to whom the certificates for the shares of Common Stock are to be issued and will be accompanied by a properly executed Assignment (as required by Section 6 hereof), and if the number of shares of Common Stock to be issued does not include all the shares of Common Stock purchasable hereunder, it will also state the name of the Person to whom a new Warrant for the unexercised portion of the rights hereunder is to be delivered (and if such Person is other than the Person in whose name this Warrant is then registered, will be accompanied by a properly executed Assignment (as required by Section 6)). Such Exercise Agreement will be dated the actual date of execution thereof.
     1C. Fractional Shares. If a fractional share of Common Stock would, but for the provisions of paragraph 1A, be issuable upon exercise of the rights represented by this Warrant, the Company will, within five Business Days after the date of the Exercise Time, deliver to the Purchaser a check payable to the Purchaser in lieu of such fractional share in an amount equal to the difference between Fair Market Value of such fractional share as of the date of the Exercise Time and the Exercise Price of such fractional share.
Section 2. Adjustment of a Number of Exercise Shares In order to prevent dilution of the rights granted under this Warrant, the number of Exercise Shares shall be subject to adjustment from time to time as provided in this Section 2.
     2A. Adjustment of Number of Exercise Shares upon Issuance of Shares of Common Stock or Stock Equivalents. If and whenever on or after the Closing Date the Company issues or sells, or in accordance with paragraph 2B is deemed to have issued or sold, any shares of Common Stock for a consideration per share less than the Fair Market Value per share of Common Stock at the time of issuance or sale (not including the issuance of shares of Common Stock pursuant to the exercise of Warrants issued on the Closing Date and not including the exercise of any options to purchase Common Stock issued or reserved for issuance under the Company’s 2003 Stock Plan adopted as of the Closing Date), then forthwith upon such issue or sale, the Exercise Shares will be increased by multiplying such number by a fraction (A) the numerator of which is the Fair Market Value per share of Common Stock at the time of such issue and sale and (B) the denominator of which is determined by dividing (1) the product derived by multiplying the Fair Market Value per share of Common Stock at the time of such issue or sale times the number of shares of Common Stock outstanding on a Fully Diluted Basis immediately prior to such sale, plus (2) the aggregate consideration, if any, received by the Company upon such issue or sale, by (3) the number of shares of Common Stock outstanding on a Fully Diluted Basis immediately after such sale.
     2B. Effect on Exercise Shares of Certain Events. For purposes of determining the adjusted Exercise Shares under Section 2A above, the following will be applicable:
          (i) Issuance of Stock Equivalents. If the Company in any manner grants or issues Stock Equivalents and the lowest price per share of Common Stock for which any one share of Common Stock of the Company or analogous economic right is issuable upon the exercise of any such Stock Equivalent is less than the Fair Market Value at the time of the granting or issuing of such Stock Equivalent, then such shares of Common Stock will be deemed to have been issued and sold by the Company for such price per share of Common Stock. For purposes of this paragraph, the “lowest price per share of Common Stock for which any one share of Common Stock or analogous economic right is issuable” will be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one (1) share of Common Stock or analogous economic right upon the exercise of the Stock Equivalent (whether by conversion, exchange or otherwise) or other similar indication of the price per share of Common Stock as of the time of granting (such as the floor value for stock appreciation rights). No further adjustment of the Exercise Shares will be made upon the actual issue of such shares of Common Stock or upon the exercise of any rights under the Stock Equivalents.
          (ii) Change in Option Price or Conversion Rate. If the purchase price provided for in any Stock Equivalent, the additional consideration, if any, payable upon the issue, conversion or exchange of any Stock Equivalent, or the rate at which any Stock Equivalent is convertible into or exchangeable for shares of Common Stock changes at any time, the Exercise Shares in effect at the time of such change will be readjusted to the Exercise Shares that would have been in effect at such time had such Stock Equivalent provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold; provided that if such adjustment would result in a decrease in the Exercise Shares then in effect, such adjustment will not be effective until 30 days after written notice thereof has been given by the Company to all Registered Holders of the Warrants.
          (iii) Treatment of Expired and Unexercised Stock Equivalents. Upon the expiration of any Stock Equivalent or the termination of any right to convert or exchange any Stock Equivalent without the exercise of such Stock Equivalent, the Exercise Shares then in effect will be adjusted to the Exercise Shares which would have been in effect at the time of such expiration or termination had such Stock Equivalent, to the extent outstanding immediately prior to such expiration or termination, never been issued; provided that, if such expiration or termination would result in a decrease in the Exercise Shares then in effect, such decrease shall not be effective until 30 days after written notice thereof has been given by the Company to all holders of the Warrants.
     (iv) Calculation of Consideration Received. If any shares of Common Stock or Stock Equivalents are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company. In case any shares of Common Stock or Stock Equivalents are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company will be the Fair Market Value of such consideration. In case any shares of Common Stock or Stock Equivalents are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the Fair Market Value of such portion of the net assets and business of the nonsurviving entity as is attributable to such shares of Common Stock or Stock Equivalents, as the case may be.
     (v) Integrated Transactions. In case any Stock Equivalent is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Stock Equivalent by the parties thereto, the Stock Equivalent will be deemed to have been issued for Fair Market Value if the entire integrated transaction is for Fair Market Value.
     (vi) Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock or Stock Equivalents or (B) to subscribe for or purchase Common Stock or Stock Equivalents, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.
     2C. Subdivision or Combination of Common Stock. Without duplication of Section 2A, if the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Shares in effect immediately prior to such subdivision will be proportionately increased. If the Company at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Shares in effect immediately prior to such combination will be proportionately decreased and the Exercise Price proportionately increased.
     2D. Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company’s assets with, into or to another Person or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities, assets or other property with respect to or in exchange for Common Stock is referred to herein as “Organic Change.” Prior to the consummation of any Organic Change, the Company will make appropriate provision (in form and substance reasonably satisfactory to the Registered Holders of the Warrants representing a majority of the Common Stock obtainable upon exercise of all Warrants then outstanding) to ensure that each of the Registered Holders of the Warrants will thereafter have the right to acquire and receive in lieu of or addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the exercise of such holder’s Warrant, such shares of stock, securities, assets or other property (“Exchangeable Property”) as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon exercise of such holder’s Warrant had such Organic Change not taken place. In any such case, the Company will make appropriate provision (in form and substance reasonably satisfactory to the Registered Holders of the Warrants representing a majority of the shares of Common Stock obtainable upon exercise of all Warrants then outstanding) with respect to such holders’ rights and interests to ensure that the provisions of this Section 2 and Sections 3 and 5 hereof will thereafter be applicable to the Warrants (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Company, an immediate adjustment of the Exercise Price in proportion to the Exchangeable Property receivable for each share Common Stock reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of Exercise Shares). The Company will not effect any such Organic Change unless, prior to the consummation thereof, the successor entity (if other than the Company) resulting from consolidation or merger or the purchasing corporation assumes by written instrument (in form and substance reasonably satisfactory to the Registered Holders of Warrants representing a majority of the shares of Common Stock obtainable upon exercise of all of the Warrants then outstanding), the obligation to deliver to each such holder Exchangeable Property as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

     2E. Notices.
          (i) Promptly upon any adjustment of the Exercise Shares, the Company will give written notice thereof to the Registered Holder, setting forth in reasonable detail and certifying the calculation of such adjustment.
          (ii) The Company will give written notice to the Registered Holder at least 20 days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.
          (iii) The Company will also give written notice to the Registered Holders at least 20 days prior to the date on which any Organic Change, dissolution or liquidation will take place.
Section 3. Dividends
     3A. In the event that, during the term of the Warrants, the Company pays any cash dividend or makes any cash distribution to any holder of Common Stock, the Registered Holder shall be entitled to receive in respect of its Warrant a dilution fee in cash (the “Dilution Fee”) on the date of payment of such dividend or distribution, which Dilution Fee shall be equal to the difference between (a) the product of (i) the highest amount per share paid to holders of Common Stock times (ii) the number of Exercise Shares to which the Holder is then entitled. No such dividend or distribution shall be paid unless the Registered Holder shall have received advance written notice thereof at least 10 days prior to the record date therefor.
     3B. If the Company declares or pays a dividend upon the Common Stock payable otherwise than in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles, consistently applied) except for a stock dividend payable in shares of Common Stock (a “Liquidating Dividend”), then the Company will pay to the Registered Holder at the time of payment thereof the Liquidating Dividend which would have been paid to the Registered Holder on the Common Stock had this Warrant been fully exercised immediately prior to the date on which a record is taken for such Liquidating Dividend or, if no record is taken, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.
Section 4. Definitions. The following terms have meanings set forth below:
     “Common Stock” means, collectively, Common Stock, $0.001 par value, of the Company and, except for purposes of the shares obtainable upon exercise of this Warrant, any capital stock of any class of the Company hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Company.
     “Exercise Eligibility Date” means the Date of Issuance of this Warrant.
     “Expiration Date” means September 30, 2013.

     “Fair Market Value” shall have such meaning as assigned to that term in the Purchase Agreement.
     “Fully Diluted Basis” means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of Stock Equivalents then outstanding (including Warrants), regardless of their exercise price or its equivalent.
     “Person” means an individual, a partnership, a limited liability company, joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.
     “Stock Equivalents” means any security, option, warrant, right or claim exercisable into, exchangeable for, or convertible to shares of Common Stock or the economic equivalent value of shares of Common Stock (including, by way of illustration, preferred stock and stock appreciation rights).
Section 5. No Voting Rights; Limitations of Liability. This Warrant shall not entitle the holder hereof to any voting rights or other rights of a stockholder of the Company. No provision hereof, in the absence of affirmative action by the Registered Holder to purchase Common Stock, and no enumeration herein of the rights or privileges of the Registered Holder shall give rise to any liability of such holder for the Exercise Price of Common Stock acquirable by exercise hereof or as a stockholder of the Company.
Section 6. Warrant Transferable. Subject to the transfer conditions referred to in the legend endorsed hereon, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Registered Holder, upon surrender of this Warrant with a properly executed Assignment (in the form of Exhibit II hereto) at the principal office of the Company.
Section 7. Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the Registered Holder at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the purchase rights hereunder, and each of such new Warrants will represent such portion of such rights as is designated by the Registered Holder at the time of such surrender. The date the Company initially issues this Warrant will be deemed to be the “Date of Issuance” hereof regardless of the number of times new certificates representing the unexpired and unexercised rights formerly represented by this Warrant shall be issued. All Warrants representing portions of the rights hereunder are referred to herein as the “Warrants.”
Section 8. Replacement. Upon receipt of evidence reasonably satisfactory to the Company (including at the request of the Company an affidavit of the Registered Holder) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing this Warrant, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company (provided that if the holder is a financial institution or other institutional investor its own agreement will be satisfactory) or, in the case of any such mutilation upon surrender of such certificate, the Company will (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.
Section 9. Notices. Except as otherwise expressly provided herein, all notices referred to in this Warrant will be in writing and will be delivered personally, sent by reputable express courier service (charges prepaid) or sent by registered or certified mail, return receipt requested, postage prepaid and will be deemed to have been given when so delivered, one Business Day after being so sent or three Business

Days after being so deposited in the U.S. Mail (i) to the Company, at its principal executive offices and (ii) to the Registered Holder of this Warrant, at such holder’s address as it appears in the records of the Company (unless otherwise indicated by any such holder).
Section 10. Amendment and Waiver. Except as otherwise provided herein, the provisions of the Warrants may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Registered Holders of Warrants representing a majority of the shares of Common Stock issuable upon exercise of the Warrants; provided that no such action may change the Exercise Price of the Warrants or the number of shares or class of stock obtainable upon exercise of each Warrant without the written consent of the Registered Holders of Warrants representing at least 80% of the shares of Common Stock obtainable upon exercise of the Warrants.
Section 11. Descriptive Headings; Governing Law. The descriptive headings of the several Sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The construction, validity and interpretation of this Warrant will be governed by the internal law, and not the conflicts law, of the State of Maryland.
*       *       *       *       *

Exhibit E — Form of Warrant
     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by its duly authorized officers under its corporate seal and to be dated the Date of Issuance hereof.

GLOBAL DOSIMETRY SOLUTIONS, INC.
By:
Robert Klein
Chairman

SIGNATURE PAGE TO WARRANT

EXHIBIT I
EXERCISE AGREEMENT
     To:

     Dated:
     The undersigned, pursuant to the provisions set forth in the attached Warrant (Certificate No. W-___), hereby agrees to subscribe for the purchase of ___shares of the Common Stock covered by such Warrant and makes payment herewith in full therefor at the price per share provided by such Warrant.
     ☐ Check Box for Net Issue Exercise

Signature

Address

EXHIBIT II
ASSIGNMENT
     FOR VALUE RECEIVED, ___hereby sells, assigns, and transfers all of the rights of the undersigned under the attached Warrant (Certificate No. W-___)with respect to the number of shares of the Common Stock covered thereby set forth below, unto:

Names of Assignee	Address	No. of Shares

Signature

EXHIBIT F
Form of Security Agreement

THIS SECURITY AGREEMENT AND ANY RIGHTS HEREUNDER ARE SUBJECT TO THAT CERTAIN INTERCREDITOR AGREEMENT BETWEEN GMAC COMMERCIAL FINANCE LLC, AS AGENT AND AMERICAN CAPITAL FINANCIAL SERVICES, INC., AS AGENT.
SECURITY AGREEMENT
     THIS SECURITY AGREEMENT (as from time to time amended, modified, restated, supplemented and in effect, this “Security Agreement”) is entered into as of September 30, 2003, by GLOBAL DOSIMETRY SOLUTIONS, INC., a Delaware corporation (“Grantor”), to and in favor of AMERICAN CAPITAL FINANCIAL SERVICES, INC., a Delaware corporation (“ACFS”), as agent for the Purchasers identified in the Note and Equity Purchase Agreement (the “Purchase Agreement”) among the Grantor, ACFS and the Purchasers party thereto dated of even date herewith (in such capacity, the “Secured Party”).
RECITALS:
     A. Pursuant to the Purchase Agreement, the Grantor has issued to the Purchasers (i) Senior Term Loan B Notes dated as of even date herewith in the principal amount of $10,000,000 (the “Senior Term B Notes”), (ii) Senior Subordinated Notes dated as of even date herewith in the principal amount of $8,600,000 (the “Senior Subordinated Notes”), and (iii) Junior Subordinated Notes dated as of even date herewith, consisting of Tranche A Notes and Tranche B Notes, in the aggregate principal amount of $8,600,000 (the “Junior Subordinated Notes,” together with the Senior Term B Notes and the Senior Subordinated Notes, the “Notes”). The purchase and sale of the Notes and certain other securities is governed by the Purchase Agreement. Capitalized terms used herein without definition shall be defined in the manner set forth in the Purchase Agreement.
     B. In order to induce the Purchasers to accept the Notes in accordance with the Purchase Agreement, and in consideration therefor, the Grantor has agreed to grant to the Secured Party, as agent for the Purchasers, a perfected lien on and security interest in all of the Grantor’s assets and properties, whether now or hereafter existing, owned or acquired, all pursuant to the terms of this Security Agreement in order to secure (i) the due and punctual payment of (A) the principal and interest (including, without limitation, interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Notes, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (B) all other monetary obligations of the Grantor under the Notes, the Purchase Agreement or this Security Agreement, including but not limited to, fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including, without limitation, monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding regardless of whether allowed or allowable in such proceeding), and (ii) the due and punctual performance of the Purchase Agreement, covenants, agreements, obligations and liabilities of the Grantor under or pursuant to the Purchase Agreement, the Notes or this Security Agreement (collectively, the “Obligations”).
     C. It is a condition precedent to the acceptance of the Notes by the Purchasers that the Grantor executes and delivers this Security Agreement.
     NOW, THEREFORE, for and in consideration of the covenants and provisions set forth herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor agrees as follows:
ARTICLE 1
SECURITY INTEREST
     1.1 Grant of Security Interest. As security for the Obligations, the Grantor hereby sells, conveys, assigns, pledges and grants a continuing and unconditional security interest to the Secured Party, its successors and assigns, in and to all of the personal property of the Grantor, wherever located, and now owned or hereafter acquired including:
          (a) all equipment (including all “Equipment” as the term is defined in Section 9-102(a)(33) of the Uniform Commercial Code as in effect from time to time in the State of New York (such code, together with any other successor or applicable adoption of the Uniform Commercial Code in any applicable jurisdiction, the “Code”)), machinery, vehicles, fixtures, improvements, supplies, office furniture, fixed assets, all as now owned or hereafter acquired by the Grantor or in which the Grantor has or hereafter acquires any interest, and any items substituted therefor as replacements and any additions or accessions thereto;
          (b) all goods (including all “Goods” as defined in Section 9-102(a)(44) of the Code) and all inventory (including all “Inventory” as defined in Section 9-102(a)(48) of the Code) of the Grantor, now owned or hereafter acquired by the Grantor or in which the Grantor has or hereafter acquires any interest, including but not limited to, raw materials, scrap inventory, work in process, products, packaging materials, finished goods, documents of title, chattel paper and other instruments covering the same and all substitutions therefor and additions thereto (all of the property described in this clause (b) being hereinafter collectively referred to as “Inventory”);
          (c) all present and future accounts in which the Grantor has or hereafter acquires any interest (including all “Accounts” as defined in Section 9-102(a)(2) of the Code), contract rights (including all rights to receive payments and other rights under all equipment and other leasing contracts) and rights to payment and rights or accounts receivable evidencing or representing indebtedness due or to become due the Grantor on account of goods sold or leased or services rendered, claims, instruments and other general intangibles (including tax refunds, royalties and all other rights to the

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payment of money of every nature and description), including but not limited to, any such right evidenced by chattel paper, and all liens, securities, guaranties, remedies, security interests and privileges pertaining thereto (all of the property described in this clause (c) being hereinafter collectively referred to as “Accounts”);
          (d) all investment property now owned or hereafter acquired by the Grantor (including all “Investment Property” as defined in Section 9-102(a)(49) of the Code), including, without limitation, all securities (certificated and uncertificated), securities accounts, securities entitlements, commodity contracts and commodity accounts;
          (e) all general intangibles now owned or hereafter acquired by the Grantor or in which the Grantor has or hereafter acquires any interest (including all “General Intangibles” as defined in Section 9-102(a)(42) of the Code), including but not limited to, payment intangibles (including all “Payment Intangibles” as defined in Section 9-102(a)(61) of the Code), choses in action and causes of action and all licenses and permits (to the extent the collateral assignment of such licenses and permits is not prohibited by applicable law), registrations, franchises, corporate or other business records, systems, designs, software, goodwill, logos, indicia, business identifiers, inventions, processes, production methods, proprietary information, know-how and trade-secrets of the Grantor, and all trade-names, copyrights, patents, trademarks (including service marks) or patent or trademark applications, contract rights (including but not limited to all rights to receive payments and other rights under all equipment and other leasing contracts, instruments and documents owned or used by the Grantor, and any goodwill relating thereto);
          (f) all other property owned by the Grantor or in which the Grantor has or hereafter acquires any interest, wherever located, and of whatever kind or nature, tangible or intangible;
          (g) all insurance policies of any kind maintained in effect by the Grantor, now existing or hereafter acquired, under which any of the property referred to in clauses (a) through (f) above is insured, including but not limited to, any proceeds payable to such Grantor pursuant to such policies;
          (h) all moneys, cash collateral, chattel paper (including all “Chattel Paper” as defined in Section 9-102(a)(11) of the Code), checks, notes, bills of exchange, documents of title, money orders, negotiable instruments, commercial paper, and other securities, letters of credit (including all “Letter-of-Credit Rights” as defined in Section 9-102(a)(51) of the Code), supporting obligations (including all “Supporting Obligations” as defined in Section 9-102(a)(77) of the Code), instruments (including all “Instruments” as defined in Section 9-102(a)(47) of the Code), documents (including all “Documents” as defined in Section 9-102(a)(30) of the Code), deposit accounts (including all “Deposit Accounts” as defined in Section 9-102(a)(29) of the Code), deposits and credits from

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time to time whether or not in the possession of or under the control of the Secured Party; and
          (i) any consideration received when all or any part of the property referred to in clauses (a) through (h) above is sold, transferred, exchanged, leased, collected or otherwise disposed of, or any value received as a consequence of possession thereof, including but not limited to, all products, proceeds (including all “Proceeds” as defined in Section 9-102(a)(64) the Code), cash, negotiable instruments and other instruments for the payment of money, chattel paper, security agreements or other documents, insurance proceeds or proceeds of other proceeds now or hereafter owned by the Grantor or in which the Grantor has an interest.
     The property set forth in clauses (a) through (i) of the preceding, sentence, together with property of a similar nature which the Grantor hereafter owns or in which the Grantor hereafter acquires any interest, is referred to herein as the “Collateral.”
     1.2 Perfection of Security Interests.
          (a) The Grantor hereby authorizes Secured Party to file a financing statement or financing statements (the “Financing Statement”) describing the Collateral in any and all jurisdictions where Secured Party deems such filing to be necessary or appropriate including, without limitation, the jurisdiction of the debtors’ location for purposes of the Code. The Grantor will reimburse Secured Party for any and all costs, charges and expenses (including reasonable fees of counsel) incurred in connection with such filings. For purposes of this Section 1.2(a), the Financing Statements shall be deemed to include any amendment, modification, assignment, continuation statement or other similar instrument consistent with the rights granted to Secured Party under this Agreement and the Purchase Agreement.
          (b) The Grantor shall have possession of the Collateral, except where as expressly otherwise provided in this Security Agreement or where Secured Party has the right to perfect its security interest by possession in addition to the filing of a Financing Statement. Where Collateral is in the possession of a third party, the Grantor will join with the Secured Party in notifying the third party of the Secured Party’s security interest therein and obtaining an acknowledgement from the third party that it is holding the Collateral for the benefit of the Secured Party.
          (c) The Grantor will cooperate with Secured Party in obtaining control (including “Control” as contemplated by Section 9-312(b) of the Code) with respect to Collateral consisting of deposit accounts, investment property, letter of credit rights and electronic chattel paper.
          (d) The Grantor will not create any chattel paper without a legend on such chattel paper acceptable to the Secured Party indicating that Secured Party has a secured interest in such Chattel Paper.

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ARTICLE 2
REPRESENTATIONS AND WARRANTIES
     2.1 Representations and Warranties. The Grantor represents, warrants and agrees that:
          (a) The Grantor has and shall have absolute, good and marketable title to all the Collateral owned by them, wherever and whenever acquired, free and clear of any lien except for such liens and/or filings as may be permitted by the Purchase Agreement (“Permitted Liens”). The Grantor has not filed, nor is there on record, a financing statement under the Code (or similar statement or instrument of registration under the law of any jurisdiction) covering any Collateral except for Permitted Liens.
          (b) Schedule 2.1(b) hereto lists (i) the Grantor’s chief executive offices and other place(s) of business, (ii) the Grantor’s legal organizational structure and its jurisdiction, as applicable, of incorporation, formation, organization or registration, (iii) the address where books and records relating to the Collateral are maintained, (v) any other location of any other equipment and goods (other than mobile goods) included in the Collateral, and (vi) location of owned and leased facilities and name of lessor/sublessor.
          (c) The Grantor has paid or will pay when due all taxes, fees, assessments and other charges now or hereafter imposed upon the Collateral except for any tax, fee, assessment or other charge the validity of which is being contested in good faith by appropriate proceedings and so long as the Grantor has set aside on its books adequate reserves with respect thereto.
          (d) As a result of the execution and delivery of this Security Agreement and the filing of any financing statements or other documents necessary to assure, preserve and perfect the security interest created hereby to the extent a lien may be perfected by filing a financing statement, the Secured Party shall have a valid, perfected, enforceable lien on, and a continuing security interest in, the Collateral, enforceable and superior as such as against creditors and purchasers (other than purchasers of Inventory in the ordinary course of business) and as against any owner of real property where any of the equipment or Inventory is located and as against any purchaser of such real property and any present or future creditor obtaining a mortgage or other lien on such real property, and such lien shall be superior and prior to all other Liens other than the Permitted Liens.
          (e) The amount that has been or that shall be represented by the Grantor to the Secured Party from time to time owing by all obligors (such obligors being hereinafter referred to as the “Account Debtors”) in the aggregate with respect to Accounts has not and will not materially deviate from the correct amount actually and unconditionally owing at such time by such Account Debtors subject to set off, return and similar rights arising in the ordinary course of business. All Accounts represent bona fide

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transactions completed in accordance with the terms and provisions contained in the invoices and other documents evidencing the same. As of the date hereof, there are no material setoffs, counterclaims or disputes existing or asserted with respect to Accounts and subject to set off, return and similar rights arising in the ordinary course of business. The Grantor has not made any agreement with any Account Debtor for any material deduction therefrom except set-off and claims arising in the ordinary course of business. To the Grantor’s knowledge, all Account Debtors have the capacity to contract and are solvent, except as set forth on Schedule 2.1(e) attached hereto setting forth a list of doubtful accounts. To the Grantor’s knowledge, the goods giving rise to Accounts are not subject to any lien, claim or encumbrance except set-off and claims arising in the ordinary course of business, except in favor of the Secured Party and except as permitted by the Purchase Agreement. The Grantor has no knowledge of any fact or circumstances that would impair the validity or collectability of Accounts.
          (f) None of the Collateral is held by a third party in any location as assignee, trustee, bailee, consignee or in any similar capacity except as set forth on Schedule 2.1(f).
          (g) Within the five-year period preceding the date hereof, the Grantor has not had, or operated in any jurisdiction, under any trade name, fictitious name or other name other than its legal name.
     2.2 Survival. All representations, warranties and agreements of the Grantor contained in this Security Agreement shall survive the execution, delivery and performance of this Security Agreement until the termination of this Security Agreement pursuant to Section 6.5 hereof.
ARTICLE 3
COVENANTS
     3.1 Covenants. The Grantor hereby covenants and agrees with the Secured Party that so long as this Security Agreement shall remain in effect or any Obligations shall remain unpaid or unperformed: (a) the Grantor shall promptly give written notice to the Secured Party of any levy or attachment, execution or other process against any of the Collateral; (b) at the Grantor’s own cost and expense, the Grantor shall take any and all actions reasonably necessary or desirable to defend the Collateral against the claims and demands of all Persons other than the Secured Party and secured parties with liens permitted under the Purchase Agreement, and to defend the security interest of the Secured Party in the Collateral and the priority thereof against any Lien of any nature other than those permitted under the Purchase Agreement; (c) the Grantor shall keep all tangible Collateral properly insured and in good order and repair (normal wear and tear excepted) and immediately notify the Secured Party of any event causing any material loss, damage or depreciation in value of the Collateral in the aggregate and of the extent of such loss, damage or depreciation; (d) the Grantor shall mark any Collateral that is chattel paper with a legend showing the Secured Party’s lien and security interest therein;

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(e) the Grantor shall promptly give written notice to the Secured Party of any change in the intellectual property rights material to its business; and (f) the Grantor shall not (i) amend, in a manner materially adverse to Secured Parties or terminate any contract or other document or instrument constituting part of the Collateral, except for transactions in the ordinary course of business substantially consistent with customary practice, (ii) voluntarily or involuntarily exchange, lease, sell, transfer or otherwise dispose of any Collateral other than sales of Inventory in the ordinary course of business and other than as contemplated by the Purchase Agreement, (iii) make any compromise, settlement, discharge or adjustment or grant any extension of time for payment with respect to any Account or any Lien, Guaranty or remedy pertaining thereto, except for transactions in the ordinary course of business substantially consistent with past practice, (iv) change its name or use any fictitious or trade name, (v) change the location of its chief executive office or (vi) permit any of the Collateral (other than Collateral that constitutes goods that are mobile and that are of a type normally used in more than one jurisdiction or otherwise in the ordinary course of business (including, without limitation, sales and shipments of inventory in the ordinary course of business)) to be removed from or located in any place not identified as the location of such Collateral to the Secured Party, as the case may be, except after written notice to and with written consent of the Secured Party and compliance with such procedures as the Secured Party reasonably may impose to prevent any interruptions or discontinuity in the security interest granted pursuant to this Security Agreement.
ARTICLE 4
REMEDIAL MATTERS
     4.1 Event of Default. An “Event of Default” shall exist hereunder (a) if an Event of Default shall occur under the Purchase Agreement or any of the Notes, (b) upon the filing of a voluntary or involuntary petition for bankruptcy, insolvency, receivership or similar event involving the Grantor, or (c) if the Grantor shall breach in any material respect any agreement contained herein or otherwise default in any material respect in the observance or performance of any of the covenants, terms, conditions or agreements on the part of the Grantor contained in this Security Agreement and, with respect to non-monetary covenants, terms, conditions or agreements, such non observance or non performance continues for a period of thirty (30) days after the earlier of (i) written notice from the Secured Party of such default or (ii) actual knowledge of the Grantor of such default.
     4.2 Powers of Attorney.
          (a) The Grantor hereby irrevocably appoints the Secured Party (and any officer or agent of the Secured Party) as its true and lawful attorney-in-fact, with power of substitution for and in the name of the Secured Party or otherwise, for the use and benefit of the Secured Party, effective upon the occurrence and during the continuance of an Event of Default: (i) to receive, endorse the name of the Grantor upon and deliver any notes, acceptances, checks, drafts, money orders or other evidences of

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payment that may come into the possession of the Secured Party with respect to the Collateral; (ii) to cause the Grantor’s mail to be transferred to the Secured Party’s own offices and to receive and open all mail addressed to the Grantor for the purposes of removing any such notes, acceptances, checks, drafts, money orders or other evidences of payment; (iii) to demand, collect and receive payment in respect of the Collateral and to apply any such payments directly to the payment of the Obligations in accordance with Section 4.5 hereof; (iv) to receive and give discharges and releases of all or any of the Collateral; (v) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction, to collect or otherwise realize on all or any part of the Collateral or to enforce any rights in respect thereof; (vi) to sign the name of the Grantor on any invoice or bill of lading relating to any of the Collateral; (vii) to send verification of any Accounts to any Account Debtor or customer; (viii) to notify any Account Debtor or other obligor of the Grantor with respect to any Collateral to make payment to the Secured Party; (ix) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating or pertaining to all or any of the Collateral; (x) to take any action for purposes of carrying out of the terms of this Security Agreement; (xi) to enforce all of the Grantor’s rights and powers under and pursuant to any and all agreements with respect to the Collateral; and (xii) generally, to sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out this Security Agreement, as fully and completely as though the Secured Party were the absolute owner of the Collateral for all purposes; provided, however, nothing herein contained shall be construed as requiring or obligating the Secured Party to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Secured Party, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby, and no action taken by the Secured Party or omitted to be taken with respect to the Collateral or any part thereof shall give rise to any defense, counterclaim or offset in favor of the Grantor or to any claim or action against the Secured Party. It is understood and agreed that the power of attorney granted to the Secured Party for the purposes set forth above in this Section 4.2 is coupled with an interest and is irrevocable, and the Grantor hereby ratifies all actions taken by its attorney-in-fact by virtue hereof. The provisions of this Section 4.2 shall in no event relieve the Grantor of any of its obligations hereunder or under any of the other Security Documents with respect to the Collateral or any part thereof or impose any obligation on the Secured Party to proceed in any particular manner with respect to the Collateral or any part thereof, or in any way limit the exercise by the Secured Party of any other or further right which it may have on the date of this Security Agreement or hereafter, whether hereunder, under any of the other Security Documents, by law or otherwise.
          (b) Beyond the duty of the Secured Party to exercise reasonable care in the custody of any Collateral in its possession, the Secured Party shall not, under any circumstance or in any event whatsoever, have any liability for any part of the Collateral, nor shall the Secured Party have any liability for any error or omission or delivery of any

8

kind incurred in the good faith settlement, collection or payment of any of the Collateral or any monies received in payment therefor or for any damages resulting therefrom, nor shall this Security Agreement impose upon the Secured Party any obligation to perform any obligation with respect to the Collateral. The costs of collection, notification and enforcement, including but not limited to, reasonable attorneys’ fees and reasonable out-of-pocket expenses, shall be borne solely by the Grantor whether the same are incurred by the Grantor or the Secured Party.
     4.3 Collections. Upon the occurrence and during the continuance of an Event of Default, the Secured Party may, in its sole discretion, in its name or in the name of the Grantor, or otherwise: (a) demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for, or make any compromise or settlement deemed desirable with respect to any of the Collateral, but shall be under no obligation to do so; or (b) extend the time of payment, arrange for payment in installments, or otherwise modify the term of, or release, any of the Collateral, without thereby incurring responsibility to, or discharging or otherwise affecting any liability of, the Grantor, other than to discharge the Grantor in so doing with respect to liabilities of the Grantor to the extent that the liabilities are paid or repaid. After the occurrence and during the continuance of an Event of Default, any money, checks, notes, bills, drafts, or commercial paper received by the Grantor shall be held in trust for the Secured Party and any other secured party having rights thereto senior to the Secured Party and shall be promptly turned over to the Secured Party or any other secured party having rights thereto senior to the Secured Party as their interest shall appear. The Secured Party may make such payments and take such actions as the Secured Party, in its sole discretion, deems necessary to protect its security interest in the Collateral or the value thereof, and the Secured Party is hereby unconditionally and irrevocably authorized (without limiting the general nature of the authority hereinabove conferred) to pay, purchase, contest or compromise any Liens which in the judgment of the Secured Party appear to be equal to, prior to or superior to its security interest in the Collateral and any Liens not expressly permitted by this Security Agreement.
     4.4 Possession; Sale of Collateral.
          (a) Upon the occurrence and during the continuance of an Event of Default, the Secured Party may, subject to any rights of Senior Lender: (i) require the Grantor to assemble the tangible assets that comprise part of the Collateral and make them available to the Secured Party at any place or places reasonably designated by the Secured Party; (ii) to the extent permitted by applicable law, with or without notice or demand for performance and without liability for trespass, enter any premises where the Collateral may be located and peaceably take possession of the same, and may demand and receive such possession from any person who has possession thereof, and may take such measures as it may deem necessary or proper for the care or protection thereof (including, but not limited to, the right to remove all or any portion of the Collateral); and (iii) with or without taking such possession may sell or cause to be sold, in one or more sales or parcels, for cash, on credit or for future delivery, without assumption of any

9

credit risk, all or any portion of the Collateral, at public or private sale or at any broker’s board or any securities exchange, without demand of performance or notice of intention to sell or of time or place of sale, except ten (10) Business Days’ written notice to the Grantor of the time and place of such sale or sales (and such other notices as may be required by applicable statute, if any, and which cannot be waived), which the Grantor hereby expressly acknowledges is commercially reasonable. The Secured Party shall have no obligation to clean-up or otherwise prepare any Collateral for sale. Each purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of the Grantor, and the Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal that the Grantor now have or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Secured Party may (in its sole and absolute discretion) determine. The Secured Party shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. The Secured Party may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any disposition of the Collateral. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Secured Party until the sale price is paid by the purchaser or purchasers thereof. The Secured Party shall not incur any liability for the failure to collect or realize upon any or all of the Collateral or for any delay in doing so and, in case of any such failure, shall not be under any obligation to take any action with respect thereto; provided, such Collateral may be sold again upon like notice. If any Collateral is sold upon credit, the Grantor will be credited only with payments actually made by the purchaser, received by the Secured Party and applied to the Obligations in accordance with Section 4.5. In the event the purchasers fail to pay for the Collateral, the Secured Party may resell the Collateral. At any public sale made pursuant to this Section 4.4, the Secured Party may bid for or purchase, free from any right of redemption, stay or appraisal and all rights of marshalling, the Collateral and any other security for the Obligations or otherwise on the part of the Grantor (all said rights being also hereby waived and released by the Grantor to the fullest extent permitted by law), and may make payment on account thereof by using any claim then due and payable to the Secured Party from the Grantor as a credit against the purchase price, and the Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to the Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Secured Party shall be free to carry out such sale pursuant to such agreement, and the Grantor shall not be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Secured Party shall have entered into such

10

an agreement, all Events of Default shall have been remedied and any obligations to the Secured Party shall have been paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Secured Party may proceed by a suit or suits at law or in equity to foreclose this Security Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. In any action hereunder, the Secured Party shall be entitled to the appointment of a receiver without notice, to peaceably take possession of all or any portion of the Collateral and to exercise such powers as the court shall confer upon the receiver. Notwithstanding the foregoing, if an Event of Default shall occur and be continuing, the Secured Party shall be entitled to apply, without notice to the Grantor, any cash or cash items constituting Collateral in their possession to payment of the Obligations.
          (b) If an Event of Default shall occur and be continuing, the Secured Party shall, in addition to exercising any and all rights and remedies afforded to them hereunder, have all the rights and remedies of a secured party under all applicable provisions of law, including but not limited to, the Code.
          (c) The Grantor agrees that notwithstanding anything to the contrary contained in this Security Agreement, the Grantor shall remain liable under each contract or other agreement giving rise to Accounts and general intangibles and all other contracts or agreements constituting part of the Collateral and the Secured Party shall not have any obligation or liability in respect thereof.
          (d) After the occurrence and during the continuance of an Event of Default, upon the Secured Party’s request, but subject to the rights of any other secured party having rights senior to the Secured Party, the Grantor shall deliver to the Secured Party all original and other documents, evidencing and relating to the sale and delivery of Inventory or Accounts, including but not limited to, all original orders, invoices and shipping receipts. The Grantor shall also furnish to the Secured Party, promptly upon the request of the Secured Party, such reports, reconciliations and aging balances regarding Accounts as the Secured Party may request from time to time.
     4.5 Application of Proceeds. Unless the Secured Party otherwise directs, the proceeds of any sale of Collateral pursuant to this Security Agreement or otherwise, as any Collateral consisting of cash, shall be applied after receipt by the Secured Party as follows, subject to any rights of Senior Lender:
     First, to the payment of all reasonable costs, fees and expenses of the Secured Party and its agents, representatives and attorneys incurred in connection with such sale or with the retaking, holding, handling, preparing for sale (or other disposition) of the Collateral or otherwise in connection with any Notes, this Security Agreement or any of the Obligations, including, but not limited to, the reasonable fees and expenses of the Secured Party’s agents and attorneys’ and

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court costs (whether at trial, appellate or administrative levels), if any, incurred by the Secured Party in so doing;
     Second, to the payment of the outstanding principal balance, accrued interest, dividends, any redemption payments and fees on the Obligations in such order as the Secured Party may determine; and
     Third, to the Grantor or to such other Person as a court may direct.
     4.6 Authority of Secured Party. The Secured Party shall have and be entitled to exercise all such powers hereunder as are specifically delegated to the Secured Party by the terms hereof, together with such powers as are reasonably incidental thereto. The Secured Party may execute any of its duties hereunder by or through its agents or employees and shall be entitled to retain counsel and to act in reliance upon the advice of such counsel concerning all matters pertaining to its duties hereunder.
     4.7 Certain Waivers; Grantor Not Discharged. The Grantor expressly and irrevocably waives (to the extent permitted by applicable law) presentment, demand of payment and protest of nonpayment in respect of its Obligations under this Security Agreement. The obligations and duties of the Grantor hereunder are irrevocable, absolute, and unconditional and shall not be discharged, impaired or otherwise affected by (a) the failure of the Secured Party to assert any claim or demand or to enforce any right or remedy against the Grantor or any grantee under the provisions of this Security Agreement or any waiver, consent, extension, indulgence or other action or inaction in respect thereof, (b) any extension or renewal of any part of the Obligations, (c) any rescission, waiver, amendment or modification of any of the terms or provisions of any agreement related to this Security Agreement, (d) the release of any liens on or security interests in any part of the Collateral or the release, sale or exchange of or failure to foreclose against any security held by or for the benefit of the Secured Party for payment or performance of the Obligations, (e) the bankruptcy, insolvency or reorganization of the Grantor or any grantee or any other Persons, (f) any change, restructuring or termination of the corporate structure or existence of the Grantor or any grantee or any restructuring or refinancing of all or any portion of the Obligations, or (g) any other event that under law would discharge the obligations of a surety other than payment and satisfaction in full of all Obligations.
     4.8 Transfer of Security Interest. The Secured Party may transfer to any other Person all or any part of the liens and security interests granted hereby, and all, or any part of the Collateral which may be in the Secured Party’s possession after the occurrence and during the continuance of an Event of Default or, if to a successor Secured Party or holder of Notes, at any time. Upon such transfer, the transferee shall be vested with all the rights and powers of the Secured Party hereunder with respect to such of the Collateral as is so transferred but, with respect to any of the Collateral not so transferred, the Secured Party shall retain all of their rights and powers (whether given to it in this Security Agreement, or otherwise). The Secured Party or any of them may, at any time,

12

assign their rights as the secured party hereunder to any Person, in the Secured Party’s discretion, and upon notice to the Grantor, provided that any such transferee shall agree to be subject to the subordination provisions hereof, but without any requirement for consent or approval by or from the Grantor, and any such assignment shall be valid and binding upon the Grantor, as fully as it had expressly approved the same.
ARTICLE 5
SECURED PARTY’S INTERESTS
     5.1 Pro Rata Interests. The security interests and other rights granted or reserved to the Secured Party and its successors and assigns under this Security Agreement (the “Contractual Rights”) are for the benefit of the Purchasers and the other rights available to the Secured Party and the Purchasers under applicable law by reason of the existence of this Security Agreement and the attachment and perfection of the security interests created under this Security Agreement (the “Statutory Rights”) are for the pro rata benefit of the Purchasers according to the outstanding principal amount of Notes and the liquidation preference (as specified in the Certificate of Incorporation of Parent) of the Preferred Stock held by each Purchaser, respectively, subject to any subordination agreed to by and among the Purchasers, expressed as a percentage of the aggregate outstanding principal amount of all Notes, and shall be held by the Purchasers in such percentages, regardless of the time or order of the attachment or perfection of their respective security interests or the time or manner of filing of their respective deeds of trust, financing statements or assignments thereof and regardless of which, if any, Purchaser may hold possession of Collateral. All Contractual Rights and Statutory Rights shall be exercised from time to time by Secured Party in accordance with such instructions as may be required by the Purchase Agreement. All recoveries attributable to enforcement of Contractual Rights or Statutory Rights, or both, shall be shared ratably by the Purchasers according to their respective pro rata interests as provided in the Purchase Agreement.
     5.2 Grantor’s Obligations. The provisions of this Article 5 are for the purpose of defining the relative rights of the Secured Party or Purchasers with respect to the Collateral and the exercise of Contractual Rights and Statutory Rights. Nothing herein shall impair the obligations of the Grantor, which are absolute and unconditional, to pay and perform the Obligations as and when due. No provision of this Security Agreement shall be construed to prevent the Secured Party or any Purchaser from exercising remedies that may otherwise be available to it.
     5.3 Intercreditor Agreement. The Contractual Rights, Statutory Rights and all other rights of the Purchasers hereunder are subject to the prior rights of Agent and the Lenders as defined in and under that certain Intercreditor Agreement, of even date herewith, by and among GMAC, as Agent for such Lenders, ACFS, as Sub-Agent, and Global Dosimetry Solutions, Inc.

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ARTICLE 6
MISCELLANEOUS
     6.1 Further Assurances. The Grantor agrees, at its expense, to do such further things, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Secured Party may from time to time reasonably request for the better assuming and preserving of the security interests and the rights and remedies created hereby, including but not limited to, the execution and delivery of such additional conveyances, assignments, agreements and instruments, the payment of any fees and taxes required in connection with the execution and delivery of this Security Agreement, the granting of the security interests created hereby and the execution, filing and recordation of any financing statements (including fixture filings) or other documents as the Secured Party may deem reasonably necessary or desirable for the perfection of the security interests granted hereunder provided such additional documents and filings recognize the rights of Senior Lender to the extent the senior leader has any rights. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note or other instrument, such note or instrument shall, subject to any rights of Senior Lender, be immediately pledged and delivered to the Secured Party, duly endorsed in a manner satisfactory to the Secured Party, subject to the rights of any other secured party having rights senior to the Secured Party. If at any time the Grantor shall take and perfect a security interest in any property to secure payment and performance of an Account, the Grantor, upon the request of the Secured Party, shall promptly assign such security interest to the Secured Party, subject to the rights of any other secured party having rights senior to the Secured Party. The Grantor agrees to notify the Secured Party thirty (30) days prior to any change (a) in its corporate name, (b) its jurisdiction of incorporation or organization, (c) in the location of its chief executive office, (d) in its chief place of business, or (e) in the office or offices where it keeps its records relating to the Collateral. The Grantor agrees that, after the occurrence and during the continuance of an Event of Default, it shall upon request of the Secured Party, take any and all actions, to the extent permitted by applicable law, at its own expense, to obtain the approval of any governmental authority for any action or transaction contemplated by this Security Agreement that is then required by law, and specifically, without limitation, upon request of the Secured Party, to prepare, sign and file with any governmental authority the Grantor’s portion of any application or applications for consent to the assignment of licenses held by the Grantor, or for consent to the possession and sale of any of the Collateral by or on behalf of such Secured Party. The Grantor further agrees that it shall at all times, at its own expense and cost, keep accurate and complete records with respect to the Collateral, including but not limited to, a record of all payments and proceeds received in connection therewith or as a result of the sale thereof and of all credits granted, and agrees that the Secured Party or their representatives shall have the right at any reasonable time and from time to time, at Grantor’s expense, to call at the Grantor’s place or places of business to inspect the Collateral and to examine or cause to be examined all of the books, records, journals and

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other data relating to the Collateral and to make extracts therefrom or copies thereof as are reasonably requested.
     6.2 Effectiveness. This Security Agreement shall take effect immediately upon execution by the Grantor.
     6.3 Indemnity; Reimbursement of Secured Party; Deficiency. In connection with the Collateral, this Security Agreement and the administration and enforcement or exercise of any right or remedy granted to the Secured Party hereunder or under the other Security Documents, the Grantor agrees, subject to the limitations set forth hereafter (a) to indemnify, defend and hold harmless the Secured Party from and against any and all claims, demands, losses, judgments and liabilities (including but not limited to, liabilities for penalties) of whatever nature, relating thereto or resulting therefrom, and (b) to reimburse the Secured Party for all reasonable costs and expenses, including but not limited to, the reasonable fees and disbursements of attorneys, relating thereto or resulting therefrom. The foregoing indemnity agreement includes all reasonable costs incurred by the Secured Party in connection with any litigation relating to the Collateral whether or not the Secured Party shall be a party to such litigation, including but not limited to, the reasonable fees and disbursements of attorneys for the Secured Party, and any out-of-pocket costs incurred by the Secured Party in appearing as a witness or in otherwise complying with legal process served upon it. The obligations of the Grantor in this Section 6.3 are limited to the extent claims for indemnity, defense, or reimbursement do not arise from the gross negligence or willful misconduct of the Secured Party. In no event shall the Secured Party be liable, in the absence of gross negligence, willful misconduct on its part, for any matter or thing in connection with this Security Agreement other than to account for moneys actually received by it in accordance with the terms hereof, and the Grantor hereby releases the Secured Party from any and all claims, causes of action and demands at any time arising out of or with respect to this Security Agreement or the Collateral. All indemnities contained in this Section 6.3 and elsewhere in this Security Agreement shall survive the expiration or earlier termination of this Security Agreement. After application of the proceeds by the Secured Party pursuant to Section 4.5 hereof, the Grantor shall remain liable to the Secured Party for any deficiency.
     6.4 Continuing Lien. It is the intent of the parties hereto that (a) this Security Agreement shall constitute a continuing agreement as to any and all future, as well as existing transactions, between the Grantor and the Secured Party under or in connection with the Notes, and (b) the security interest provided for herein shall attach to after-acquired as well as existing Collateral.
     6.5 Termination. Upon payment and satisfaction in full of the Obligations and termination of all commitments relating thereto, the Secured Party shall reassign, redeliver and release (or cause to be so reassigned, redelivered and released), without recourse upon or warranty by the Secured Party, and at the sole expense of the Grantor, to the Grantor, against receipt therefor, such of the Collateral (if any) as shall not have been

15

sold or otherwise applied by the Secured Party pursuant to the terms hereof and not theretofore reassigned, redelivered and released to the Grantor, together with appropriate instruments of reassignment and release.
     6.6 Notices. All notices and other communications given to or made upon any party hereto in connection with this Security Agreement shall, except as otherwise expressly herein provided, be in writing (including telecopy, telexed or telegraphic communication) and mailed via certified mail, nationwide overnight courier service, telexed, telegraphed or delivered to the respective parties, as follows:
          to the Grantor:
Global Dosimetry Solutions, Inc.
3300 Hyland Avenue
Costa Mesa, California 92626
Attention: Chief Financial Officer
with a copy to:
Global Dosimetry Solutions, Inc.
c/o American Capital Strategies, Ltd.
Two Bethesda Metro Center
14th Floor
Bethesda, Maryland 20814
Attention: Compliance Officer
and:
Global Dosimetry Solutions, Inc.
c/o American Capital Strategies, Ltd.
Attention: Robert Klein, Principal
                    Brian Graff, Principal
461 Fifth Avenue, 26th Floor
New York, New York 10017
Fax: (212) 213-2060
and

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Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
Attention: Christopher K. Aidun
Fax: (212) 310-8007
          to the Secured Party:
American Capital Financial Services, Inc., as Agent
2 Bethesda Metro Center
14th Floor
Bethesda, Maryland 20814
Attn: Compliance Officer
Fax: 301) 654-6714
          with a copy to:
American Capital Strategies, Ltd
461 Fifth Avenue, 26th Floor
New York, NY 10017
Attention: Robert Klein, Principal
Fax: (212) 213-2060
and
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
Attn: Christopher K. Aidun, Esq.
Fax: (212) 310-8007
     6.7 Successors and Assigns. Whenever in this Security Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party, and all covenants, promises and agreements by or on behalf of the Secured Party that are contained in this Security Agreement shall bind and inure to the benefit of its respective successors and assigns. The Grantor may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Secured Party.
     6.8 APPLICABLE LAW. THIS SECURITY AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO NEW YORK CHOICE OF LAW DOCTRINE.

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     6.9 Waivers. No failure or delay of the Secured Party in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or future exercise thereof or the exercise of any other right or power. The rights and remedies of the Secured Party hereunder are cumulative and not exclusive of any rights or remedies which they would otherwise have. No waiver of any provision of this Security Agreement or consent to any departure by the Grantor therefrom shall in any event be effective unless the same shall be authorized as provided in Section 6.10, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Grantor in any case shall entitle the Grantor to any other or further notice or demand in similar or other circumstances.
     6.10 Amendments. Neither this Security Agreement nor any provision hereof may be amended or modified except pursuant to an agreement or agreements in writing entered into by the Grantor and the Secured Party.
     6.11 Severability. In the event any one or more of the provisions contained in this Security Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not in any way be affected or impaired thereby.
     6.12 Counterparts. This Security Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one contract, and shall become effective when copies hereof which, when taken together, bear the signatures of each of the parties hereto shall be delivered or mailed to the Secured Party.
     6.13 Headings. Article and Section headings used herein are for convenience of reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Security Agreement.
     6.14 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHT, POWER, OR REMEDY UNDER OR IN CONNECTION WITH THIS SECURITY AGREEMENT AND AGREE THAT ANY SUCH ACTION SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THE TERMS AND PROVISIONS OF THIS SECTION CONSTITUTE A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS SECURITY AGREEMENT.
     6.15 Interpretation. In the event of a conflict between this Security Agreement and the Purchase Agreement, the terms of the Purchase Agreement shall control.

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[signatures on following pages]

19

     IN WITNESS WHEREOF, the Grantor has executed this Security Agreement as of the date first above written.

GLOBAL DOSIMETRY SOLUTIONS, INC.
By:
Robert Klein
Chairman

Acknowledged by:
AMERICAN CAPITAL FINANCIAL SERVICES, INC., as agent

By:

Robert Klein
Vice-President
SIGNATURE PAGE TO SECURITY AGREEMENT

SCHEDULE 2.1(b)
Pursuant to Section 2.1(b), the following information is disclosed:

Grantor and	Chief Executive	Other Place(s) of	Jurisdiction of		Equipment and	Location of Leased
Identification No.	Office	Business	Incorporation	Collateral Location	Goods Location	Facilities
Global Dosimetry Solutions, Inc.	3300 Hyland Avenue, Costa Mesa CA 92626	None	Delaware	3300 Hyland Avenue, Costa Mesa CA 92626	3300 Hyland Avenue, Costa Mesa CA 92626	3300 Hyland Avenue, Costa Mesa CA 92626

EIN 80-0076385				3303 Harbor Boulevard, Suite G- 10, Costa Mesa CA 92626	3303 Harbor Boulevard, Suite G-10, Costa Mesa CA 92626	3303 Harbor Boulevard, Suite G-10, Costa Mesa CA 92626

SCHEDULE 2.1(e)
LIST OF DOUBTFUL ACCOUNTS

SCHEDULE 2.1 (f)
COLLATERAL HELD BY A THIRD PARTY

EXHIBIT G
Form of Collateral Assignment

COLLATERAL ASSIGNMENT
     COLLATERAL ASSIGNMENT (“Collateral Assignment”) made as of this 30th day of September, 2003 by Global Dosimetry Solutions, Inc. (“Assignor”) to American Capital Financial Services, Inc. (“Assignee”), and effective on September 30, 2003 upon the closing of the Purchase Agreement (as defined below). All capitalized terms used but not defined herein shall have the meanings assigned thereto in the Purchase Agreement (as hereinafter defined).
     FOR VALUE RECEIVED, and as collateral security for all debts, liabilities and obligations of Assignor to Assignee, now existing or hereafter arising under that certain Note and Equity Purchase Agreement dated as of September 30, 2003 between Assignor, as borrower, and Assignee, as agent for Lenders (as amended, modified, restated or supplemented from time to time, the “Loan Agreement”), and any and all other agreements, instruments and documents executed by Assignor and/or delivered to Assignee in respect of the transactions contemplated by the Loan Agreement, Assignor hereby assigns, transfers and sets over unto Assignee, its successors and assigns, all of its rights, but not its obligations, under that certain Asset Purchase Agreement dated as of September 15, 2003, among ICN Pharmaceuticals, Inc. and ICN Biomedicals, Inc., collectively, Seller, and Assignor (f/k/a ACAS Acquisitions (Dosimetry), Inc.), as Purchaser, (“Purchase Agreement”), the General Assignment and Assumption Agreement, the Contract Assignment and Assumption Agreement, the Patent Assignment, the Domain Names Assignment, the Lease, and the Transitional Services and Supply Agreement each of which are between Seller and Assignor and each of which are dated September 30, 2003 as each may be amended, modified, restated or supplemented from time to time, collectively, the “Agreements”) pursuant to the Purchase Agreement, including, without limitation, all indemnity rights and all moneys and claims for moneys due and/or to become due to Assignor under the Purchase Agreement.
     Assignor and Assignee acknowledge that Assignee and GMAC Commercial Finance LLC (“GMAC”) have entered into that certain Intercreditor Agreement, dated September 30, 2003,(the “Interecreditor Agreement”) providing that, among other things, the liens of GMAC have and shall have priority over the liens of Assignee, and the liens of the Assignee are subject and subordinate to the liens of GMAC therein to the extent of the Senior Indebtedness (as defined in the Intercreditor Agreement) of GMAC outstanding from time to time.
     Subject to the provisions of the Intercreditor Agreement, Assignor hereby (i) specifically authorizes and directs Seller upon notice to Seller by Assignee to make all payments due to Assignor under or arising under the Agreements directly to Assignee and (ii) irrevocably authorizes and empowers Assignee (a) to ask, demand, receive, receipt and give acquittance for any and all amounts which may be or become due or payable, or remain unpaid at any time and times to Assignor by Seller under and pursuant to the Agreements, (b) to endorse any checks, drafts or other orders for the payment of money payable to Assignor in payment thereof, and (c) in Assignee’s discretion to file any claims or take any action or institute any proceeding, either in its own name or in the name of Assignor or otherwise, which Assignee may deem necessary or advisable to effectuate the foregoing, provided, however, that Assignee shall not exercise any such power unless and until an Event of Default (as defined in the Loan Agreement) shall have occurred and is continuing. It is expressly understood and agreed between Assignor and Assignee, however, that Assignee shall not be required or obligated in any manner to make any demand or to make any inquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim or take any other action to collect or enforce the payment of any amounts which may have been assigned to Assignee or to which Assignee may be entitled hereunder at any time or times.
     Seller is hereby authorized to recognize Assignee’s claims to rights hereunder without investigating any reason for any action taken by Assignee or the validity or the amount of the obligations or existence of any default or Event of Default (as defined in the Loan Agreement), or the application to be made by Assignee of any of the amounts to be paid to Assignee and Assignor waives any right to assert against Seller any claim for wrongful payment of any amounts to Assignee made pursuant to this Agreement. Checks for all or any part of the sums payable under this Assignment shall be drawn to the sole and exclusive order of Assignee.
     Without first obtaining the written consent of Assignee (which consent shall not be unreasonably withheld or delayed), Assignor and Seller shall not (i) amend or modify the Agreements in any manner adverse to Assignee or (ii) enter into any amendment, extension, renewal, release, acceptance, forbearance, modification or waiver with respect to any rights of Assignee arising under the Agreements.
     In the event Assignor declines to exercise any rights under the Purchase Agreement, Assignee shall have the right to enforce any and all such rights of Assignor against Seller, subject to all the terms and conditions of the Purchase Agreement and all the defenses that Seller has against Assignor’s claims.
     At such time as all obligations under the Loan Agreement are indefeasibly paid in full and Assignee’s commitment to lend pursuant to the Loan Agreement shall have terminated, this Collateral Assignment and all of Assignee’s rights hereunder with respect to the Purchase Agreement shall terminate.

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     IN WITNESS WHEREOF, Assignor has duly executed this Assignment the day and year first above written.

Global Dosimetry Solutions, Inc.
By:
Name:
Its:

Seller hereby consents and agrees
to the provisions of this
Collateral Assignment as of this
30 day of September, 2003.

ICN Pharmaceuticals, Inc.

By:

Name:
Its:

ICN Biomedicals, Inc.

By:

Name:
Its:

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After recording, please return to:
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
Attention: Christopher Aidun, Esq.
COLLATERAL ASSIGNMENT OF LEASES AND RENTS
Dated: September 30, 2003
GLOBAL DOSIMETRY SOLUTIONS, INC.
3300 Hyland Avenue
Costa Mesa, California 92626
Assignor
TO
AMERICAN CAPITAL FINANCIAL SERVICES, INC.,
AS AGENT
2 Bethesda Metro Center
14th Floor
Bethesda, Maryland 20814
Assignee

COLLATERAL ASSIGNMENT OF LEASES AND RENTS
          This COLLATERAL ASSIGNMENT OF LEASES AND RENTS (this “Assignment”) is made as of September 30, 2003 by Global Dosimetry Solutions, Inc. a Delaware corporation having an office at 3300 Hyland Avenue, Costa Mesa, California 92626, (“Assignor”), to American Capital Financial Services, Inc., having an office at 2 Bethesda Metro Center, 14th Floor, Bethesda, Maryland 20814 (“Assignee”), as agent for the Purchasers now or hereafter named in the Loan Agreement as hereinafter defined. All capitalized terms used but not defined in this Assignment shall have the meanings ascribed to them in the Loan Agreement.
WITNESSESTH:
          WHEREAS, pursuant to the Note and Equity Purchase Agreement dated as of September 30, 2003 (as amended, modified, extended, renewed, restated, or supplemented from time to time, the “Loan Agreement”), among Assignor, as Borrower, and Assignee, as Agent for the Purchasers, the Agent has agreed to make and the Borrower has agreed to accept (i) a revolving credit loan in the maximum principal amount of $5,000,000, to be advanced pursuant to the Loan Agreement and evidenced by and subject to the terms and conditions set forth in that certain Revolving Credit Note and (ii) a term loan in the maximum principal amount of $13,800,000, to be advanced pursuant to the Loan Agreement and evidenced by and subject to the terms and conditions set forth in that certain Term Note (as amended, modified, extended, renewed, restated, or supplemented from time to time, the Revolving Credit Note and the Term Note, collectively, the “Note”).
          WHEREAS, Assignee has required that Assignor execute and deliver to Assignee, among other things, this Assignment as security for all of Assignor’s obligations under the Note and the Loan Agreement;
          NOW THEREFORE, in consideration of the making of the loan evidenced by the Note and for the purpose of securing the repayment thereof and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Assignor, as collateral security for the payment of all sums due under the Note, hereby assigns to Assignee all of Assignor’s right, title and interest now held, or hereafter acquired, in and to the following property, rights and interests (such property, rights and interests are hereinafter collectively referred to as the “Assigned Property”):
          A. The leasehold estate or estates created under and by virtue of the lease or leases described in Exhibit A hereto (together with all modifications, amendments, supplements or renewals thereof now or hereafter entered into, each a “Lease” and, collectively, the “Leases”) (each such leasehold estate, together with all of Assignor’s interest in the respective real property and improvements, hereinafter a “Property” and, collectively, the “Properties”), including, without limitation, the right to receive payments made to Assignor (if any), and all subleases of the Properties (each such sublease, together with all modifications, extensions and renewals thereof and any new or supplemental sublease now or hereafter relating to the Properties, a “Sublease” and, collectively, the “Subleases”), including without limitation, all rights of

Assignor to receive and collect all rents, income, revenue, fees, royalties, profits, and other payments made to Assignor (collectively, the “Rents”).
          B. All modifications, extensions and renewals of the Leases and all credits, deposits, options, privileges and rights of Assignor as tenant under the Leases, including, but not limited to, any option to purchase any Property and any right to renew or extend any Lease;
          C. All fixtures and articles of personal property and all appurtenances and additions thereto and substitutions or replacements thereof, now or hereafter attached to, or contained in, the Properties or placed on any part thereof, though not attached thereto, including, but not limited to, all screens, awnings, shades, blinds, curtains, draperies, carpets, rugs, furniture and furnishings, heating, lighting, plumbing, ventilating, air conditioning, refrigerating, incinerator and/or compacting systems, and elevators, stoves, ranges, and vacuum cleaning systems, call systems, sprinkler systems and other fire prevention and extinguishing apparatus and materials, motors, machinery, pipes, appliances, equipment, fittings and fixtures, and the trade name, good will and books and records relating to the business operated on the Properties. To the extent permitted under applicable law, this Assignment shall be deemed to be a “security agreement” (as defined in the aforesaid Uniform Commercial Code). If the lien of this Assignment is subject to a security interest covering any such personal property, then all of the right, title and interest of the Assignor in and to any and all such property is hereby assigned to the Assignee, together with the benefits of all deposits and payments now or hereafter made thereon by the Assignor;
          D. All awards or payments, including interest thereon, and the right to receive such awards or payments, which may be made with respect to the Assigned Property and to which Assignor is entitled, whether from the exercise of the right of eminent domain (including any transfer made in lieu of the exercise of said right) or for any other injury to or decrease in the value of the Assigned Property;
          E. All proceeds of and any unearned premiums on any insurance policies covering the Assigned Property to which Assignor is entitled, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Assigned Property; and
          F. The right, in the name and on behalf of Assignor, to appear in and defend any action or proceeding brought with respect to the Assigned Property and to commence any action or proceeding to protect the interest of Assignee in the Assigned Property.
          TO HAVE AND TO HOLD the Assigned Property and the rights, privileges and appurtenances hereby assigned or intended to be, unto Assignee, its successors and assigns, until the Note is fully paid and Assignor is released from all obligations under the Note and the Loan Agreement (collectively, the “Obligations”);

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          PROVIDED, HOWEVER, these presents are upon the express condition that, if the Obligations are paid and performed in full at the time and in the manner provided in the Loan Agreement, these presents and the estate hereby granted shall cease, terminate and be void.
          AND Assignor hereby agrees, covenants, represents and warrants with and to Assignee as follows:
          1. It is expressly understood and agreed, notwithstanding anything contained herein to the contrary, that Assignee shall not exercise any of the rights and powers herein conferred upon it, until an Event of Default (hereinafter defined) shall have occurred and be continuing hereunder or under the Note or the Loan Agreement beyond any applicable notice and cure period. Assignee hereby agrees that Assignor shall have a license to enjoy the benefits of, and to enforce all of its right, title and interest in and to the Assigned Property.
          2. Each of the following shall constitute an “Event of Default” under this Assignment and shall be referred to collectively as “Events of Default”: (i) any direct or indirect, voluntary or involuntary mortgage, pledge, hypothecation, encumbrance, sale, lease, sublease, assignment or other transfer of the Assigned Property or any part thereof or any interest therein made or suffered by Assignor in violation of the terms of the Loan Agreement; (ii) if, after the expiration of any applicable notice and cure period, Assignor shall be in default under any Lease; (iii) any Event of Default as defined in the Note or the Loan Agreement; and (iv) if Assignor defaults in the performance or observance of, or breaches, any term, provision, condition, covenant, warranty or representation contained in this Assignment which default is not cured within fifteen (15) business days after receipt of written notice thereof from Assignee; provided, however, that, in the event that such default cannot reasonably be cured within such period, Assignor shall have such additional period as reasonably necessary to cure so long as Assignor is proceeding diligently. Immediately upon the occurrence of an Event of Default and so long thereafter as any such Event of Default shall continue, the license granted in Paragraph 1 above, along with all other rights of Assignor in and to the Assigned Property, shall cease and terminate. Upon the occurrence of an Event of Default, Assignee is hereby expressly and irrevocably authorized to exercise any or all of the following rights with respect to any Lease:
               (a) All the rights of a secured party under applicable law.
               (b) The right (subject to the provisions of the Lease), in Assignee’s own name, to assign the Lease, sublet the Property leased thereunder, or otherwise dispose of Assignor’s interest in the Lease.
               (c) The right, in Assignee’s own name, to take possession of, and evict Assignor (or its sublessee, assignee or successor) from any Property and enjoy all the benefits of any Lease. Assignee, to the extent permitted by law, may exercise the right to evict by self-help.
               (d) If, at any time after an Event of Default, any portion of any Property shall become abandoned or deserted, Assignee may employ, at its option, watchmen for the Property and to expend any monies reasonably necessary to protect the same from

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depreciation or injury; and the amount of monies expended for such purposes, with interest from the date that such sum is advanced or expenses incurred, to and including the date of reimbursement, computed at a fluctuating interest rate per annum at all times equal to the then applicable rate of interest set forth in the Loan Agreement for overdue payments of principal or interest (the “Default Rate”), shall be due and payable to Assignee on demand and shall be added to the obligations of Assignor under the Loan Agreement.
               (e) In any action or other proceeding with respect to the Assigned Property in which Assignee shall become a party or which may affect any rights of Assignee with respect to the Assigned Property or this Assignment, Assignee may appear, prosecute, defend, intervene and retain counsel in such action or proceeding and take such other and further action in connection therewith as Assignee (or its successor), shall deem advisable; and the costs thereof (including reasonable attorneys’ fees and all applicable statutory costs, allowances and disbursements) shall be paid by the Assignor to Assignee on demand and, until paid, shall be a lien on the Assigned Property prior to any right or title to, interest in, or claim upon the Assigned Property attaching or accruing subsequent to the lien of this Assignment, and shall be deemed to be secured by this Assignment.
               (f) The right to seek the immediate appointment, by any court of competent jurisdiction, of a receiver for all or any part of the Assigned Property and the business of Assignor in connection therewith and of the rents and profits arising therefrom, with said receiver being entitled to immediate possession of the Assigned Property. Assignee shall be entitled to the appointment of such a receiver as a matter of right, without consideration of the value of the Assigned Property or other security for the amounts due Assignee or the solvency of any person or corporation liable for the payment of such amounts, and whether or not such receivership is incidental to a proposed sale of the Assigned Property. Assignor hereby consents to the appointment of such a receiver and will not oppose any such appointments. If Assignor is in possession of the Assigned Property or any portion thereof, Assignor shall promptly, upon receipt of written notice of the appointment of such receiver, vacate the Assigned Property or such portion thereof, as the case may be or pay a reasonable rental for the use thereof, during such receivership, to be agreed upon between said receiver and Assignor or to be fixed by the court in which said receiver shall have been appointed; and the relationship between said receiver and Assignor shall be that of landlord and tenant.
               (g) Notwithstanding the foregoing, the acceptance by Assignee of this Assignment, with all the rights, powers, privileges and authority so created, shall not be deemed or construed to constitute a present assignment of any Lease nor, in any event, impose upon Assignee any of the obligations as lessee under any Lease. Upon or at any time after an Event of Default herein, Assignee, at its option, shall have the complete right, power and authority hereunder to exercise and enforce this Assignment and, thereafter, to exercise, in its own name, all of the rights of the lessee under any Lease as the assignee of the Assigned Property.
          3. Upon the occurrence of any Event of Default under the Note, the Loan Agreement or this Assignment: (i) Assignor will direct all lessees of the Subleases (each a “Space Tenant” and collectively, the “Space Tenants”) to pay all Rents accruing thereafter to

4

Assignee and, (ii) without limiting the generality of the foregoing, Assignor hereby expressly and irrevocably authorizes Assignee to notify the Space Tenants of this Assignment and to direct the Space Tenants to pay all Rents accruing thereafter to Assignee.
          4. With respect to the Leases and the Subleases:
               (a) Assignor shall not (except with respect to the “Short-term Leased Properties” as listed in Exhibit A, in which case Assignor may in the ordinary course of its business and in good faith): (i) cancel, release, terminate or surrender, nor permit any cancellation, release, termination or surrender of, nor modify or amend any Lease or any Sublease in any manner that would have the effect of reducing the Rents or the terms of, or increasing Assignor’s obligations under, any Lease or any Sublease, nor (ii) without the prior written consent of Assignee modify, extend or, in any material respect, alter the terms of any Lease or any Sublease, nor waive, excuse, condone or in any way discharge in any material respect the Space Tenants of or from the obligations, covenants, conditions and agreements by the Space Tenants to be performed, nor (iii) anticipate the Rents under any Sublease.
               (b) Assignor shall, using reasonable efforts, at all times promptly and faithfully keep, perform and comply with, or cause to be kept, performed and complied with, prior to the expiration of any applicable grace period, all of the terms, provisions, covenants, warranties, conditions and agreements contained in the Leases and the Subleases. Assignor shall, using reasonable efforts, neither undertake nor permit any act or omission which will impair the security of this Assignment or be grounds for: (i) any Space Tenant to declare a default under any Sublease; or (ii) the lessor of any Lease (each such lessor, a “Landlord” and, collectively, the “Landlords”) to declare a default under any Lease.
               (c) Assignor shall give Assignee prompt notice in writing of any event of default under the Leases or the Subleases, including any default under the Leases by any Landlord, or of the receipt by Assignor of any notice of default from any Landlord or any Space Tenant, by providing to Assignee a photocopy of any such notice received by Assignor. In addition, Assignor shall promptly deposit with Assignee a true and complete copy of any notice, instrument or document received or given by Assignor relating to the Leases in any material way.
               (d) If any action or proceeding is instituted to terminate any Lease or any Sublease, Assignor will, immediately upon service thereof on or to Assignor, deliver to Assignee a true copy of each petition, summons, complaint, notice of motion, order to show cause or any other provisions, pleadings or papers, however designated, served in any such action or proceeding.
               (e) Notwithstanding any other provision of this Assignment, the Leases or the Subleases, if Assignor fails to cure, by three (3) days prior to the expiration of any applicable grace period (or in the event that the applicable grace period is less than ten (10) days, at any time prior to the expiration of such applicable grace period), in whole or in part, any default by Assignor under any Lease or any Sublease, then Assignee may (but shall not be obligated to) take any such action as Assignee deems necessary or desirable to cure, in whole or

5

in part, any such default; and upon the receipt by Assignee from Assignor or any Space Tenant of any written notice of default by Assignor, Assignee may rely thereon, and such notice shall constitute full authority to and protection of Assignee for any action taken or omitted to be taken in good faith in reliance thereon. All sums, including reasonable attorneys’ fees, so expended by Assignee to cure any such default or expended to sustain the effectiveness of this Assignment or its priority, together with interest thereon at the Default Rate, shall be deemed added to the liabilities under the Note and shall be payable by Assignor on demand of Assignee. Assignor hereby expressly grants to Assignee and agrees that Assignee shall have the absolute and immediate right to enter in and upon the Assigned Property or any part thereof to such extent and as often as Assignee, in its reasonable discretion, deems necessary or desirable in order to cure any such default by Assignor.
               (f) Assignor represents and warrants, to its knowledge, that title to each Lease is subject to no liens or other adverse claims except as set forth in that Lease. Assignor further represents and warrants that, to its knowledge: (i) the Leases have been duly executed and are valid and enforceable; (ii) the terms of the Leases are as set forth in the copies of the Leases delivered to Assignee; (iii) there are no defaults under any Lease and, if a Lease is a sublease or assignment subject to any superior lease (each a “Superior Lease” and, collectively, the “Superior Leases”), no event has occurred which, but for the passage of time or notice or both, would constitute a default under such Lease or the Superior Leases; (iv) except to the extent a Property is subject to a Sublease, Assignor shall be in possession of the Properties on the commencement date as set forth in the Lease; (v) intentionally omitted; and (vi) neither any Landlord nor any lessor under any Superior Lease has commenced any action or given or received any notice for the purpose of terminating any Lease or any Superior Lease. Assignor shall reimburse Assignee for any costs or losses (including reasonable attorneys’ fees) incurred by Assignee in the event that, after an Event of Default hereunder or under the Loan Agreement or Note, any interest assigned to Assignee in the Assigned Property hereby is claimed by others.
               (g) In the event of any transfer of the Assigned Property subject to, and in accordance with, the provisions hereof, Assignor shall forthwith surrender possession thereof to the purchaser or transferee. Upon failure to do so, Assignor shall thereupon be a tenant at sufferance of such purchaser, and such purchaser, or its successors or assigns, shall be entitled to institute and maintain appropriate actions for possession of the Assigned Property.
               (h) Assignor shall promptly comply with: (i) all present and future laws, ordinances, rules, regulations, directives and other requirements of all governmental authorities whatsoever having jurisdiction over any Assigned Property or the use or occupation thereof except to the extent that the respective Landlord is required to do so under the respective Lease; and (ii) all terms, covenants, conditions and restrictions of all instruments of record affecting the Assigned Property, the noncompliance with which may have a material effect upon the security of this Assignment or impose a duty or obligation upon Assignor or Assignee; provided, however, that Assignor may postpone such compliance only if and so long as: (i) the validity or legality of any such requirement is being contested by Assignor with diligence and in good faith by appropriate legal proceedings; and (ii) such non-compliance shall not (A) subject Assignee to liability, criminal prosecution or any other penalty, (B) jeopardize the safety or

6

condition of the Assigned Property, nor (C) with the passage of time or giving of notice or both, constitute a default under any Lease.
          5. Except to the extent arising from Assignee’s acts or omissions in connection with the exercise of its rights and remedies, including without limitation, such rights and remedies set forth in Sections 2(b) and (c) herein, Assignor hereby agrees to defend, indemnify and hold Assignee harmless from and against any and all liability, loss, damage and expense, including reasonable attorney’s fees, which might be incurred under the Leases or the Subleases or by reason of this Assignment and from all claims and demands whatsoever which may be asserted against Assignee by reason of any alleged obligation or undertaking on its part to perform or discharge any of the terms, covenants and conditions of the Leases, the Subleases or this Assignment. Should Assignee incur any such liability, loss, damage or expense, the amount thereof, together with interest thereon at the Default Rate, shall be payable by Assignor to Assignee, immediately upon demand or, at the option of Assignee, Assignee may reimburse itself therefor out of the Rents. Nothing contained herein shall operate or be construed to obligate Assignee to perform or discharge any of the terms, covenants or conditions contained in the Leases or the Subleases or otherwise to impose any obligation upon Assignee with respect to the Leases, the Subleases or the Rents, except to the extent that Assignee exercises its rights and remedies pursuant to Sections 2(b) and (c) herein. To the extent that Assignee exercises any rights and remedies pursuant to Sections 2(b) and (c) herein, the parties acknowledge and agree that: (a) Assignee shall pursue such rights and remedies in its own name and cause Assignor to be fully released from all liability with respect to any Leases or Subleases or the Property; and (b) Assignee shall defend, indemnify and hold Assignor harmless from and against any and all liability, loss, damage and expense, including reasonable attorney’s fees, which might be incurred under the Leases or the Subleases or by reason of this Assignment and from all claims and demands whatsoever which may be asserted against Assignor by reason of any alleged obligation or undertaking on its part to perform or discharge any of the terms, covenants and conditions of the Leases, the Subleases or this Assignment.
          6. If Assignee elects, at its sole option, to exercise its rights under this Assignment, all expenses thereafter incurred by Assignee pursuant to the provisions of this Assignment, including, but not limited to, the payment of reasonable attorneys’ fees, shall be added to the obligations of Assignor under the Note and the Loan Agreement.
          7. Any failure by Assignee to insist upon the strict performance or observance by Assignor of any of the terms and provisions of this Assignment shall not be deemed to be a waiver of any of the terms and provisions hereof, and Assignee, notwithstanding any such failure, shall have the right thereafter to insist that Assignor strictly perform and observe all of the terms and provisions of this Assignment. Assignee may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any lien on the Assigned Property, any part of the collateral held to secure the obligations of Assignor under the Loan Agreement, or any subdivision thereof, without in any way impairing or affecting the effectiveness of this Assignment.

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          8. Except as set forth herein or in the Note or Loan Agreement, Assignor hereby waives presentment and protest of any instrument and notice thereof, notice of default and all other notices to which Assignor might otherwise be entitled. Except as set forth herein or in the Note or Loan Agreement, upon the occurrence and continuation of an Event of Default beyond any applicable notice and cure period under the Note, the Loan Agreement or this Assignment, Assignor hereby waives, to the extent permitted by applicable law, all notices of Assignee’s election to exercise or its actual exercise of any right, remedy or recourse provided for under this Assignment.
          9. Any notice or request hereunder may be given to Assignor or Assignee at their respective addresses as set forth in the Loan Agreement or at such other address as may hereafter be specified in a notice designated as a notice of change of address. Any notice or request hereunder shall be given in accordance with the terms of the Loan Agreement.
          10. This Assignment may not be modified, amended, discharged nor waived in whole or in part except by an agreement in writing signed by the party against whom enforcement of any such modification, amendment, discharge or waiver is sought.
          11. The terms, covenants and conditions contained herein shall bind Assignor and Assignee, their respective successors and assigns, and all subsequent owners, encumbrancers and tenants of the Assigned Property, and shall inure to the benefit of Assignor and Assignee and their respective successors, assigns and endorsees.
          12. If and to the extent that any provision of this Assignment conflict or are otherwise inconsistent with any provision of the Loan Agreement or Note, the provisions of the Loan Agreement or Note shall prevail. In the event of any conflict between the provisions of this Assignment and any Lease, those provisions requiring the more prompt or comprehensive action on the part of Assignor shall prevail.
          13. Assignor agrees that the effectiveness of this Assignment shall be absolute and unconditional and shall not in any manner be affected or impaired by any acts or omissions whatsoever of Assignee and, without limiting the generality of the foregoing, the effectiveness hereof shall not be impaired by any acceptance by Assignee of any security for or guaranty of any of the liabilities under the Loan Agreement, or by any failure, neglect or omission on the part of Assignee to realize upon or protect any of the liabilities or any collateral security therefor. The effectiveness hereof shall not in any manner be impaired or affected by any release (except as to the property released), sale, pledge, surrender, compromise, settlement, renewal, extension, indulgence, alteration, changing, modification or disposition of any of the liabilities or of any of the collateral security therefor, and Assignee may at its discretion foreclose or exercise any other remedy available to it under any or all other agreements executed in connection with the Loan Agreement or this Assignment without first exercising or enforcing any of its rights and remedies hereunder. Such exercise of Assignee’s rights and remedies under such other agreement shall not in any manner impair the liabilities or the effectiveness of this Assignment, and any exercise of the rights or remedies of Assignee hereunder shall not impair the lien of any of the other agreements.

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          14. The creation of this Assignment and the rights and remedies of Assignee with respect to the Assigned Property, as provided herein and by the laws of the State wherein the applicable Property is located, shall be governed by and construed in accordance with the internal laws of the state wherein the said Property is located without regard to principles of conflict of law. Otherwise, to the extent permitted by applicable law, this Assignment shall be governed by and construed in accordance with the internal laws of the State of New York without regard to principles of conflicts of laws.
          15. Assignee shall have the right to assign to any subsequent holder or holders of the Note Assignor’s right, title and interest in and to the Leases, the Subleases and the Rents, subject, however, to the provisions of this Assignment.
          16. If Assignor is released from all obligations under the Note and the Loan Agreement, then this Assignment shall become null and void and shall be cancelled of record at the request and at the expense of Assignor.
[The remainder of this page has been left blank intentionally]

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     IN WITNESS WHEREOF, Assignor has caused this Assignment to be duly executed as of the day and year first above written.

ASSIGNOR:

Global Dosimetry Solutions, Inc.

By:

Name:

Title:

STATE OF	)

	)	ss.:
COUNTY OF	)

     On the day       of October in the year 2003 before me, the undersigned, personally appeared                     , personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

Signature and Office of individual taking acknowledgment

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ACKNOWLEDGED AND AGREED TO
THIS       DAY OF                     , 2003

ICN PHARMACEUTICALS, INC.

By:

Name:
Its:

STATE OF	)

	)	SS.:
COUNTY OF	)

     On the       day of                     in the year 2003 before me, the undersigned, personally appeared                     , personally known to me or proved to me on the basis of satisfactory evidence to the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s) or the person upon behalf of which the individual(s) acted, executed the instrument.

Signature and Office of individual taking acknowledgment
SIGNATURE PAGE TO COLLATERAL ASSIGNMENT OF LEASES AND RENTS

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EXHIBIT A
LEASE
Lease Agreement dated                           , 2003 between ICN Pharmaceuticals, Inc., as Landlord, and Global Dosimetry Solutions, Inc., as Tenant for the premises commonly known as 3300 Hyland Avenue, Costa Mesa, California 92626.

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EXHIBIT H
FORM OF STOCKHOLDERS AGREEMENT

GLOBAL DOSIMETRY SOLUTIONS, INC.
STOCKHOLDERS AGREEMENT
     THIS STOCKHOLDERS AGREEMENT (this “Agreement”) is entered into as of September 30, 2003, by and among GLOBAL DOSIMETRY SOLUTIONS, INC., a Delaware corporation (the “Corporation”), AMERICAN CAPITAL STRATEGIES, LTD., a Delaware corporation (together with its transferees, “ACAS”), and each of the persons who executes this Agreement as a stockholder of the Corporation.
W I T N E S S E T H:
     WHEREAS, the Corporation is presently authorized to issue 200,000 shares of Common Stock, par value $0.001 per share (“Common Stock”) and 50,000 shares of Series A PIK Redeemable Preferred Stock, par value $0.001 per share (“Preferred Stock”);
     WHEREAS, ACAS is purchasing 20,000 shares of Preferred Stock, 17,500 shares of Common Stock and warrants to purchase 88,560 shares of Common Stock (“Warrants”) in connection with its purchase and funding of the Preferred Stock and of certain promissory notes of the Corporation as of the date hereof pursuant to the Purchase Agreement (as hereinafter defined);
     WHEREAS, pursuant to the Corporation’s 2003 Stock Option Plan or otherwise, certain employees of the Corporation may hereafter receive or otherwise purchase shares of Common Stock (as listed on Schedule A, to the extent so received or purchased); and
     WHEREAS, ACAS (collectively with any stockholders who become parties hereto after the date hereof, the “Stockholders”) and the Corporation desire to enter into this Agreement for the purposes, among others, of (i) assuring continuity in the management and ownership of the Corporation and (ii) limiting the manner and terms by which the Corporation Securities (as hereinafter defined) may be transferred.
     NOW THEREFORE, in consideration of the mutual covenants and agreements of the parties hereto, and of the mutual benefits to be gained by the performance thereof, and for other good and valuable consideration, the receipt whereof each to the other is hereby acknowledged, the parties for themselves, their heirs, executors, administrators, successors and assigns, do hereby covenant and agree as follows:

ARTICLE 1
CERTAIN DEFINED TERMS
     As used in this Agreement, the following additional terms, not defined elsewhere, have the meanings herein specified:
     “Affiliate” shall mean a Person that is controlled by, that controls or that is under common control with a particular entity and shall specifically include any present or former officer, director or employee of a particular entity or an Affiliate of a particular entity.
     “Bona Fide Offer” shall mean a bona fide offer, from a Person other than the Corporation, for the Transfer of Corporation Securities owned by a Selling Stockholder.
     “Bona Fide Offeror” shall mean any Person or other entity who has made a Bona Fide Offer to a Selling Stockholder in accordance with Article 3.
     “Business Day” shall mean any day other than a Saturday, Sunday or other day on which banking institutions in the State of Delaware are authorized or required by law to close.
     “Cause” shall mean that an Employee Stockholder:
          (i) committed or engaged in an act of fraud, embezzlement, sexual harassment, dishonesty or theft in connection with Employee Stockholder’s duties for the Company or any subsidiary of the Company;
          (ii) materially breached or defaulted under his or her agreements or obligations under this Agreement or any non-disclosure or any similar agreement with the Company or any subsidiary of the Company;
          (iii) is convicted of, or pleas nolo contendre with respect to, an act of criminal misconduct;
          (iv) engaged in an act of incompetence, negligence or willful failure to perform his or her duties or responsibilities; or
          (v) failed to follow in any material respect a direction or policy of the Board of Directors of the Company.
     “Commission” shall mean the Securities and Exchange Commission or any successor agency of the federal government serving a similar function.
     “Common Stock” shall have the meaning ascribed to such term in the Recitals hereto.
     “Common Stock Consideration” shall have the meaning described to such term in Section 3.5 hereto.
     “Confidentiality Obligations” shall mean any of the actions described in Exhibit A hereto.

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     “Corporation Securities” shall mean, collectively, Common Stock and Warrants.
     “Debt Instrument” shall mean any loan agreement, credit agreement, promissory note, note purchase agreement, capital lease, guarantee or other agreement or instrument of indebtedness of the Corporation or the terms and conditions of any preferred stock or other securities issued by the Corporation that are senior in priority to the Common Stock; but shall not include any trade indebtedness or accounts payable incurred by the Corporation in the ordinary course of business or any agreements regarding payment of the same; shall not include any indebtedness to Stockholders or former Stockholders of the Corporation with respect to purchase options or redemption rights set forth in this Agreement, in the Purchase Agreement or otherwise; and shall not include any indebtedness to Stockholders or former Stockholders of the Corporation under any stock appreciation rights plan or similar plan.
     “Disability” shall mean a physical or mental incapacity or disability which renders the Employee Stockholder unable to render services to the Corporation or any Subsidiary (i) for one hundred twenty (120) days in any twelve (12) month period or (ii) for a period of ninety (90) successive days.
     “Employee Stockholders” shall mean the Employee Stockholders set forth in Schedule A hereto, or any other employee of the Corporation who hereafter becomes a party to this Agreement as provided herein and in the Option Plan, and their respective successors and permitted assigns.
     “Estate” shall mean and include the executors or administrators of a deceased Stockholder, and any and all Persons who may claim any interest in his property under such deceased Stockholder’s will or by virtue of any laws of descent and distribution.
     “Exempt Transfer” shall have the meaning ascribed to such term in Section 3.1 hereto.
     “Fair Market Value” shall mean the fair market value of a particular type of Corporation Securities, as determined in accordance with this definition. The Fair Market Value of a share of Common Stock will be equal to its value determined in connection with a Sale Transaction, and if not available, its Market Price, and if not available, its value as determined in good faith by the Board of Directors. The Fair Market Value of the Warrants shall (unless otherwise determinable in accordance with the Purchase Agreement) be equal to the aggregate Fair Market Value of the shares of Common Stock for which such Warrants may then be exercised minus the exercise price to be paid in connection with such exercise.
     “Financing Conveyance” shall mean a pledge or collateral assignment of a security to a third party lender to or financing source for (including any agents therefor) ACAS or any of its Affiliates, and any subsequent foreclosure, deed in lieu of foreclosure or similar event or transaction whereby such security is further sold, assigned or conveyed and any subsequent sale, assignment or conveyance of such security by or to any Person thereafter.
     “Fully Diluted Basis” shall mean the determination of the percentage ownership of a particular type of Corporation Securities based on the number of all outstanding securities of such type as if all securities eligible for conversion into or that are exercisable or exchangeable for such class of Corporation Securities had been converted or exercised (including Warrants, which shall be considered exercised for their maximum number of shares of the type of Corporation Securities for which they are exercisable, but excluding any shares of Common Stock that may be issued upon the exercise of options under the Corporation’s employee option plans if such options have not vested).

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     “Market Price” of any security shall mean the average of the closing prices of such security’s sales on all securities exchanges on which such security may at the time be listed or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of each day or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of thirty (30) days consisting of the day as of which “Market Price” is being determined and the twenty-nine (29) consecutive days prior to such day.
     “Maximum Redemption Amount” shall have the meaning ascribed thereto in Section 5.4.
     “Offered Securities” shall mean the shares of Corporation Securities that a Selling Stockholder proposes to sell pursuant to a Sale Notice in accordance with Article 3.
     “Original Cost” shall mean the cost per share paid by the subject Employee Shareholder (as adjusted for subdivisions, share dividends, combinations, consolidations or any similar occurrence), or in the case of Option Stock, the applicable option exercise price.
     “Other Stockholders” shall mean the Stockholders who are parties hereto other than ACAS (or any successor thereto or assignee thereof).
     “Option Plan” shall mean the Corporation’s 2003 Stock Option Plan.
     “Option Stock” shall mean any shares of Common Stock acquired by Employee Stockholders pursuant to the exercise of stock options, including any shares of Common Stock issued as a result of such securities, whether by way of stock split, dividend or otherwise. Corporation Securities shall continue to be “Option Stock” while owned by an Employee Stockholder’s successors and permitted assigns.
     “Permitted Transferee” shall mean (i) any estate planning trust of a Stockholder provided that the grantor Stockholder is trustee of such trust, (ii) any family limited partnership or family limited liability company of which the grantor Stockholder is a controlling Person with respect to the voting and the disposition of the Corporation Securities held thereby, (iii) such other personal estate or tax planning vehicle or device of which the grantor Stockholder is a controlling Person with respect to the voting and the disposition of the Corporation Securities held thereby, (iv) a Stockholder’s Estate and heirs, or (v) such other Persons as may be designated by the Board of Directors.
     “Person” shall mean any individual, partnership, limited partnership, corporation, limited liability corporation, association, joint stock corporation, trust, joint venture, unincorporated organization or governmental entity or department, agency or political subdivision thereof.
     “Preferred Stock” shall have the meaning ascribed to such term in the Recitals hereto.
     “Promissory Note” shall mean a promissory note issued by the Corporation in favor of a Stockholder pursuant to Articles 5 and 6 (i) payable quarterly in level principal payments over a period not in excess of five years; (ii) that bears interest at a floating rate of two hundred (200) basis points over the “prime rate” in effect from time to time as reported under current practice under the heading “Money

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Rates” in the Wall Street Journal and if a range of rates is listed, the lowest such rate (and if the Wall Street Journal should discontinue such practice, such other indication of the “prime rate” as the Board of Directors shall reasonably determine); (iii) secured at least by the Corporation Securities that were the subject of the purchase for which the Promissory Note is given; and (iv) that is subordinated to any and all indebtedness for borrowed money of the Corporation (whether to ACAS, any Affiliate of ACAS or any other Person).
     “Public Sale” means any sale pursuant to an underwritten registered public offering under the Securities Act or any sale pursuant to Rule 144 promulgated under the Securities Act.
     “Purchase Agreement” shall mean the Note and Equity Purchase Agreement of even date herewith by and among the Corporation, American Capital Financial Services, Inc., as agent, and the purchasers identified on Annex A thereto.
     “Put Notice” shall mean a written notice given to the Corporation pursuant to Section 5.1, by a holder of Option Stock of his or her election to have the Corporation redeem all or less than all of such holders’ Option Stock. The Put Notice shall set forth the number and type of shares to be redeemed.
     “Registrable Securities” shall mean all shares of Common Stock owned by the Other Stockholders, including any Common Stock received as a result of the exercise of the Warrants or as a result of splits, stock dividends or similar events. Any Registrable Securities will cease to be such when (i) a registration statement covering such Registrable Securities has been declared effective by the Commission and such Registrable Securities have been disposed of pursuant to such effective registration statement, (ii) such Registrable Securities are distributed to the public pursuant to Rule 144 (or any similar provision then in effect) under the Securities Act or (iii) such Registrable Securities may be resold to the public without restriction under the Securities Act in accordance with Rule 144(k).
     “Registration Expenses” shall have the meaning ascribed to such term in Section 7.5 hereof.
     “Sale Notice” shall have the meaning set forth in Section 3.2.
     “Sale Transaction” shall mean a transaction or a series of related transactions involving (a) the sale of eighty percent (80%) or more of the assets (based on their fair market value) of the Corporation; (b) any consolidation, merger or recapitalization of the Corporation (i) in which the Corporation is not the continuing or surviving corporation or (ii) pursuant to which the Corporation’s voting stock would be converted into cash, securities and/or other property, in each case other than any such transaction in which holders of the Corporation’s voting stock immediately before the transaction, in the aggregate, have (or upon conversion, exercise or similar action would have) more than fifty percent (50%) of the voting power of all issued and outstanding securities of the surviving corporation after the transaction; (c) the liquidation or dissolution of the Corporation; or (d) any sale to a Person not Affiliated with a then current stockholder of voting stock representing more than fifty percent (50%) of the votes eligible to be cast by stockholders of the Corporation in the election of members of the Board of Directors.
     “SEC” shall mean the Securities and Exchange Commission.
     “Securities Act” shall mean the Securities Act of 1933, as amended.
     “Securities Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

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     “Selling Stockholder” shall have the meaning set forth in Section 3.2.
     “Stockholders” shall have the meaning ascribed to such term in the Recitals hereto and any future stockholder of the Corporation who agrees to bind itself as a Stockholder hereto in accordance with this Agreement.
     “Subsidiary” shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the execution of this Agreement shall be considered a Subsidiary commencing as of such date.
     “Transfer” shall mean, with respect to any Corporation Securities, any sale, assignment, transfer, alienation, conveyance, gift, bequest by will or under intestacy laws, pledge, lien, encumbrance or other disposition, with or without consideration, of all or part of such Corporation Securities, or of any beneficial interest therein, now or hereafter owned by a Stockholder. Transfer shall not include the transfer, direct or indirect, of any interest in any Corporation Securities by ACAS or any successor or assignee of ACAS.
     “Warrants” shall have the meaning ascribed to such term in the Recitals hereto.
ARTICLE 2
STOCKHOLDERS’ REPRESENTATIONS
AND WARRANTIES; ADDITIONAL STOCKHOLDERS
          2.1 Representations and Warranties. Each of the Stockholders represents and warrants severally, to each of the other Stockholders and to the Corporation that this Agreement constitutes the legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, and the execution, delivery and performance of this Agreement by such Stockholder does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which such Stockholder is a party or any judgment, order to decree to which such Stockholder is subject.
          2.2 Additional Stockholders. Pursuant to the Option Plan, no holder of options thereunder may receive Option Stock until such holder agrees to become an Employee Stockholder hereunder. Any holder of options under the Option Plan shall satisfy that requirement by executing and delivering to the Company and ACAS a counterpart to this Agreement binding itself as an Employee Stockholder hereunder.
ARTICLE 3
GENERAL RESTRICTIONS ON DISPOSITION OF SHARES
     3.1 Transfer of Securities. No Other Stockholder shall undertake a Transfer of Corporation Securities (whether with or without consideration and whether voluntarily or involuntarily or by operation of law), except pursuant to (i) a Public Sale, (ii) a Transfer to a

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Permitted Transferee who agrees to be bound by the terms hereof and that complies with the terms of this Agreement (each, an “Exempt Transfer”) or (iii) in connection with a Bona Fide Offer in accordance with Sections 3.2, 3.3 and 3.4. In addition, no Other Stockholder may undertake a Transfer of any Corporation Securities (except to ACAS pursuant to Section 3.3 or pursuant to an effective registration statement under the Securities Act) without first delivering to the Corporation an opinion of counsel (reasonably acceptable in form and substance to the Corporation) that no registration under the Securities Act is required in connection with such transfer. The restrictions on the transfer of Corporation Securities set forth in this Article 3 shall continue with respect to each share of Corporation Securities governed hereunder until the date on which such share of Corporation Securities has been transferred in a Public Sale.
          3.2 Notice of Proposed Sale of Corporation Securities. In advance of any proposed Transfer other than a Public Sale or an Exempt Transfer, an Other Stockholder will give written notice (the “Sale Notice”) to the Corporation (such Stockholder, the “Selling Stockholder”) and ACAS of the terms of a Bona Fide Offer that the Selling Stockholder desires to accept. The Sale Notice will disclose the number and type of shares of Corporation Securities to be sold, the identity of the Bona Fide Offeror and the terms and conditions of the proposed Transfer. The Selling Stockholder will not consummate any Transfer other than a Public Sale or an Exempt Transfer until (a) thirty-five (35) days after the Sale Notice has been given to the Corporation and ACAS, unless the parties to the Transfer have been finally determined pursuant to this Article 3 prior to the expiration of such thirty-five (35) day period, and (b) the Bona Fide Offeror to such Transfer (other than a Public Sale but including an Exempt Transfer) has indicated in writing that it will execute and deliver a counterpart to this Agreement binding itself as a Stockholder to the terms hereof upon the consummation of such proposed Transfer.
          3.3 Right of First Refusal. A Sale Notice delivered by a Selling Stockholder pursuant to Section 3.2 shall be deemed to constitute an offer by the Selling Stockholder to Transfer to ACAS (in accordance with and subject to the provisions of this Section 3.3) all, but not less than all, of the Corporation Securities identified in such notice (the “Offered Securities”), at the price and upon the other terms and provisions described in the Sale Notice.
          (a) Upon receipt of a Sale Notice, ACAS may exercise its purchase rights under this Section 3.3 by delivering written notice to the Selling Stockholder and the Corporation stating the number of Offered Securities ACAS desires to purchase within twenty (20) days after receipt of the Sale Notice. If ACAS fails to deliver a notice setting forth its election to purchase all, but not less than all, of the Offered Securities within such twenty (20) day period, ACAS shall be deemed irrevocably to have elected not to purchase the Offered Securities.
          (b) If ACAS has elected to purchase all, but not less than all, of the Offered Securities, then the Selling Stockholder shall sell the Offered Securities to ACAS, and ACAS shall acquire the Offered Securities from the Selling Stockholder, at the price and on the other terms described in the Sale Notice. The consummation of the Transfer shall take place at 10:00 a.m. local time at the offices of the Corporation, on the earlier of (i) the date specified for the proposed Transfer in the notice from ACAS accepting the offer set forth in the Sale Notice, or (ii) the closing date specified by the Selling Stockholder in the Sale Notice, at which time ACAS

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shall deliver the appropriate consideration, and the Selling Stockholder shall deliver certificates representing the Offered Securities to be sold, free and clear of any and all liens, claims and encumbrances whatsoever (except those imposed by this Agreement and federal and any applicable state securities laws generally), together with such other instruments and documents of transfer as ACAS shall reasonably request.
          (c) If ACAS does not purchase all of the Offered Securities, then the Selling Stockholder may Transfer all of the Offered Securities in accordance with the Bona Fide Offer to the Bona Fide Offeror within fifteen (15) Business Days of the expiration of the thirty-five (35) day period specified in Section 3.2 above, provided, however, that such transfer may be made at any earlier date selected by the Selling Stockholder, after the Selling Stockholder shall have received written notice from ACAS that ACAS has elected not to purchase all of the Offered Securities. Upon a Transfer by the Selling Stockholder of the Offered Securities to the Bona Fide Offeror, the Bona Fide Offeror shall execute and deliver a counterpart to this Agreement binding itself as a Stockholder to the terms hereof.
          (d) Promptly after any sale of Offered Securities pursuant to this Section 3.3, the Selling Stockholder shall notify the Corporation of the consummation thereof and shall furnish such evidence of the completion (including date of completion) of such sale and such other information regarding the sale as the Corporation may reasonably request.
          3.4 Co-Sale Right of ACAS. ACAS may elect to participate in the contemplated transfer by a Selling Stockholder as may be specified in a Sale Notice pursuant to Section 3.2 above by delivering written notice to the Selling Stockholder and the Corporation within twenty (20) days after ACAS has been given the Sale Notice. If ACAS has elected to participate in such sale, ACAS shall be entitled to sell in the contemplated sale, at the same price and on the same terms as the Selling Stockholder is selling Corporation Securities, a number and type of shares of Corporation Securities equal to the product of (i) the quotient determined by dividing the percentage of the Corporation Securities of such type held by ACAS (on a Fully Diluted Basis) by the aggregate percentage of the Corporation Securities of such type owned by the Selling Stockholder and ACAS (on a Fully Diluted Basis) and (ii) the number of shares of Common Stock to be sold in the contemplated sale.
For example, if the Sale Notice contemplated a sale of 100 shares of Common Stock, and if the Selling Stockholder was at such time the owner of 30% of the Common Stock (on a Fully Diluted Basis) and if ACAS elected to participate and ACAS owned 20% of the Common Stock (on a Fully Diluted Basis), the Selling Stockholder would be entitled to sell 60 shares (30% ÷ 50% x 100 shares) and ACAS would be entitled to sell 40 shares (20% ÷ 50% x 100 shares).
          The Selling Stockholder shall use reasonable commercial efforts to obtain the agreement of the prospective transferee(s) to the participation of ACAS in the contemplated transfer and shall not transfer any Corporation Securities to the prospective transferee(s) if such transferee(s) refuses to allow the participation of ACAS. In connection with any such sale of Common Stock, ACAS, as applicable, may elect to exercise the Warrants and participate in such

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sale as a holder of Common Stock or, in lieu of such exercise, to receive in exchange for such Warrants, the excess of the consideration per share of Common Stock receivable in such sale over the exercise price per share under the Warrants.
          3.5 Drag-Along Rights. For so long as ACAS shall continue to own Corporation Securities, ACAS shall have the right to require the Other Stockholders (i) to agree to and to sell all of their Corporation Securities and any rights to acquire Corporation Securities that they may own on the same terms and conditions as ACAS proposes to sell any of its Corporation Securities as reflected in a written notice provided to such Other Stockholders by ACAS and (ii) as stockholders of the Corporation, to vote for a Sale Transaction proposed or endorsed by ACAS in writing and approved by the Board of Directors. The obligations of the Other Stockholders with respect to such sale of stock or Sale Transaction are subject to the conditions that, (i) upon the consummation of such sale or Sale Transaction, all of the holders of each class of Corporation Securities will receive (subject to the sentence below) the same form and amount of consideration per share in respect of such class of Corporation Securities and (ii) no holder of Corporation Securities shall be required to incur indemnification obligations in connection with such sale or Sale Transaction other than (x) pro rata obligations with respect to representations, warranties and agreements of or regarding the Corporation (which in no event shall exceed the sales proceeds received by such holder) or (y) obligations in connection with representations, warranties and indemnification in respect of the title of such Stockholder to its Corporation Securities and other matters related to the legality of such transfer by such Stockholder. In connection with any such sale or Sale Transaction, (i) each holder of vested options or warrants may elect to exercise such options or warrants and participate in such sale or Sale Transaction as a holder of Common Stock, (ii) the amount of consideration received in respect of any share of Preferred Stock shall be deemed to be its liquidation preference and (iii) the amount of consideration received in respect of any share of Common Stock (the “Common Stock Consideration”) shall be determined on a Fully Diluted Basis giving effect to all warrants and options then exercisable for a price per share less than the Common Stock Consideration.
          3.6 No Transfer in Contravention of this Agreement. Any attempted Transfer of shares of Corporation Securities other than in accordance with this Agreement shall be null and void and the Corporation shall refuse to recognize any such Transfer and shall not reflect on its records any change in record ownership of shares of Corporation Securities pursuant to any such Transfer.
ARTICLE 4
LEGENDS ON CERTIFICATES
          4.1 During the term of this Agreement, each certificate or instrument representing Corporation Securities subject to this Agreement shall bear the following legends on its face, or upon the reverse side thereof, appropriately completed, which legends shall likewise be endorsed upon all stock certificates representing shares of the Corporation’s capital stock that shall hereafter be issued and which are subject to this Agreement:

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“THE SECURITIES REPRESENTED BY THIS [CERTIFICATE] [WARRANT AND ANY SECURITIES ACQUIRED UPON EXERCISE OF THIS WARRANT] HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE SECURITIES LAWS AND NEITHER [THESE SECURITIES] [THIS WARRANT, SUCH SECURITIES] NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.”

“THE SECURITIES REPRESENTED BY THIS [CERTIFICATE] [WARRANT] ARE SUBJECT TO THE CONDITIONS ON TRANSFER SPECIFIED IN THE STOCKHOLDERS AGREEMENT DATED AS OF SEPTEMBER 30, 2003, BY AND AMONG THE CORPORATION AND THE STOCKHOLDERS OF THE CORPORATION. UPON WRITTEN REQUEST, A COPY OF SUCH CONDITIONS WILL BE FURNISHED BY THE CORPORATION TO THE HOLDER HEREOF WITHOUT CHARGE.”
ARTICLE 5
CERTAIN PUT RIGHTS OF CERTAIN EMPLOYEE STOCKHOLDERS
          5.1 Put Rights. Subject to the limitations provided herein, including the Corporation’s prior rights pursuant to Article 6, any Employee Stockholder may elect to have the Corporation redeem all or less than all of such holder’s Option Stock by tendering a Put Notice within ninety (90) days after the Employee Stockholder’s death (in which case the Put Notice may be delivered by the Employee Stockholder’s Estate) or Disability. The Corporation shall honor the Put Notice pursuant to this Section 5.1 within thirty (30) days of delivery by payment in cash of the Fair Market Value of the Option Stock, unless performance by the Corporation is suspended by Section 5.3 herein and subject to Section 5.4. If performance by payment in cash does become so suspended or the Maximum Redemption Amount described in Section 5.4 has been reached, then the Corporation shall, unless prohibited by Section 5.3, deliver a Promissory Note for the suspended amount and shall make payment thereunder to the extent consistent with Section 5.3 until payment is made in full.
          5.2 Retained Shares; Successor to Employee Stockholder. Any of the Option Stock not purchased from the Estate of an Employee Stockholder pursuant to Section 5.1 or Article 6 shall remain subject to Article 3 hereof.
          5.3 Put Limitations. The rights of redemption available to the holders of Option Stock pursuant to this Article 5 shall at all times be subject to limitations under (i) the Delaware General Corporation Law and (ii) any outstanding Debt Instrument of the Corporation or any Subsidiary (without regard to whether the holder of or lender under such Debt Instrument is a Stockholder or an Affiliate thereof). Nothing herein shall require the Corporation to honor a Put Notice if such would result in a violation of law or any such Debt Instrument, as determined

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in the good faith judgment of the Board of Directors. If the foregoing limitations would prohibit redemption of Option Stock in full for cash but would not prohibit such redemption by issuance of a Promissory Note, the Corporation shall be obligated to issue a Promissory Note for such amount not payable in cash. Subject to Section 5.4, at such time as redemption is permitted (a) under the Debt Instruments described in this Section 5.3, and (b) without violation of law, the Corporation shall make payment of any suspended payment obligation in Section 5.1 (whether in cash or by issuance of Promissory Notes, as required by Section 5.1).
          5.4 Maximum Redemption Amount. The Corporation shall be obligated to redeem in cash no more than $250,000 (the “Maximum Redemption Amount”) of Option Stock annually, whether pursuant to this Article 5 or pursuant to Article 6; provided that, only the applicable annual principal payment obligations under any Promissory Note issued or proposed to be issued for any amount of the purchase price of Option Stock shall be included in calculating the Maximum Redemption Amount.
          5.5 Status of Redeemed Shares. Option Stock redeemed pursuant to this Article 5 shall no longer be deemed to be outstanding (except when such Option Stock is pledged as security for a Promissory Note), and all rights of the holders thereof as stockholders of the Corporation with respect to those shares redeemed (except the right to receive the redemption price from the Corporation) shall cease. Upon surrender of the certificates for Option Stock so redeemed, the Corporation shall pay to the holder thereof the applicable redemption price as aforesaid. All redemption rights applicable to Option Stock shall cease upon the redemption of such stock. Such Option Stock shall, if reissued by the Corporation, be without a legend designating it as Option Stock.
ARTICLE 6
CERTAIN CALL RIGHTS OF THE
CORPORATION FROM EMPLOYEE STOCKHOLDERS
          6.1 Call Rights Generally. Each Employee Stockholder agrees that, in the event that his or her employment with the Corporation shall terminate, any or all Corporation Securities owned by him or her, his or her Estate or any of his or her Permitted Transferees, whether now owned or subsequently acquired, may be purchased by the Corporation, (a) if the Employee Stockholder is terminated by the Corporation for Cause, at the lower of its then Fair Market Value or Original Cost or (b) if the Employee Stockholder’s employment terminates for any other reason, at its then Fair Market Value, and in each case on the terms and conditions set forth in this Agreement. To exercise its option set forth in Section 6.1, the Corporation shall deliver a written notice to the applicable Employee Stockholder setting forth the number of Corporation Securities to be purchased, the applicable purchase price thereof, and the date on which such purchase is to be consummated, which date shall be not less than fifteen (15) days or more than thirty (30) days after the date of such notice. Such right may be exercised by the Corporation with respect to an Employee Stockholder at any time prior to the first anniversary of the termination of such Employee Stockholder’s employment.

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          6.2 Call as a Result of Breach of Confidentiality. Each Employee Stockholder agrees that, in the event that (a) the Corporation does not elect to exercise its right to purchase the Corporation Securities owned by him or her, his or her Estate or any of his or her Permitted Transferees upon termination of his or her employment pursuant to Section 6.1 and (b) such Employee Stockholder breaches his or her Confidentiality Obligations at any time prior to the fifth anniversary of the termination of his or her employment, any or all of such Employee Stockholder’s Corporation Securities, whether now owned or subsequently acquired, may be purchased by the Corporation for an aggregate purchase price equal to 50% of its then Fair Market Value. To exercise its option set forth in this Section 6.2, the Corporation shall deliver a written notice to the applicable Employee Stockholder setting forth the amount of Corporation Securities to be purchased, that the purchase is pursuant to this Section 6.2, and the date on which such purchase is to be consummated. Such rights may be exercised by the Corporation at any time prior to the expiration of the ninetieth (90th) day after the fifth anniversary of the termination of the employment of such Employee Stockholder.
          6.3 Call Limitation. The purchase rights of the Corporation referred to in Section 6.1 and Section 6.2 shall be suspended during any time when purchase by the Corporation is prohibited pursuant to (a) any applicable law; and (b) any Debt Instrument of the Corporation or any Subsidiary (without regard to whether the holder of or lender under such Debt Instrument is a Stockholder or an Affiliate thereof). Such rights will be reinstated at such time as they may be exercised by the Corporation in accordance with clauses (a) and (b) hereof.
          6.4 Payment.
          (a) Upon consummation of a sale made in accordance with Section 6.1 or 6.2 hereof, the Corporation shall deliver payment to the Stockholder in cash, unless the provisions of Section 5.4 apply or unless performance by the Corporation is suspended under Section 6.3. If performance by payment in cash does become so suspended under Section 6.3, then the Corporation shall deliver, unless prohibited by Section 6.3, a Promissory Note for the suspended amount and shall make payment thereunder to the extent consistent with Section 6.3 until payment is made in full, and shall accelerate payment to the extent permitted under Section 6.3. At such time as redemption is permitted (i) under the Debt Instruments described in Sections 5.4 and 6.3 and (ii) without violation of law, the Corporation shall make payment of any suspended payment obligation in Section 6.1 or 6.2.
          (b) When payment is made in full in cash or by the delivery of a Promissory Note upon any sale to the Corporation hereunder, the Stockholder shall deliver the certificate evidencing the Corporation Securities being sold, duly endorsed for transfer, free and clear of any lien or encumbrance, with all required federal and state documentary stamps and transfer taxes prepaid or provided for. Upon full payment therefore, any Corporation Securities purchased by the Corporation pursuant to this Article 6 shall be retired and shall have the status of authorized but unissued capital stock.
          6.5 Key Man Life Insurance. The Corporation may (but need not) apply for, obtain and maintain, at its sole cost and expense, a life insurance policy on the life of any

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individual Stockholder, and a policy of disability insurance as to any of its Employee Stockholders, which policy or policies shall name the Corporation as beneficiary in an amount not to exceed the purchase price of such Stockholder’s Corporation Securities. The amount of such insurance may be increased or decreased by the Corporation to reflect fluctuations in the Fair Market Value of the Stockholder’s Corporation Securities. Each individual Stockholder agrees to submit himself or herself for physical examinations, execute and complete all necessary questionnaires and consents, and cooperate with the Corporation to obtain the insurance described herein.

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ARTICLE 7
REGISTRATION RIGHTS
          7.1 Piggyback Registration.
          (a) Whenever the Corporation proposes to register any of its securities for an underwritten offering under the Securities Act, if the registration statement proposed to be used by the Corporation is not the Corporation’s initial registration statement or a registration statement on Form S-4 or S-8 (or any substitute form for comparable purposes that may be adopted by the SEC) or a registration statement filed in connection with an exchange offer or an offering of securities solely to the Corporation’s existing security holders and the registration form to be used may be used for the registration of Registrable Securities (a “Piggyback Registration”), the Corporation will give prompt written notice to all Stockholders holding Registrable Securities with respect of the proposed offering at least thirty (30) days before the initial filing with the Commission of such registration statement, and offer to include in such filing such Registrable Securities as any such holder may request. Each such holder of Registrable Securities desiring to have Registrable Securities registered under this Section 7.1 shall advise the Corporation in writing within fifteen (15) days after the date of receipt of such notice from the Corporation, setting forth the amount of such Registrable Securities for which registration is requested. Subject to Section 7.1 (c), the Corporation shall thereupon include in such filing the number of Registrable Securities for which registration is so requested, and shall use its reasonable best efforts to effect registration under the Securities Act of such Registrable Securities.
          (b) The Registration Expenses of the holders of Registrable Securities will be paid by the Corporation in all Piggyback Registrations to the extent provided in Section 7.5.
          (c) (i) If a Piggyback Registration is an underwritten primary registration on behalf of the Corporation and the managing underwriters advise the Corporation in writing that in their opinion the number of securities requested to be included in such registration exceeds the number that can be sold in an orderly manner in such offering within a price range acceptable to the Corporation, the Corporation will include in such registration: (A) first, the securities the Corporation proposes to sell, (B) second, any securities requested to be included in such registration by ACAS or its successors or assigns, requested under the Purchase Agreement, (C) third, the Registrable Securities and any other securities requested to be included in such registration (and not described in clause (B)), pro rata among the holders of such Registrable Securities on the basis of the number of shares owned by each such holder.
               (ii) If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Corporation’s securities, and the managing underwriters advise the Corporation in writing that in their opinion the number of securities requested to be included in such registration exceeds the number that can be sold in an orderly manner in such offering within a price range acceptable to the holders initially requesting such registration, the Corporation will include in such registration (A) first, any securities requested to be included in such registration by ACAS or its successors and assigns, requested under the Purchase

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Agreement, (B) second, the Registrable Securities requested to be included in such registration and not described in clause (A), pro rata among the holders of such securities on the basis of the number of shares owned by each such holder, and (C) third, other securities requested to be included in such registration.
          (d) If the managing underwriters in either an underwritten primary or secondary registration advise the Corporation in writing that in their opinion the relationship to the Corporation (i.e., as officers, directors or stockholders) of the selling stockholders holding Registrable Securities requested to be included in the registration statement will adversely effect an orderly sale of Corporation Securities within a price range acceptable to the Corporation or the holders initially requesting such registration, the Corporation may exclude from such registration such amount up to all of such Registrable Securities of such selling stockholders as the managing underwriters determine are desirable to complete such an orderly sale.
          7.2 Lock-Up.
          (a) Each holder of Registrable Securities agrees not to effect any Public Sale or distribution (including sales pursuant to Rule 144) of equity securities of the Corporation, or any securities convertible into or exchangeable or exercisable for such securities, during the thirty (30) days prior to and the 90 day period (or such longer period, not to exceed 90 additional days, as the managing underwriter shall require) beginning on the effective date of the registration statement relating to any underwritten Piggyback Registration in which Registrable Securities are included (except as part of such underwritten registration), unless the underwriters managing the registered public offering otherwise agree.
          (b) The Corporation agrees (i) not to effect any Public Sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven (7) days prior to and during the sixty (60) day period beginning on the effective date of any underwritten Piggyback Registration (except as part of such underwritten registration or pursuant to registrations on Form S-8 or any successor form), unless the underwriters managing the registered public offering otherwise agree, and (ii) to use its commercially reasonable efforts to cause each holder of at least ten percent (10%) (on a Fully Diluted Basis) of its equity securities, or any securities convertible into or exchangeable or exercisable for its equity securities, purchased from the Corporation at any time after the date of this Agreement (other than in a registered public offering) to agree not to effect any public sale or distribution (including sales pursuant to Rule 144) of any such securities during such period (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing the registered public offering otherwise agree.
          7.3 Registration Procedures. Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Corporation will use reasonable efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Corporation will use its reasonable best efforts to:

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          (a) prepare and file with the Commission a registration statement with respect to such Registrable Securities and use reasonable efforts to cause such registration statement to become effective;
          (b) furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;
          (c) use reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller of Registrable Securities reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Corporation will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdictions, (iii) consent to general service of process in each such jurisdiction or (iv) undertake such actions in any jurisdiction other than the states of the United States of America and the District of Columbia);
          (d) notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Corporation will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading; provided, however, that each seller shall, immediately upon receipt of any notice from the Corporation of the happening of any event of the kind described in this paragraph (d), forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until the seller has received copies of the supplement or amendment prepared in accordance with this paragraph (d) and, if so directed by the Corporation, each seller shall deliver to the Corporation all copies, other than permanent file copies then in the seller’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice;
          (e) use its reasonable best efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Corporation are then listed and, if not so listed, to be quoted on the NASDAQ Stock Market and, if quoted on the NASDAQ, use its best efforts to secure designation of all such Registrable Securities covered by such registration statements as a NASDAQ Stock not to be construed as a recommendation by such holder of the investment quality of the Corporation’s securities covered thereby and that such holding does not imply that such holder will assist in meeting any future financial

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requirements of the Corporation, (ii) in the event that such reference to such holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to such holder; provided that such holder shall furnish to the Corporation an opinion of counsel to such effect, which opinion and counsel shall be reasonably satisfactory to the Corporation.
          7.4 Expenses. All expenses incident to the Corporation’s performance of or compliance with this Article 7, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Corporation and all independent certified public accountants and other Persons retained by the Corporation (all such expenses, excluding underwriting discounts and commissions, being herein called “Registration Expenses”), will be borne by the Corporation. All fees for separate counsel and for seller underwriting discounts and commissions will be borne by the sellers of the securities sold pursuant to the registration.
          7.5 Indemnification.
          (a) The Corporation agrees to indemnify, to the extent permitted by law, each holder of Registrable Securities, its officers and directors and each Person who controls such holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or other violation by the Corporation of the Securities Act or other laws relating to such registration, except insofar as the same are caused by or contained in any information furnished in writing to the Corporation by such holder expressly for use therein or by such holder’s failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Corporation has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Corporation will indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.
          (b) In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder will furnish to the Corporation in writing such information and affidavits as the Corporation reasonably requests for use in connection with any such registration statement or prospectus and will indemnify the Corporation, its directors and officers and each Person who controls the Corporation (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading but only to the extent that such untrue statement or omission is

17

contained in any information or affidavit so furnished in writing by such holder, provided that in no event will the indemnity provided for in this Section 7.6(b) exceed the gross proceeds from the offering received by the indemnifying holder.
          (c) Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.
          (d) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities. The Corporation also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Corporation’s indemnification is unavailable for any reason.
          7.6 Requirements for Underwritten Offerings. No Person may participate in any registration hereunder that is underwritten unless such Person (a) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided that no holder of Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to the Corporation or the underwriters other than representations and warranties regarding such holder and such holder’s intended method of distribution.
ARTICLE 8
EQUITABLE REMEDIES
          8.1 The Corporation Securities are agreed to be unique, and recognizing that the remedy at law for any breach or threatened breach by a party hereto of the covenants and conditions set forth herein would be inadequate, and further recognizing that any such breach or threatened breach would cause immediate, irreparable and permanent damage to the parties, the extent of which would be impossible or difficult to ascertain, the parties hereto agree that in the event of any such breach or threatened breach, and in addition to any and all remedies at law or otherwise provided herein, any party hereto may specifically enforce the terms of this Agreement

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and may obtain temporary and/or permanent injunctive relief (including a mandatory injunction) without the necessity of proving actual damage or the lack of an adequate remedy at law, and, to the extent permissible under applicable rules of provision and statutes, a temporary injunction may be granted immediately upon the commencement of any suit hereunder regardless of whether the breaching party or parties have actually received notice thereof. Such remedy shall be cumulative and not exclusive, and shall be in addition to any other remedy or remedies available to the parties.
ARTICLE 9
ENABLING PROVISION
          9.1 The provisions of this Agreement shall be binding upon all holders of Corporation Securities issued subsequent hereto and shall be binding upon all subsequent holders of shares of Common Stock whether now or hereafter issued and outstanding. The Corporation shall, upon further issuance of any shares of its Corporation Securities (including as a result of the exercise of any option agreements), require the holder(s) of such newly issued or transferred Corporation Securities to enter into a counterpart copy of this Agreement, and shall include the restrictive legends set forth in Article 4 upon any such newly issued or transferred shares, and such new holder(s) shall be deemed “Stockholders” (and, as appropriate, “Other Stockholders” and “Employee Stockholders”) for all purposes of this Agreement. For such purposes, any transferee from ACAS of Corporation Securities shall be considered to have the same rights and obligations hereunder as did ACAS with regard to such Corporation Securities.
ARTICLE 10
TERMINATION OF AGREEMENT
          10.1 Events of Termination. This Agreement shall automatically terminate upon the happening of any of the following events: (a) the affirmative vote of holders of fifty-one percent (51%) of the Common Stock subject to this Agreement or (b) the registration under the Securities Act of not less than fifty percent (50%) of the then outstanding Common Stock, provided that Article 7 shall survive any termination pursuant to clause (b) hereof.
          10.2 Transfer of All Securities. Upon the permitted sale or transfer by any Stockholder, executor or other entity of all Corporation Securities owned or held by him, her or it and, upon payment of any consideration to which such Stockholder is entitled, such Stockholder shall have no further rights or privileges under this Agreement or otherwise be entitled to the benefits hereof. However, such sale or transfer shall not relieve a Stockholder, his or her executor or his, her or its successors or assigns from liability hereunder in the event of a breach by any such Stockholder of his, her or its duties hereunder prior to such sale or transfer.

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ARTICLE 11
MISCELLANEOUS PROVISIONS
          11.1 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall serve as an original of the party executing the same, but all of which shall constitute but one and the same Agreement.
          11.2 Binding Agreement. This Agreement shall be binding upon the parties hereto, their heirs, administrators, executors, successors and assigns, and the parties hereto do covenant and agree that they themselves and their heirs, executors, administrators, successors and assigns will execute any and all instruments, releases assignments, and consents that may be required of them in accordance with the provisions of this Agreement.
          11.3 Headings. All headings set forth in this Agreement are intended for convenience only and shall not control or affect the meaning, construction or effect of this Agreement or of any of the provisions hereof.
          11.4 Singular and Plural. As used herein, the singular shall include the plural, the plural refer to the singular and any use of the male or female gender shall include the other gender, all wherever the same shall be applicable and when the context shall admit or require.
          11.5 Enforceability. The invalidity or enforceability of any particular provision of this Agreement shall not affect the enforceability of or invalidate the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions had never been part hereof and were omitted herefrom.
          11.6 Waivers. Any waiver, permission, consent or approval of any kind or nature by any party hereto, of any breach or default under this Agreement, or any waiver of any provision of this Agreement by any party hereto, must be in writing and shall be effective only in the specific instance and for the specific purpose given, and shall be effective only to the extent in such writing specifically set forth, and the same shall not operate or be construed as a waiver of any subsequent breach, default, provision or condition of this Agreement by any party hereto, including the party to whom originally given.
          11.7 Amendments. Other than as provided in Section 10.1, this Agreement may only be amended, modified or revoked in whole or in part by a writing signed by (a) the holders of not less than fifty-one percent (51%) of the Common Stock subject to this Agreement and (b) the Corporation. This Agreement contains the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes any and all other agreements, whether oral or written, relating to such subject matter, by and between the parties hereto.
          11.8 Notices. Any notice required or permitted hereunder shall be given in writing, addressed to the notice recipient at the address shown in the stock records of the Corporation. If the Corporation is the notice recipient, the notice shall be sent to the Corporation’s Chief Executive Officer at the Corporation’s headquarters address, with a copy to

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(a) American Capital Strategies, Ltd., Two Bethesda Metro Center, 14th Floor, Bethesda, MD 20814, Attention: Compliance Officer and (b) American Capital Strategies, Ltd., 461 Fifth Avenue, 26th Floor, New York, NY 10017, Attention: Robert Klein, Principal and Brian Graff, Principal. The notice shall be sent by United States Mail, first class postage prepaid, return receipt requested, by Federal Express or other nationally recognized overnight parcel delivery service; or by hand delivery with a receipt confirmation requested. Notice given in accordance with this paragraph shall be presumed to have been delivered and received three (3) days after mailing if sent by United States Mail, first class, one day after mailing if sent by FedEx or equivalent; and on the day of delivery if hand delivered. Notice may also be given by telecopy, but such notice will not be effective unless the notice provider obtains a confirmation of receipt of the telecopy signed by the notice recipient.
          11.9 Renewals. Reference to this Agreement herein shall include any amendment or renewal hereof.
          11.10 Governing Law. This Agreement shall be deemed to be a contract governed by the laws of the State of Delaware and shall for all purposes be construed in accordance with the laws of such state, without reference to the conflicts of laws provisions thereof.
          11.11 Effectiveness. This Agreement shall be and become effective in general as of the date of execution hereof by the Corporation and ACAS. It shall be effective as to each subsequent signatory upon their signature hereto.
* * *

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          IN WITNESS WHEREOF, the parties have caused this Stockholders’ Agreement to be executed, by their duly authorized officers or agents where applicable, as of the same day and year first above written.

GLOBAL DOSIMETRY SOLUTIONS, INC.
By:
Robert Klein
President

AMERICAN CAPITAL STRATEGIES, LTD.
By:
Robert Klein
Vice President

SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT

EXHIBIT A
CONFIDENTIALITY OBLIGATIONS
     (a) An Employee Stockholder shall have breached his or her “Confidentiality Obligations” if Employee Stockholder shall, at any time, directly or indirectly, divulge, use, furnish, disclose, exploit or make available to any person or entity, whether or not a competitor of the Corporation, any Unauthorized disclosure of Confidential Information.
     As used herein, the term:
     (i) “Confidential Information” shall mean trade secrets, confidential or proprietary information, and all other information, documents or materials, relating to, owned, developed or possessed by the Corporation or any Subsidiary thereof, whether in tangible or intangible form. Confidential Information includes, but is not limited to, (i) financial information, (ii) products, (iii) product and service costs, prices, profits and sales, (iv) new business, technical or other ideas, proposals, plans and designs, (v) business strategies, (vi) product and service plans, (vii) marketing plans and studies, (viii) forecasts, (ix) budgets, (x) projections, (xi) computer programs, (xii) data bases and the documentation (and information contained therein), (xiii) computer access codes and similar information, (xiv) source code, (xv) know-how, technologies, concepts and designs, including, without limitation, patent applications, (xvi) research projects and all information connected with research and development efforts, (xvii) records, (xviii) business relationships, methods and recommendations, (xix) existing or prospective client, customer, vendor and supplier information (including, but not limited to, identities, needs, transaction histories, volumes, characteristics, agreements, prices, identities of individual contacts, and spending, preferences or habits), (xx) training manuals and similar materials used by the Corporation or its Subsidiaries in conducting its business operations, (xxi) skills, responsibilities, compensation and personnel files of Corporation and Subsidiary employees, directors and independent contractors, (xxii) competitive analysis, (xxiii) contracts with other parties, and (xxiv) other confidential or proprietary information that has not been made available to the general public by the senior management of the Corporation or any of its Subsidiaries. Confidential Information shall not include information that (I) is or becomes generally available to the public through no act or omission on the part of Employee Stockholder, (II) is hereafter received on a non-confidential basis by Employee Stockholder from a third party who has the lawful right to disclose such information, or (III) Employee Stockholder is required to disclose pursuant to court order or law.
     (ii) “Unauthorized” shall mean: (i) in contravention of the policies or procedures of the Corporation or any of its Subsidiaries; (ii) otherwise inconsistent with any measures taken by the Corporation or any of its Subsidiaries to protect its interests in the Confidential Information; (iii) in contravention of any lawful instruction or directive, either written or oral, of a director, officer or employee of the Corporation or any of its Subsidiaries

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empowered to issue such instruction or directive; (iv) in contravention of any duty existing under law or contract; or (v) to the detriment of the Corporation or any of its Subsidiaries.
     (b) Employee Stockholder further agrees to take all reasonable measures to prevent Unauthorized persons or entities from obtaining or using Confidential Information. Promptly upon termination, for any reason, of Employee Stockholder’s employment with the Corporation or any of its Subsidiaries, Employee Stockholder agrees to deliver to the Corporation all property and materials within Employee Stockholder’s possession or control which belong to the Corporation or any of its Subsidiaries or which contains Confidential Information.

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SCHEDULE A
Employee Stockholders

Name	Options Awarded
Sandra Nemecek

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EXHIBIT I
Form of Investment Banking Agreement

INVESTMENT BANKING SERVICES AGREEMENT
BETWEEN
AMERICAN CAPITAL FINANCIAL SERVICES, INC.
AND
GLOBAL DOSIMETRY SOLUTIONS, INC.
September 30, 2003
CONTACTS:
American Capital Financial Services, Inc.
Mr. Robert Klein
Mr. Brian Graff
Mr. Todd Wilson
Global Dosimetry Solutions, Inc.
Mr. Robert Klein, Chairman
Ms. Sandra Nemecek, President
(c) 2002 American Capital Financial Services, Inc.

INVESTMENT BANKING SERVICES AGREEMENT
          This Investment Banking Services Agreement (the “Agreement”) is made as of this 30th day of September, 2003 (the “Execution Date”), between Global Dosimetry Solutions, Inc., a Delaware corporation with its principal place of business in Costa Mesa, California (the “Company”) and American Capital Financial Services, Inc., a Delaware corporation with its principal place of business in Bethesda, Maryland (“ACFS”), to be effective as of the date hereof (the “Effective Date”).
A.	INTRODUCTION
1.	Whereas, the Company is primarily engaged in the business of providing personnel radiation dosimetry services and is owned by an affiliate of ACFS, American Capital Strategies, Ltd. (“ACAS”);

2.	Whereas, the Company wishes to enter into a comprehensive investment banking agreement under which it will commit to employ ACFS as financial advisor in any acquisition, sale, merger or financing transactions entered into by the Company and in other financial advisory work, including valuation, structuring and negotiating, which ACFS is qualified to perform;

3.	Whereas, ACFS has represented to the Company that it has expertise and experience in such work; and

4.	Whereas, the Company wishes to enter into this Agreement with ACFS on the terms provided for herein.
          NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement, and intending to be legally bound hereby, the parties hereby agree as follows:
B.	SCOPE OF THE AGREEMENT

This Agreement relates to investment banking services, which shall be defined as follows (and such definitions shall be equally applicable to both the singular and plural form of the terms defined, as the context may require):
1.	“Acquisition Transactions” shall mean the acquisition by the Company of any other business whether by purchase of stock or assets in cash sale or for other consideration, or by merger in which the Company is substantially the surviving entity.

2.	“Financial Advisory Work” shall mean the work performed in connection with any Acquisition, Sale or Financing Transaction, or any other work normally performed for clients by investment banking or venture capital organizations.

3.	“Sale Transactions” shall mean sale of all or part of the equity or assets of the Company in a cash sale or for other consideration, or by a merger in which the Company is not substantially the surviving entity.

4.	“Financing Transaction” shall mean the sale of any equity or debt securities by the Company.

5.	“Close” or “Closing” shall mean the day on which any Acquisition, Sale or Financing Transaction (each, sometimes referred to herein as a “Transaction”) occurs.
C.	RESPONSIBILITIES OF ACFS

ACFS will perform the following work as the Company’s exclusive agent:
1.	RAISING FINANCING

ACFS will, if the Company chooses to use an agent for such purpose, assist the Company in placing any equity or debt securities.

2.	ACQUISITION AND MERGER TRANSACTIONS

ACFS will assist the Company in researching, evaluating, initiating, structuring and closing any potential Transaction.

3.	FINANCIAL ANALYSIS

As appropriate, ACFS will assist the Company in gathering and reviewing data to build a financial model (“Model”) of the Company, and in using such a Model to evaluate the Company and any proposed Transaction. The Model will integrate historical financial performance of the Company with projections subsequent to any Transaction, and will include a detailed income statement, balance sheet, cash flow statement, valuation, and a detailed set of assumptions.

The Model will assist in evaluating the capital requirements of the Company; potential merger and acquisition synergies; and the impact of any Transaction on shareholder value and liquidity.

4.	MANAGEMENT AND BOARD OF DIRECTORS

ACFS will make continuing reports to the Company’s management and Board of Directors regarding its work for the Company, as requested.

5.	STOCKHOLDER COMMUNICATIONS

ACFS will assist the Company in communicating with, educating, and informing its stockholders about any potential Transaction.

6.	COORDINATION

ACFS will assist the Company in coordinating the financial institutions, legal counsel, valuation firms, accountants, and any other professional advisors who may be required for a Transaction.

D.	REPORTING

ACFS and the Company will inform each other on a timely basis of any and all material developments regarding matters to which this Agreement pertains, throughout the life of this Agreement.

E.	AUTHORITY OF ACFS

ACFS understands and agrees that it is not a general agent for the Company, and it is not granted any right or authority to assume or to create any obligation or responsibility or to make any representation or warranty on behalf of or in the name of the Company, or to bind the Company in any manner whatsoever.

F.	FEES AND EXPENSES
1.	EXPENSES

The Company will reimburse ACFS for all reasonable out-of-pocket expenses that ACFS may incur under this Agreement from the Effective Date to any Close or the earlier abandonment or termination of any Transaction. Such expenses will include travel, telephone, courier, postage, printing and other expenses incurred by ACFS in the performance of its work under this Agreement (the “Expenses”).

If this Agreement is Terminated (as defined below) pursuant to the terms of this Agreement, all Expenses owed shall be paid to ACFS at the time of the Termination.

2.	MANAGEMENT FEE

For so long as ACAS has an investment in any of the Company’s debt or equity securities, the Company shall pay to ACFS an annual Management Fee for each calendar year commencing on the date hereof equal to $500,000. The Management Fee will be payable monthly in advance. If any monthly installment of the Management Fee is not paid when due because of prohibitions in any credit agreement to which the Company is a party, such fee shall accrue and become payable promptly at such time as such payment is not so prohibited.

3.	FINANCIAL ADVISORY FEE

The Company will pay ACFS a fee for Financial Advisory Work (the “Financial Advisory Fee”) at ACFS’ standard rates for corporate clients in effect at the time. ACFS shall invoice the Company for Financial Advisory Fees monthly and such invoices shall be due upon receipt. ACFS shall, as requested by the Company, provide written estimates of Financial Advisory Fees associated with any proposed Acquisition Transaction. If this Agreement is Terminated as per the terms set forth in this Agreement, all Financial Advisory Fees owed shall be paid to ACFS at the time of such Termination.

4.	PERFORMANCE FEES

Upon Closing of any Transaction, the Company will pay ACFS, in cash, performance fee(s) (the “Performance Fee”) according to the following schedule:
a)	Acquisition Structuring Fee

Upon Closing of an Acquisition Transaction the Company will pay ACFS a “Structuring Fee” equal to the sum of:

Five percent (5%) of the first two million dollars of the purchase price of the assets or equity of the business purchased or acquired by merger plus the value of any existing debt assumed from the purchased business (together, the “Purchase Price”); plus

Four percent (4%) of the second two million dollars of the Purchase Price; plus

Three percent (3%) of the third two million dollars of the Purchase Price; plus

Two percent (2%) of the fourth two million dollars of the Purchase Price; plus

One percent (1%) of the Purchase Price in excess of $8 million dollars (the entire above calculation is referred to herein as the “Double Lehman Formula”);

Less the amount of any Financial Advisory Fees relating to the Acquisition Transaction paid to ACFS (but in no event shall the Performance Fee be less than zero).

Example:

In a Transaction in which the Company pays $5 million for the equity of a business, and assumes $7 million in debt of the business, the Purchase Price $12,000,000 and the Acquisition Structuring Fee shall be equal to 5% x $2,000,000 plus 4% times $2,000,000 plus 3% times $2,000,000, plus 2% times $2,000,000 plus 1% times $4,000,000, or $320,000.

b)	Financing Fees

Upon Closing of a Financing Transaction (including any Financing Transaction closed in conjunction with an Acquisition Transaction), the Company will pay ACFS a “Financing Fee” equal to the sum of the following computations:

(1)	Two percent (2%) of any new indebtedness incurred by the Company and secured by a first lien on any securities or assets of the Company (“Senior Financing”); plus

(2)	Three and one-half percent (3.5%) of any new indebtedness incurred by the Company and subordinated with respect to rights in liquidation or with respect to rights to payment of either interest or principal, to the Senior Financing, whether or not secured (“Subordinated Financing”); plus

(3)	Four and one-half percent (4.5%) of any equity invested in the Company (“Equity”);
Less the amount of any Financial Advisory Fees relating to the Financing Transaction paid to ACFS (but in no event shall the Performance Fee be less than zero).

c)	Sale Fees

Upon Closing of a Sale Transaction, the Company will pay ACFS a “Sale Fee” equal to the sum of the computations below:
(1)	Five percent (5%) of the first $2 million of Capital (as defined below);

(2)	Four percent (4%) of the second $2 million of Capital;

(3)	Three percent (3%) of the third $2 million of Capital;

(4)	Two percent (2%) of the fourth $2 million of Capital;

(5)	One percent (1%) of any additional Capital;
Less, the amount of any Financial Advisory Fees relating to the Sale Transaction paid to ACFS, (but in no event shall the Performance Fee be less than zero.)

d)	Definition of Capital

“Capital” shall be defined as follows:
(1)	Non-Change of Control Transaction
(a)	Stock Transaction

In any Transaction in which less than 50% of the voting stock of the Company is acquired by a purchaser, “Capital” shall equal the fair market value (“FMV”) of the consideration paid or committed for such stock, whether the stock was newly issued by the Company or sold by stockholders (“Stockholders”) of the Company; or
(b)	Debt Placement

In any Transaction in which less than 50% of the voting stock of the Company is acquired by a purchaser or in which no equity is sold, “Capital” shall equal the FMV of any debt committed to the Company or any liabilities of the Company assumed by a purchaser.
(2)	Change of Control Transaction
(a)	Stock Transaction

In any Transaction in which 50% or more of the voting stock of the Company is acquired by a purchaser, “Capital” shall equal the FMV of the consideration paid or committed for such stock and all other securities purchased, whether the stock and all other securities were newly issued by the Company or sold by Stockholders, plus the FMV of the liabilities of the Company; or

(b)	Asset Transaction

In any Transaction in which 50% or more of the assets of the Company is acquired by a purchaser, “Capital” shall equal the FMV of the consideration paid or committed for such assets.
(3)	Merger Transaction

In any Transaction that is implemented through a merger or business combination, “Capital” shall equal the FMV of the Company’s equity plus the FMV of the Company’s liabilities.
G.	TERMINATION

The Company may terminate this Agreement (the “Termination”) at any time by written notice to ACFS provided that, at the time of Termination, ACAS does not have an investment in any of the Company’s debt or equity securities. From the date of the Termination, ACFS will not (i) earn any Financial Advisory Fees, (ii) be required to perform any services for the Company and (iii) incur additional Expenses under this Agreement. A Termination shall not otherwise limit any of ACFS’s rights set forth in this Agreement including rights to compensation under paragraph F of this Agreement in the event that a Transaction occurs at any time in a period of eighteen (18) months following the Termination of this Agreement. Notwithstanding the preceding sentence, ACFS’ rights under paragraph F.2 shall survive as long as ACAS has an investment in any of the Company’s debt or equity securities.

  H.   INDEMNIFICATION OF ACFS

ACFS is not providing and does not represent that it is providing the Company with financial planning or investment advice within the meaning of the Investment Advisers Act of 1940, as amended. Nor does any information provided by ACFS constitute legal advice or legal opinion. The Company acknowledges that ACFS makes no representation that any Financing can be successfully raised by ACFS for a Transaction or that a Transaction can be consummated.

The Company agrees to indemnify and cause any company surviving any Transaction to indemnify and hold harmless ACFS and its affiliates, employees and agents, and their respective successors and assigns (together with ACFS, the “Indemnified Parties” and each, an “Indemnified Party”), to the maximum extent lawful, from and against any losses, claims, damages, liabilities or expenses (or actions in respect thereof) which (i) are related to or arise out of this Agreement or any Transaction and (ii) challenge or put in issue the accuracy or completeness of information or data provided to any Indemnified Party by the Company, its agents or employees and reflected in any report, study, presentation, recommendation or conclusion issued by any Indemnified Party. In any case where an indemnification obligation arises under the preceding sentence, the Company will reimburse each Indemnified Party for all expenses (including counsel fees) as they are incurred by such Indemnified Party in connection with investigating, preparing or defending any such action or claim, whether or not in connection with pending or threatened litigation to which any Indemnified Party is a party.

The Company will not, however, be responsible for any losses, claims, damages, liabilities or expenses of any Indemnified Party to the extent such losses, claims, damages, liabilities or expenses are finally judicially determined to have resulted from the bad faith or negligence of such Indemnified Party. The Company agrees that no Indemnified Party shall have any liability to the Company for, or in connection with, this Agreement except that ACFS may be liable to the extent any such liability for losses, claims, damages, liabilities or expenses incurred by the Company results from the bad faith or negligence of ACFS or its representatives. The foregoing shall be in addition to any rights that ACFS or its representatives may have at common law or otherwise, including, but not limited to, any right to contribution.

If any action or proceeding shall be brought or asserted against any Indemnified Party in respect of which indemnity may be sought from the Company, ACFS shall promptly notify the Company in writing, and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Parties and the payment of all expenses. The Indemnified Parties shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Parties unless:
1.	the Company has agreed to pay such fees and expenses;

2.	the Company shall have failed to assume the defense of such action or proceeding on a timely basis with counsel satisfactory to the Indemnified Parties for the purposes of such defense; or

3.	ACFS shall have reasonably concluded and notified the Company that the representation of the Company and any Indemnified Party by the same counsel is inappropriate due to actual or potential differing interests between them.
The Company shall not be liable for any settlement of any such action or proceeding effected without the Company’s written consent, but if settled with the Company’s consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the Company agrees to indemnify and hold harmless the Indemnified Parties from and against any loss or liability by reason of such settlement or judgment. No action or proceeding covered by this Paragraph H the defense of which has been assumed by the Company may be settled without the consent of any Indemnified Party affected thereby unless such settlement includes the full unconditional release of such Indemnified Party without liability, admission of liability or other adverse affect.

I.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

The Company represents, warrants and covenants as follows:
1.	This Agreement has been duly authorized and executed on behalf of the Company and is a valid and binding obligation of the Company and enforceable against it in accordance with its terms.

2.	The obligations of the Company under this Agreement shall be binding upon any successor, subsidiary or assign of the Company.
J.	INDEMNIFICATION OF THE COMPANY

ACFS agrees to indemnify the Company against any liability for losses, claims, damages, liabilities or expenses incurred by the Company to the extent such losses, claims, liabilities or expenses result from the bad faith or negligence of ACFS or its representatives.

K.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF ACFS

ACFS represents, warrants and covenants that it shall act in accordance with applicable securities laws while performing its obligations under this Agreement.

L.	LAWS GOVERNING

The construction and interpretation of this Agreement and the rights of the parties to this Agreement shall be governed by the laws of the State of Delaware.

M.	CAPTIONS

The captions of the paragraphs hereof are for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

N.	ARBITRATION

All claims, demands, disputes, controversies, differences, or misunderstandings between the parties relating to this Agreement shall be settled by arbitration, in accordance with the rules of the American Arbitration Association, and judgment on the award rendered by the arbitrator or arbitrators may be entered and enforced in any court having jurisdiction, and jurisdiction to be in no way limited by the paragraph entitled “Laws Governing” hereof.

O.	COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which shall be an original instrument of the party executing the same, but all of which together shall constitute one and the same Agreement.

P.	SEVERABILITY

Should any provisions of this Agreement, or portions hereof, be found to be invalid by any court of competent jurisdiction, the remainder of this Agreement shall nonetheless remain in full force and effect.

Q.	CORPORATE OBLIGATION

The obligations of ACFS are solely corporate obligations, and no officer, director, employee, agent, shareholder or controlling person shall, as a result of ACFS’ obligations hereunder, be subjected to any personal liability whatsoever to any person, nor will any such claim be asserted by or on behalf of any party to this Agreement.

R.	OTHER SERVICES

If ACFS is called upon to render services, give testimony, produce documents, answer depositions or interrogatories, or otherwise become involved in connection with any administrative or judicial proceedings, investigations or inquiries relating to any Transaction, the Company will pay, in addition to the other fees hereunder, for the time reasonably required to be expended by any officers or employees of ACFS at their standard hourly rates then in effect, plus reasonable out-of-pocket expenses relating thereto, and any and all reasonable legal fees and expenses incurred by ACFS in so appearing or preparing for appearance.

S.	MISCELLANEOUS

Subsequent to any Transaction, ACFS shall have the right to use and disclose the name and logo of the Company, the services provided by ACFS under this Agreement and the size and description of the Transaction in ACFS’ marketing and promotional materials.
T.	NOTICES

All notices hereunder shall be in writing, postage prepaid, addressed to the parties at the addresses set forth below:

1.		GLOBAL DOSIMETRY SOLUTIONS, INC.

Global Dosimetry Solutions, Inc.
3300 Hyland Avenue
Cost Mesa, California 92626
Attention: Chief Financial Officer

with a copy to:

Global Dosimetry Solutions, Inc.
c/o American Capital Strategies, Ltd.
Two Bethesda Metro Center
14th Floor
Bethesda, Maryland 20814
Attention: Compliance Officer

with a copy to:

Global Dosimetry Solutions, Inc.
c/o American Capital Strategies, Ltd.
	Attention:	Robert Klein, Principal
Brian Graff, Principal
461 Fifth Avenue, 26th Floor
New York, New York 10017
Fax: (212) 213-2060

with a copy to:

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
Attention: Christopher K. Aidun
Fax: (212) 310-8007

2.		AMERICAN CAPITAL FINANCIAL SERVICES, INC.

American Capital Strategies, Ltd.
2 Bethesda Metro Center, 14th Floor
Bethesda, Maryland 20814

Attention: Compliance Officer
Fax: (301) 654-6714

with a copy to:

American Capital Strategies, Ltd.
Attention: Robert Klein, Principal
461 Fifth Avenue, 26th Floor
New York, NY 10017
Fax: (212) 213-2060

and

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
Attention: Christopher K. Aidun, Esq.
Fax: (212) 310-8007

IN WITNESS WHEREOF, the parties below have caused this Investment Banking Services Agreement to be executed as of the day and year first written above.

AMERICAN CAPITAL FINANCIAL SERVICES, INC.
By:
Brian Graff
Vice President

GLOBAL DOSIMETRY SOLUTIONS, INC.
By:
Robert Klein
Chairman

EXHIBIT J
Form of Compliance Certificate
Compliance Certificate
Pursuant to Section 7.1(e)(iii) of the Amended and Restated Note and Equity Purchase Agreement dated as of November 10, 2004 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”) among the Company, the Purchasers party thereto, and American Financial Capital Strategies, Inc., as agent for the Purchasers. Capitalized terms used herein and not defined herein are used herein as defined in the Purchase Agreement.
The undersigned hereby certifies that he or she is the Chief Financial Officer of the Company and further certifies that no Default or Event of Default has occurred or is continuing as of the date hereof, except as set forth in this Certificate below.
[Insert description of Default or Event of Default and any action, if any, to remedy the same.]
IN WITNESS WHEREOF, this Compliance Certificate is executed as of the ___day of ___, 200.

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By:
Name:
Title: